Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-195965

BARCLAYS PLC

BARCLAYS BANK PLC

OFFER TO EXCHANGE

GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

(Callable 2019 and Every Five Years Thereafter) (ISIN Code XS1068561098) of Barclays PLC for the Sterling T1 Securities (as defined below) of Barclays Bank PLC

Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

(Callable 2019 and Every Five Years Thereafter) (ISIN Code XS1068574828) of Barclays PLC for the Euro T1 Securities (as defined below) of Barclays Bank PLC

U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

(Callable 2019 and Every Five Years Thereafter) (ISIN Code US06738EAB11 and CUSIP No. 06738EAB1) of Barclays PLC for the Dollar T1 Securities (as defined below) of Barclays Bank PLC plus, in each case, a cash payment for any accrued and unpaid interest or dividends (as the case may be), plus (if applicable) cash amounts in lieu of any fractional New AT1 Securities (as defined below)

THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 12 2014, UNLESS EXTENDED BY THE OFFERORS (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). EXISTING T1 SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. IN ADDITION, IF NOT PREVIOUSLY RETURNED, YOU MAY WITHDRAW EXISTING T1 SECURITIES THAT YOU TENDER THAT ARE NOT ACCEPTED BY US FOR EXCHANGE AFTER THE EXPIRATION OF 40 BUSINESS DAYS FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFERS.

We, or as applicable our wholly-owned subsidiary, Barclays Bank PLC, are offering to exchange:

•	GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays PLC (the “Sterling AT1 Securities”) for any and all 6% Callable Perpetual Core Tier One Notes (ISIN Code XS0150052388), 5.3304% Step-up Callable Perpetual Reserve Capital Instruments (ISIN Code XS0248675364), 6.3688% Step-up Callable Perpetual Reserve Capital Instruments (ISIN Code XS0305103482) and 6.0% Non-Cumulative Callable Preference Shares (ISIN Code XS0222208539) issued by Barclays Bank PLC (collectively, the “Sterling T1 Securities”) (such offer, the “Sterling Exchange Offer”);

•	Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays PLC (the “Euro AT1 Securities”) for any and all 4.75% Non-Cumulative Callable Preference Shares (ISIN Code XS0214398199) issued by Barclays Bank PLC (the “Euro T1 Securities”) (such offer, the “Euro Exchange Offer”); and

•	U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays PLC (the “Dollar AT1 Securities” and together with the Sterling AT1 Securities and the Euro AT1 Securities, the “New AT1 Securities”) for any and all 6.86% Callable Perpetual Core Tier One Notes (ISIN Code XS0155141830 / US06738CAG42 and CUSIP No. 06738CAG4), 5.926% Step-up Callable Perpetual Reserve Capital Instruments (ISIN Code XS0269453139 / US06739FEY34 and CUSIP No. 06739FEY3), 7.434% Step-up Callable Perpetual Reserve Capital Instruments (ISIN Code XS0322792010 / US06739GAD16 and CUSIP No. 06739GAD1) and 6.278% Non-Cumulative Callable Dollar Preference Shares, Series 1, evidenced in the form of American Depositary Shares, Series 1 (ISIN Code US06738C8284 and CUSIP No. 06738C828) issued by Barclays Bank PLC (collectively, the “Dollar T1 Securities” and together with the Sterling T1 Securities and the Euro T1 Securities, the “Existing T1 Securities”) (such offer, the “Dollar Exchange Offer” and together with the Sterling Exchange Offer and the Euro Exchange Offer, the “Exchange Offers” and each an “Exchange Offer”), as set forth on pages (i) to (iii) of this prospectus under “Exchange Consideration,” plus any applicable Cash Payment Amount, plus any cash amounts (if applicable) in lieu of any fractional New AT1 Securities, on the terms and subject to the conditions set forth in this prospectus. “Cash Payment Amount” means an amount in cash equivalent to the accrued and unpaid interest or dividends, as the case may be, on the relevant Existing T1 Security from (and including) the immediately preceding interest or dividend payment date (each, a “Distribution Date”) to (and excluding) the relevant Settlement Date (as defined herein) of an Exchange Offer as part of the consideration under the relevant Exchange Offer and not, for the avoidance of doubt, as a payment of interest or a dividend on the Existing T1 Securities. All of the New AT1 Securities to be issued in the Exchange Offers are to be issued by Barclays PLC.

Each Exchange Offer is subject to the condition that a minimum amount of the corresponding New AT1 Securities are issued (each, a “Minimum New Issue Size”) and other conditions set out below under “The Exchange Offers—Conditions of the Exchange Offers.” In particular:

•	The Sterling Exchange Offer is subject to the condition that a sufficient number of Sterling T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least £150,000,000 aggregate principal amount of the Sterling AT1 Securities will be issued by Barclays PLC;

•	The Euro Exchange Offer is subject to the condition that a sufficient number of Euro T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least €300,000,000 aggregate principal amount of the Euro AT1 Securities will be issued by Barclays PLC; and

•	The Dollar Exchange Offer is subject to the condition that a sufficient number of Dollar T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least $300,000,000 aggregate principal amount of the Dollar AT1 Securities will be issued by Barclays PLC.

Book-entry interests in the Sterling AT1 Securities will be issued in minimum denominations of £200,000 and in integral multiples of £1,000 in excess thereof. Book-entry interests in the Euro AT1 Securities will be issued in minimum denominations of €200,000 and in integral multiples of €1,000 in excess thereof. Book-entry interests in the Dollar AT1 Securities will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. No fractional New AT1 Securities will be delivered pursuant to the Exchange Offers. Instead, each tendering holder of Existing T1 Securities who would otherwise be entitled to a fractional New AT1 Security will receive cash in an amount equal to such fractional entitlement in the currency of the relevant Series of New AT1 Securities.

The New AT1 Securities are expected to be provisionally admitted to trading on the main standard segment of the SIX Swiss Exchange AG (“SIX Swiss Exchange”) from the Settlement Date. Application will be made to the SIX Swiss Exchange for listing of the New AT1 Securities.

None of the Offerors, the trustee, the Dealer Managers and the Exchange Agents (each as defined herein) nor any other person makes any recommendation as to whether you should tender your Existing T1 Securities. You must make your own decision after reading this document and the documents incorporated by reference herein and consulting with your advisers.

Acquiring the New AT1 Securities in the Exchange Offers involves significant risks. We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page 49 of this document and risk factors in “Risk Review—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference into this prospectus.

You should reach your own investment decision about the New AT1 Securities only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offers and with an investment in the New AT1 Securities and the suitability of participating in the Exchange Offers and investing in the New AT1 Securities in light of the particular characteristics and terms of the New AT1 Securities, which are complex in structure and operation, and of your particular financial circumstances. The New AT1 Securities may not be suitable for all investors.

The New AT1 Securities are not deposit liabilities of Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom, Canada or any other jurisdiction.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory body has approved or disapproved of the Exchange Offers or of the securities to be issued in the Exchange Offers or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Sole Global Coordinator and Lead Dealer Manager for the Exchange Offers is:

Barclays

The Joint Dealer Managers for the Dollar Exchange Offer are:

BBVA	BofA Merrill Lynch	Citigroup	ING	SMBC Nikko

The Joint Dealer Managers for the Sterling Exchange Offer and the Euro Exchange Offer are:

Crédit Agricole CIB	Credit Suisse	Lloyds Securities	Natixis	Swedbank	UBS Investment Bank

The date of this document is June 10, 2014

Exchange Consideration

(a)	Sterling Exchange Offer:

In the Sterling Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Sterling T1 Securities listed in the immediately following table for the Sterling AT1 Securities described in the next following table. For each £1,000 of the Sterling T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Sterling AT1 Securities set out in the immediately following table under “Exchange Price.” For the avoidance of doubt, the “Exchange Price” column below does not take into account any Cash Payment Amount due to holders of the Existing T1 Securities. The Cash Payment Amount will be paid to tendering holders, if applicable, as a separate cash payment.

Existing T1 Securities	ISIN	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per £1,000 principal amount of Sterling T1 Securities)
6% Callable Perpetual Core Tier One Notes (“Sterling 6% TONs”)	XS0150052388	6% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month Sterling LIBOR plus 0.89% per annum.	June 15, 2032	£90,501,000	£1,040 principal amount of Sterling AT1 Securities

5.3304% Step-up Callable Perpetual Reserve Capital Instruments (“Sterling 5.3304% RCIs”)	XS0248675364	5.3304% to (but excluding) December 15, 2036. From (and including) December 15, 2036, three-month Sterling LIBOR plus 1.985%.	December 15, 2036	£81,481,000	£960 principal amount of Sterling AT1 Securities

6.3688% Step-up Callable Perpetual Reserve Capital Instruments (“Sterling 6.3688% RCIs”)	XS0305103482	6.3688% to (but excluding) December 15, 2019. From (and including) December 15, 2019, three-month Sterling LIBOR plus 1.70%.	December 15, 2019	£94,703,000	£1,050 principal amount of Sterling AT1 Securities

6.0% Non-Cumulative Callable Preference Shares (“Sterling 6.0% Preference Shares”)	XS0222208539	6.0% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month Sterling LIBOR plus 1.42% per annum.	December 15, 2017	£750,000,000	£1,030 principal amount of Sterling AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Sterling Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Sterling AT1 Securities	XS1068561098	7.00%	5.084%	£1.65	September 15, 2019	£150,000,000

(b)	Euro Exchange Offer:

In the Euro Exchange Offer, we are offering to exchange any and all of the Euro T1 Securities listed in the immediately following table for the Euro AT1 Securities described in the next following table. For each €1,000 of the Euro T1 Securities validly tendered and accepted for exchange, holders of such securities will be eligible to receive a principal amount of the Euro AT1 Securities set out in the immediately following table under

-i-

“Exchange Price.” For the avoidance of doubt, the “Exchange Price” column below does not take into account any Cash Payment Amount due to holders of the Existing T1 Securities. The Cash Payment Amount will be paid to tendering holders, if applicable, as a separate cash payment.

Existing T1 Securities	ISIN	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per €1,000 principal amount of Euro T1 Securities)
4.75% Non-Cumulative Callable Preference Shares (referred to herein as the Euro T1 Securities)	XS0214398199	4.75% to (but excluding) March 15, 2020. From (and including) March 15, 2020, three-month EURIBOR plus 0.71% per annum.	March 15, 2020	€1,400,000,000	€1,000 principal amount of Euro AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Euro Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Euro AT1 Securities	XS1068574828	6.50%	5.875%	€2.02	September 15, 2019	€300,000,000

(c)	Dollar Exchange Offer:

In the Dollar Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Dollar T1 Securities listed in the immediately following table for the Dollar AT1 Securities described in the next following table. For each $1,000 of the Dollar T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Dollar AT1 Securities set out in the immediately following table under “Exchange Price.” For the avoidance of doubt, the “Exchange Price” column below does not take into account any Cash Payment Amount due to holders of the Existing T1 Securities. The Cash Payment Amount will be paid to tendering holders, if applicable, as a separate cash payment.

Existing T1 Securities	ISIN / CUSIP	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per $1,000 principal amount of Dollar T1 Securities)
6.86% Callable Perpetual Core Tier One Notes (“U.S. Dollar 6.86% TONs”)	XS0155141830; US06738CAG42 / 06738CAG4	6.86% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month U.S. dollar LIBOR plus 1.73% per annum.	June 15, 2032	$681,013,000	$1,135 principal amount of Dollar AT1 Securities

5.926% Step-up Callable Perpetual Reserve Capital Instruments (“U.S. Dollar 5.926% RCIs”)	XS0269453139; US06739FEY34 / 06739FEY3	5.926% to (but excluding) December 15, 2016. From (and including) December 15, 2016, three-month U.S. dollar LIBOR plus 1.75%.	December 15, 2016	$533,064,000	$1,090 principal amount of Dollar AT1 Securities

7.434% Step-up Callable Perpetual Reserve Capital Instruments (“U.S. Dollar 7.434% RCIs”)	XS0322792010; US06739GAD16 / 06739GAD1	7.434% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month U.S. dollar LIBOR plus 3.17%.	December 15, 2017	$346,565,000	$1,155 principal amount of Dollar AT1 Securities

-ii-

Existing T1 Securities	ISIN / CUSIP	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per $1,000 principal amount of Dollar T1 Securities)
6.278% Non-Cumulative Callable Dollar Preference Shares, Series 1, evidenced in the form of American Depositary Shares, Series 1 (“U.S. Dollar 6.278% Preference Shares”)	US06738C8284 / 06738C828	6.278% to (but excluding) December 15, 2034. From (and including) December 15, 2034, three-month U.S. dollar LIBOR plus 1.55% per annum.	December 15, 2034	$1,000,000,000	$1,060 principal amount of Dollar AT1 Securities

New AT1 Securities	ISIN / CUSIP	Initial Interest Rate	Reset Dollar Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Dollar AT1 Securities	US06738EAB11 / 06738EAB1	6.625%	5.022%	$2.77	September 15, 2019	$300,000,000

Upon the terms and subject to the conditions of the Exchange Offers, we, or as applicable our wholly-owned subsidiary, Barclays Bank, will accept tenders for any and all Existing T1 Securities and there will be no priority of acceptance between the different Series of Existing T1 Securities with respect to any Exchange Offer.

-iii-

-iv-

IMPORTANT

If you are a beneficial owner of Existing T1 Securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offers, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your Existing T1 Securities, to agree to the terms of the relevant Exchange Offer and,

•	with respect to the DTC-settled Dollar T1 Securities (as defined below) held through The Depository Trust Company (“DTC”), to cause the timely transmission of a message (an “Agent’s Message”) by DTC on your behalf to Global Bondholder Services Corporation, in its capacity as exchange agent for the Dollar Exchange Offer (the “Dollar Exchange Agent”);

•	with respect to the Euroclear/Clearstream-settled Dollar T1 Securities (as defined below) held through Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V. (“Euroclear” and together with DTC and Clearstream, Luxembourg, the “Clearing Systems”) to (a) cause Euroclear or Clearstream, Luxembourg, as the case may be, to block the position in the Euroclear/Clearstream-settled Dollar T1 Securities in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be, and (b) instruct Euroclear or Clearstream, Luxembourg, as the case may be, to send the Dollar Exchange Agent an electronic message confirming: (i) the direct participant’s tender instruction and (ii) that the position in the Euroclear/Clearstream-settled Dollar T1 Securities being tendered has been blocked from trading pending settlement of the offer, valid revocation of such tender instruction or termination of the Dollar Exchange Offer; or

•	with respect to the Sterling T1 Securities and Euro T1 Securities held through Euroclear or Clearstream, Luxembourg to (a) cause Euroclear or Clearstream, Luxembourg, as the case may be, to block the position in the Sterling T1 Securities and Euro T1 Securities in accordance with the procedures of Euroclear or Clearstream, Luxembourg, as the case may be, and (b) instruct Euroclear or Clearstream, Luxembourg, as the case may be, to send Lucid Issuer Services Limited, in its capacity as the Exchange Agent for the Sterling Exchange Offer and the Euro Exchange Offer (the “Sterling and Euro Exchange Agent” and together with the Dollar Exchange Agent, the “Exchange Agents”) an electronic message confirming: (i) the direct participant’s tender instruction and (ii) that the position in the Sterling T1 Securities and Euro T1 Securities being tendered has been blocked from trading pending settlement of the offer, valid revocation of such tender instruction or termination of the Sterling Exchange Offer and the Euro Exchange Offer.

See “The Exchange Offers—Procedures for Tendering DTC-settled Dollar T1 Securities,” “The Exchange Offers—Procedures for Tendering Euroclear/Clearstream-settled Dollar T1 Securities,” and “The Exchange Offers—Procedures for Tendering Sterling T1 Securities and Euro T1 Securities.” You are urged to instruct your bank, broker, custodian or other nominee at least five Business Days prior to the Expiration Date in order to allow adequate processing time for your instruction.

The Offerors (as defined below) are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC, Euroclear and Clearstream, Luxembourg, as applicable, prior to the Expiration Date. Tenders received by the Exchange Agents after the Expiration Date will be disregarded and of no effect.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. See “Where You Can Find More Information About Us” below. This information is available without charge to security holders upon written or oral request. Requests should be directed to:

Barclays Treasury

Barclays PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: 011-44-20-7116-1000

In order to ensure timely delivery of such documents, security holders must request this information no later than five Business Days before the date they must make their investment decision. Accordingly, any request for information should be made by 11:59 p.m., New York City time, on June 5, 2014 to ensure timely delivery of the documents prior to the Expiration Date.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the New AT1 Securities in any jurisdiction where the Exchange Offers are not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

See “Risk Factors” beginning on page 50 of this prospectus and the information set forth under “Risk Review—Risk Factors” in the 2013 Form 20-F (as defined below) for a description of certain factors relating to a decision to tender your Existing T1 Securities in the Exchange Offers, including information about our business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the Exchange Offers by you under applicable investment or similar laws. You should consult with your own advisers as to legal, tax, business, financial and related aspects of a decision whether to tender your Existing T1 Securities in the Exchange Offers.

The terms of the New AT1 Securities will be substantially different from those of the Existing T1 Securities. In addition to differences in financial terms which include, among others, the interest rate and payment dates, the terms of the New AT1 Securities differ, among other things, in respect of, the identity of the obligor, redemption dates, redemption prices and redemption events and in that the New AT1 Securities will be subject to a loss absorption trigger event based on the Group’s capital ratios and the ability of the Issuer to decide in its sole discretion to cancel any interest payment on the New AT1 Securities. Investors should carefully consider these differences in addition to those described under “Comparison of the Material Terms of the Preference Shares and the New AT1 Securities,” “Comparison of the Material Terms of the Tier One Notes and the New AT1 Securities” and “Comparison of the Material Terms of the Reserve Capital Instruments and the New AT1 Securities” in deciding whether to tender Existing T1 Securities for exchange in connection with the Exchange Offers. See also “Risk Factors—Risks Related to the Exchange Offers—There are significant differences between the Existing T1 Securities and the New AT1 Securities.”

The New AT1 Securities are perpetual and have no fixed maturity or fixed redemption date. Interest on the New AT1 Securities will be due and payable only at our sole discretion, and we may cancel (in whole or in part) any interest payment at any time. As a result, we are not required to make any payment of the principal amount of the New AT1 Securities at any time prior to our winding-up or administration and you may not receive interest on any interest payment date.

In addition, by its acquisition of the New AT1 Securities, each holder of such securities also acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. See “Description of the New AT1 Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power.”

You should reach your own investment decision about the New AT1 Securities only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offers and with an investment in the New AT1 Securities and the suitability of participating in the Exchange Offers and investing in the New AT1 Securities in light of the particular characteristics and terms of the New AT1 Securities, which are complex in structure and operation, and of your particular financial circumstances. The New AT1 Securities may not be a suitable investment for all investors. There is no established trading market for the New AT1 Securities and one may not develop. If a market does develop, it may not be liquid.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the exchange of Existing T1 Securities for New AT1 Securities include all cash payments (including any Cash Payment Amount) made in connection with the exchange of those Existing T1 Securities for those New AT1 Securities. Each tendering holder of Existing T1 Securities who would otherwise be entitled to a fractional New AT1 Security will receive cash in an amount equal to such fractional entitlement in the currency of the relevant Series of New AT1 Securities (rounded to the nearest £0.01, €0.01 or $0.01, as applicable).

The New AT1 Securities will be available initially only in book-entry form. We expect that the New AT1 Securities will be issued in the form of one or more registered global securities. The global securities will either (a) with respect to the Dollar AT1 Securities, be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee or (b) with respect to the Euro AT1 Securities and the Sterling AT1 Securities, be deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. Securities entitlements in respect of the global securities will be shown on, and transfers of securities entitlements in respect of the global securities will be effected through, records maintained by DTC, Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, as applicable. See “Clearance and Settlement” for a further discussion of these matters.

THIS PROSPECTUS IS SUBJECT TO DISTRIBUTION RESTRICTIONS IN, AMONG OTHER JURISDICTIONS, THE UNITED KINGDOM, ISLE OF MAN, GUERNSEY, JERSEY, BELGIUM, FRANCE, ITALY, DENMARK, THE NETHERLANDS, THE GRAND DUCHY OF LUXEMBOURG, SINGAPORE, HONG KONG AND JAPAN. PLEASE SEE “THE EXCHANGE OFFERS—CERTAIN MATTERS RELATING TO NON-U.S. JURISDICTIONS” FOR MORE INFORMATION.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements with respect to certain of the Group’s (as hereinafter defined) plans and its current goals and expectations relating to its future financial condition and performance. Barclays (as hereinafter defined) cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the Transform Programme and the Group Strategy Update (as described in our Current Report on Form 6-K furnished to the SEC on May 9, 2014 (File No. 001-09246, Film No. 14827183) (the “May 9 6-K”), run-down of assets and businesses within Barclays Non-Core (as such unit is described in the May 9 6-K), estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K., United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (“SEC”) including our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on March 14, 2014 (the “2013 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov and incorporated by reference into this prospectus.

Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the London Stock Exchange PLC (“LSE”), the SIX Swiss Exchange or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has filed or may file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file jointly with Barclays Bank, reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the New AT1 Securities. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed above.

We filed our 2013 Form 20-F with the SEC on March 14, 2014. We are incorporating the 2013 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Report on Form 6-K furnished to the SEC on May 6, 2014 (File No. 001-09246, Film No. 14816123) (the “May 6 6-K”) and the May 9 6-K.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to:

•	“we,” “us,” “our,” the “Issuer” and “Barclays” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“Barclays Bank” refers to Barclays Bank PLC (or any successor entity);

•	“Offeror” refers to each of Barclays and Barclays Bank (together, the “Offerors”);

•	“DTC,” “Clearstream, Luxembourg,” “Euroclear” or the “Clearing Systems” shall include any successor clearing systems;

•	“PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“£,” “GBP” and “sterling” shall be to the lawful currency for the time being of the United Kingdom; references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States; and references to “€” and “euro” shall be to the currency introduced at the start of the third stage of European economic and monetary union, as defined in Article 2 of Council Regulation (EC) No. 974/98 of May 3, 1998 on the introduction of the euro;

•	“CRD IV” shall mean the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and the CRD IV Regulation; and

•	“CRD IV Regulation” shall mean Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

Each series of the Sterling T1 Securities, the Euro T1 Securities and the Dollar T1 Securities is referred to as a “Series” of Existing T1 Securities. Each series of the Sterling AT1 Securities, the Euro AT1 Securities and the Dollar AT1 Securities is referred to as a “Series” of New AT1 Securities.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers. If one or more Exchange Offers are extended, the Expiration Date and Revocation Deadline for such extended Exchange Offers will be the latest date and time to which such Exchange Offers are extended, and the Announcement Date and Settlement Date as set out below may be modified accordingly. If you hold your Existing T1 Securities through a Clearing System, broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Existing T1 Securities on your behalf at or prior to the Expiration Date.

Date	Time and Calendar Date	Event
Commencement of the Exchange Offers.	May 15, 2014	The Exchange Offers announced. Preliminary prospectus made available to holders of Existing T1 Securities.

Expiration Date and Revocation Deadline	11:59 p.m, New York City time, June 12, 2014	Deadline for holders to validly tender Existing T1 Securities in order to qualify for the relevant Exchange Offer and to validly withdraw tenders of Existing T1 Securities.

Results Announcement Date	June 13, 2014	Announcement of the results of the Exchange Offers and acceptance of tenders by Barclays.

Settlement Date	Expected to be June 17, 2014 (three Business Days after the Expiration Date)	New AT1 Securities will be
issued in exchange for any
Existing T1 Securities validly
tendered prior to the Expiration
Date and accepted by the
Offerors.

Payment of any applicable Cash
Payment Amount and cash
amounts in lieu of any fractional
New AT1 Securities.

Unless stated otherwise, announcements in connection with the Exchange Offers will be made (i) by the issue of a press release to a recognized financial news service or services (e.g. Reuters/Bloomberg) as selected by the Issuer (“Notifying News Service”), (ii) by the delivery of notices to the relevant Clearing System for communication to direct participants and (iii) through The Regulatory News Service provided by the London Stock Exchange plc (being a Regulated Information Service that is on the list of Regulated Information Services maintained by the Financial Conduct Authority) (“RNS”) and on the Luxembourg Stock Exchange’s website at www.bourse.lu, and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agents, the contact details for whom are at the end of this prospectus.

SUMMARY

The following summary highlights selected information contained in this prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors,” “The Exchange Offers” and “Description of the New AT1 Securities” in this prospectus and the information set forth under “Risk Review—Risk Factors” in the 2013 Form 20-F.

Barclays PLC

Barclays, including Barclays Bank and its other subsidiary undertakings, is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services. Barclays is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization. Barclays beneficially owns the whole of the issued ordinary share capital of Barclays Bank.

The principal executive offices of Barclays and Barclays Bank are located at 1 Churchill Place, London E14 5HP, United Kingdom and their telephone number is (01) 44-20-7116-1000.

Summary Terms of the Exchange Offers

Offerors	Barclays is the offeror with respect to (a) Sterling 6.0% Preference Shares, (b) Euro T1 Securities and (c) U.S. Dollar 6.278% Preference Shares (together, the “Preference Shares”).

Barclays Bank is the offeror with respect to (a) Sterling 6% TONs, (b) U.S. Dollar 6.86% TONs (together with Sterling 6% TONs, the “TONs”), (c) Sterling 5.3304% RCIs, (d) Sterling 6.3688% RCIs, (e) U.S. Dollar 5.926% RCIs and (f) U.S. Dollar 7.434% RCIs (together with the Sterling 5.3304% RCIs, Sterling 6.3688% RCIs and U.S. Dollar 5.926% RCIs, the “RCIs”).

Purpose of the Exchange Offers	The Offerors are inviting holders of Existing T1 Securities issued by Barclays Bank to exchange these securities into CRD IV-compliant additional tier 1 securities to be issued by Barclays as the next step in the transition of the Group’s capital structure. The exchange will accelerate the transition of the Group’s capital structure, contribute to the Group’s leverage ratio target and manage the interest cost associated with legacy non-CRD IV-compliant securities. We note that any future decision as to the exercise of early redemption calls with respect to the Existing T1 Securities will be made with reference to the economic impact to the Group of such early redemption, prevailing market conditions and regulatory developments.

Existing T1 Securities Subject to the Exchange Offers	The Sterling T1 Securities subject to the Sterling Exchange Offer are:

•	£90,501,000 Sterling 6% TONs;

•	£81,481,000 Sterling 5.3304% RCIs;

•	£94,703,000 Sterling 6.3688% RCIs; and

•	£750,000,000 Sterling 6.0% Preference Shares.

The Euro T1 Securities subject to the Euro Exchange Offer are:

•	€1,400,000,000 4.75% Non-Cumulative Callable Preference Shares.

The Dollar T1 Securities subject to the Dollar Exchange Offer are:

•	$681,013,000 U.S. Dollar 6.86% TONs;

•	$533,064,000 U.S. Dollar 5.926% RCIs;

•	$346,565,000 U.S. Dollar 7.434% RCIs; and

•	$1,000,000,000 U.S. Dollar 6.278% Preference Shares.

The ISIN numbers and CUSIP numbers, as applicable, of these securities are set forth below under “The Exchange Offers.”

New AT1 Securities Offered	The Sterling AT1 Securities offered in the Sterling Exchange Offer are the GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays.

The Euro AT1 Securities offered in the Euro Exchange Offer are the Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays.

The Dollar AT1 Securities offered in the Dollar Exchange Offer are the U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) to be issued by Barclays.

The Exchange Offers	We, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange, on the terms and conditions described in this prospectus, the relevant New AT1 Securities, plus any applicable Cash Payment Amount (as described below), plus (if applicable) cash amounts in lieu of fractional New AT1 Securities, for the applicable corresponding Existing T1 Securities as set forth in the tables below.

The tables show, with respect to each Series of Existing T1 Securities, the aggregate principal amount of the relevant Series of New AT1 Securities that a holder will receive for each £1,000, €1,000 and $1,000 principal amount, as applicable, of the relevant Existing T1 Securities validly tendered and accepted for exchange. For the avoidance of doubt, the “Exchange Price” columns in the tables below do not take into account any Cash Payment Amount due to holders of the Existing T1 Securities. The Cash Payment Amount will be paid to tendering holders, if applicable, as a separate cash payment.

(a)	Sterling Exchange Offer:

In the Sterling Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Sterling T1 Securities listed in the immediately following table for the Sterling AT1 Securities described in the next following table. For each £1,000 of the Sterling T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Sterling AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per £1,000 principal amount of Sterling T1 Securities)
Sterling 6% TONs	XS0150052388	6% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month Sterling LIBOR plus 0.89% per annum.	June 15, 2032	£90,501,000	£1,040 principal amount of Sterling AT1 Securities

Sterling 5.3304% RCIs	XS0248675364	5.3304% to (but excluding) December 15, 2036. From (and including) December 15, 2036, three-month Sterling LIBOR plus 1.985%.	December 15, 2036	£81,481,000	£960 principal amount of Sterling AT1 Securities

Sterling 6.3688% RCIs	XS0305103482	6.3688% to (but excluding) December 15, 2019. From (and including) December 15, 2019, three-month Sterling LIBOR plus 1.70%.	December 15, 2019	£94,703,000	£1,050 principal amount of Sterling AT1 Securities

Sterling 6.0% Preference Shares	XS0222208539	6.0% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month Sterling LIBOR plus 1.42% per annum.	December 15, 2017	£750,000,000	£1,030 principal amount of Sterling AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Sterling Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Sterling AT1 Securities	XS1068561098	7.00%	5.084%	£1.65	September 15, 2019	£150,000,000

(b)	Euro Exchange Offer:

In the Euro Exchange Offer, we are offering to exchange any and all of the Euro T1 Securities listed in the immediately following table for the Euro AT1 Securities described in the next following table. For each €1,000 of the Euro T1 Securities validly tendered and accepted for exchange, holders of such securities will be eligible to receive a principal amount of the Euro AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per €1,000 principal amount of Euro T1 Securitie)(1)
4.75% Non-Cumulative Callable Preference Shares (referred to herein as the Euro T1 Securities)	XS0214398199	4.75% to (but excluding) March 15, 2020. From (and including) March 15, 2020, three-month EURIBOR plus 0.71% per annum.	March 15, 2020	€1,400,000,000	€1,000 principal amount of Euro AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Euro Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Euro AT1 Securities	XS1068574828	6.50%	5.875%	€2.02	September 15, 2019	€300,000,000

(c)	Dollar Exchange Offer:

In the Dollar Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Dollar T1 Securities listed in the immediately following table for the Dollar AT1 Securities described in the next following table. For each $1,000 of the Dollar T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Dollar AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN / CUSIP	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per $1,000 principal amount of Dollar T1 Securities)
U.S. Dollar 6.86% TONs	XS0155141830; US06738CAG42 / 06738CAG4	6.86% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month U.S. dollar LIBOR plus 1.73% per annum.	June 15, 2032	$681,013,000	$1,135 principal amount of Dollar AT1 Securities

U.S. Dollar 5.926% RCIs	XS0269453139; US06739FEY34 / 06739FEY3	5.926% to (but excluding) December 15, 2016. From (and including) December 15, 2016, three-month U.S. dollar LIBOR plus 1.75%.	December 15, 2016	$533,064,000	$1,090 principal amount of Dollar AT1 Securities

U.S. Dollar 7.434% RCIs	XS0322792010; US06739GAD16 / 06739GAD1	7.434% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month U.S. dollar LIBOR plus 3.17%.	December 15, 2017	$346,565,000	$1,155 principal amount of Dollar AT1 Securities

U.S. Dollar 6.278% Preference Shares	US06738C8284 / 06738C828	6.278% to (but excluding) December 15, 2034. From (and including) December 15, 2034, three-month U.S. dollar LIBOR plus 1.55% per annum.	December 15, 2034	$1,000,000,000	$1,060 principal amount of Dollar AT1 Securities

New AT1 Securities	ISIN / CUSIP	Initial Interest Rate	Reset Dollar Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Dollar AT1 Securities	US06738EAB11 / 06738EAB1	6.625%	5.022%	$2.77	September 15, 2019	$300,000,000

Cash Payment Amount

Holders whose Existing T1 Securities are accepted for exchange will receive from the Offerors on the Settlement Date an amount paid in cash equivalent to the accrued and unpaid interest or dividends, as the case may be, on the relevant Existing T1 Security from (and including) the immediately preceding Distribution Date to (and excluding) the Settlement Date of the relevant Exchange Offer as part of the consideration under the relevant Exchange Offer and not, for the avoidance of doubt, as a payment of interest or a dividend on the Existing T1 Securities. As described above under “The Exchange Offers,” the Cash Payment Amount, if any, will be paid to tendering holders of Existing T1 Securities as a separate cash amount upon the Settlement Date and is not reflected in the “Exchange Price” columns in the tables under “The Exchange Offers.”

No Priority of Acceptance	Upon the terms and subject to the conditions of the Exchange Offers, we, or as applicable our wholly-owned subsidiary, Barclays Bank, will accept tenders for any and all Existing T1 Securities and there will be no priority of acceptance between the different Series of Existing T1 Securities with respect to any Exchange Offer.

Fractional Entitlements	No fractional New AT1 Securities will be delivered pursuant to the Exchange Offers. Instead, each tendering holder of Existing T1 Securities who would otherwise be entitled to a fractional New AT1 Security will receive cash in an amount equal to such fractional entitlement in the currency of the relevant Series of New AT1 Securities.

Interest Rates of the New AT1 Securities	The New AT1 Securities will bear interest at the rates (the “Initial Interest Rates”) set forth above under “The Exchange Offers” in respect of the period from (and including) the relevant date of issuance to (but excluding) September 15, 2019.

Expiration Date and Withdrawal Rights	Each Exchange Offer will expire at 11:59 p.m., New York City time, on June 12, 2014 (unless the Offerors extend or earlier terminate it). The term “Expiration Date” means such date and time or, if the Offerors extend one or more Exchange Offers, the latest date and time to which the Offerors extend such Exchange Offers. You may withdraw any Existing T1 Securities that you previously tendered in the Exchange Offers at any time on or prior to the Expiration Date. See “The Exchange Offers—Withdrawal of Tenders.”

Minimum New Issue Size	Each Exchange Offer is subject to a Minimum New Issue Size. In particular:

•	the Sterling Exchange Offer is subject to the condition that a sufficient number of Sterling T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least £150,000,000 aggregate principal amount of the Sterling AT1 Securities will be issued by Barclays;

•	the Euro Exchange Offer is subject to the condition that a sufficient number of Euro T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least €300,000,000 aggregate principal amount of the Euro AT1 Securities will be issued by Barclays; and

•	the Dollar Exchange Offer is subject to the condition that a sufficient number of Dollar T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least $300,000,000 aggregate principal amount of the Dollar AT1 Securities will be issued by Barclays.

The Exchange Offers are also subject to certain other conditions. See “The Exchange Offers—Conditions of the Exchange Offers.”

Settlement Date	The “Settlement Date” for each Exchange Offer will be a date promptly following the Expiration Date. The Offerors currently expect the Settlement Date to be three Business Days after the Expiration Date for the relevant Exchange Offer.

Procedures for Tendering Existing T1 Securities	If you wish to participate in any of the Exchange Offers and your Existing T1 Securities are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender the Existing T1 Securities on your behalf pursuant to the procedures of the custodial entity.

(a) DTC-settled Dollar T1 Securities

“DTC-settled Dollar T1 Securities” means collectively, (i) the U.S. Dollar 6.278% Preference Shares and (ii) the portion of the U.S. Dollar 6.86% TONs, U.S. Dollar 5.926% RCIs and U.S. Dollar 7.434% RCIs that settle through DTC.

Each holder tendering DTC-settled Dollar T1 Securities pursuant to the Dollar Exchange Offer must arrange for the relevant Direct Participant in DTC to submit a valid instruction in accordance with the requirements of DTC. A “Direct Participant” means each person who is shown in the records of the Clearing Systems as a holder of the Existing T1 Securities. There is no separate letter of transmittal in connection with the Exchange Offers. See “The Exchange Offers—Procedures for Tendering DTC-settled Dollar T1 Securities.”

If your DTC-settled Dollar T1 Securities are held of record through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender or withdraw your Notes after 5:00 p.m., New York City time, on the Expiration Date, you must make arrangements with your nominee for such nominee to fax a DTC Voluntary Offering Instructions form (in the case of a tender) or a DTC notice of withdrawal form (in the case of a withdrawal) to the Dollar Exchange Agent at its number on the back cover of this prospectus on your behalf prior to 11:59 p.m., New York City time, on the Expiration Date, in accordance with the procedures described under “The Exchange Offers—Procedures for Tendering the DTC-settled Dollar T1 Securities” and “The Exchange Offers— Withdrawal of Tenders.”

(b) Euroclear/Clearstream-settled Dollar T1 Securities

“Euroclear/Clearstream-settled Dollar T1 Securities” means the portion of the U.S. Dollar 6.86% TONs, U.S. Dollar 5.926% RCIs and U.S. Dollar 7.434% RCIs that settle through Euroclear or Clearstream, Luxembourg.

Each holder tendering Euroclear/Clearstream-settled Dollar T1 Securities pursuant to the Exchange Offers must arrange for the relevant account holder to submit an electronic tender and blocking instruction (the “Tender and Blocking Instruction”) in the form specified in the “Deadlines and Corporate Events” or similar form of notice to be sent to account holders by each of Euroclear and Clearstream, Luxembourg on or about the date of this prospectus informing account holders of the procedures to be followed in order to participate in the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Euroclear/Clearstream-settled Dollar T1 Securities.”

(c) Sterling T1 Securities and Euro T1 Securities

Custodial entities that are participants in Euroclear or Clearstream, Luxembourg must comply with the procedures of Euroclear or Clearstream, Luxembourg, as applicable.

Each holder tendering Sterling T1 Securities or Euro T1 Securities through a custodial entity that is a participant in Euroclear or Clearstream, Luxembourg must submit an electronic acceptance instruction (the “Electronic Acceptance Instruction”) through Euroclear or Clearstream, Luxembourg as described in this prospectus under “The Exchange Offers—Procedures for Tendering Sterling T1 Securities and Euro T1 Securities.”

We urge you to instruct your broker, dealer, commercial bank, trust company or other nominee at least five Business Days prior to the Expiration Date in order to allow adequate processing time for your instruction.

Should you have any questions as to the procedures for tendering your Existing T1 Securities, please call your broker, dealer, commercial bank, trust company or other nominee, or call the Exchange Agents at their telephone number set forth on the back cover page of this prospectus.

THE OFFERORS ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

ON OR PRIOR TO THE EXPIRATION DATE, AS APPLICABLE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

Extensions; Waivers and Amendments; Termination	Subject to applicable law, the Offerors reserve the right to (1) extend any or all of the Exchange Offers; (2) waive any and all conditions to or amend any or all of the Exchange Offers in any respect; or (3) terminate any or all of the Exchange Offers. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next Business Day after the last previously scheduled Expiration Date. See “The Exchange Offers—Expiration Date; Extension; Termination; Amendment.”

U.S. Federal Income Tax Considerations	For a summary of certain United States federal income tax consequences to holders of New AT1 Securities related to the Exchange Offers, see “Tax Considerations—Certain United States Federal Income Tax Considerations.”

United Kingdom Tax Considerations	For a summary of certain United Kingdom tax consequences to holders of New AT1 Securities related to the Exchange Offers, see “Tax Considerations—United Kingdom Taxation Considerations.”

Consequences of Failure to Exchange Existing T1 Securities	Depending on the amount of Existing T1 Securities of any Series that are accepted for exchange in the Exchange Offers, the trading market for the Existing T1 Securities of that Series that remain outstanding after the Exchange Offers may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Existing T1 Securities of any Series that remain outstanding following the Exchange Offers. If the relevant Exchange Offer is successful, the market price for the Existing T1 Securities subject to such Exchange Offer may be depressed and there may be a limited trading market for those Existing T1 Securities.

Representations and Warranties of Tendering Holders	Each holder tendering Existing T1 Securities shall be deemed to make the representations, warranties and undertakings specified under “The Exchange Offers—Acknowledgements, Representations, Warranties and Undertakings,” including that such holder will only submit (or arrange to submit) one Exchange Instruction (as defined herein) in respect of any one Series of the Existing T1 Securities tendered by it in the relevant Exchange Offer.

Brokerage Commissions

You will not be required to pay brokerage commissions to the Dealer Managers, the Exchange Agents or the Offerors in connection with the Exchange Offers. If your Existing T1 Securities are held through a broker or other nominee that tenders the Existing T1 Securities on your behalf, such broker or other nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

No Appraisal or Dissenters’ Rights	You will have no appraisal or dissenters’ rights in connection with the Exchange Offers.

Dealer Managers	Barclays Capital Inc., Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, ING Financial Markets LLC, Lloyds Securities Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Natixis, SMBC Nikko Capital Markets Limited, Swedbank AB (publ) and UBS Limited (each, a “Dealer Manager” and collectively, the “Dealer Managers”).

Exchange Agents	Global Bondholder Services Corporation is the Dollar Exchange Agent for the Dollar Exchange Offer, and Lucid Issuer Services Limited is the Sterling and Euro Exchange Agent for the Sterling Exchange Offer and the Euro Exchange Offer.

Further Information	If you have questions about the terms of the Exchange Offers, please contact the Dealer Managers or the Exchange Agents. Requests for additional copies of this prospectus, the documents incorporated by reference herein and the Agent’s Message, Tender and Blocking Instruction or Electronic Acceptance Instruction (each, an “Exchange Instruction”) may be directed to the relevant Exchange Agent. If you have questions regarding the procedures for tendering your Existing T1 Securities, please contact the relevant Exchange Agents. The contact information for the Dealer Managers and Exchange Agents are set forth on the back cover page of this prospectus.

As required by the Securities Act of 1933, as amended, we have filed a registration statement relating to the Exchange Offers with the Securities and Exchange Commission. This prospectus is a part of that registration statement.

See also “Where You Can Find More Information About Us.”

Summary Terms of the New AT1 Securities

Please refer to “Description of the New AT1 Securities” on page 106 of this prospectus for more information about the New AT1 Securities.

General

The Issuer	Barclays

The Securities Being Offered	In respect of the Sterling Exchange Offer, GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter), referred to herein as the Sterling AT1 Securities.

In respect of the Euro Exchange Offer, Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter), referred to herein as the Euro AT1 Securities.

In respect of the Dollar Exchange Offer, U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter), referred to herein as the Dollar AT1 Securities.

Each of the Sterling AT1 Securities, the Euro AT1 Securities and the Dollar AT1 Securities will constitute a series of Contingent Convertible Securities issued under the Indenture.

Perpetual Securities	The New AT1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Terms specific to the Sterling AT1 Securities

Issue Price	100% of the nominal principal amount.

Interest Rate	From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Sterling AT1 Securities will be 7.00% per annum. From (and including) each Sterling Reset Date to (but excluding) the next following Sterling Reset Date, the applicable per annum interest rate in respect of the Sterling AT1 Securities will be equal to the sum of the applicable Sterling Mid-Market Swap Rate (as defined herein) on the relevant Sterling Reset Determination Date (as defined herein) and 5.084% (the “Sterling Interest Margin”).

For a description of the circumstances under which interest may be cancelled and not paid, see “Terms common to each Series of the New AT1 Securities—Interest Payments Discretionary” and “Terms common to each Series of the New AT1 Securities—Restriction on Interest Payments” below.

Reset Dates	The “Sterling Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Reset Determination Dates-	The “Sterling Reset Determination Date” is the second Payment Business Day immediately preceding each Sterling Reset Date.

Sterling Mid-Market Swap Rate

“Sterling Mid-Market Swap Rate” is the mid-market sterling swap rate LIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX4” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (London time) on the relevant Sterling Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Sterling Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Sterling Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the sterling swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Sterling Reset Determination Date) (the “Sterling Reference Banks”) at approximately 11:00 a.m. (London time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Sterling Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Sterling Five-year Mid-Market Swap Rate Quotations. If the relevant Sterling Mid-Market Swap Rate is still not determined on the relevant Sterling Reset Determination Date in accordance with the foregoing procedures, the relevant Sterling Mid-Market Swap Rate shall be the mid-market sterling swap rate LIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX4” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (London time) on each Sterling Reset Determination Date, as determined by the Calculation Agent.

“Sterling Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on an Actual/365 day count basis) of a fixed-for-floating Sterling interest rate swap transaction which: (i) has a term of five years commencing on the applicable Sterling Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month LIBOR (calculated on an Actual/365 day count basis).

Interest Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

Regular Record Dates	The close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the New AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date). The term “Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg, to the extent any global certificate is being held with respect to either of them, is open for business.

ISIN	XS1068561098

Common Code	106856109

Swiss Security Number	CH24485495

Book-Entry Issuance, Denominations, Settlement and Clearance	We will issue the Sterling AT1 Securities in fully registered form. Book-entry interests in the Sterling AT1 Securities will be issued in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof.

The Sterling AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Sterling AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books.

We will not issue definitive certificated Sterling AT1 Securities except in limited circumstances set out under “Description of Certain Provisions Relating to the New AT1 Securities—Special Situations When a Global Security Will Be Terminated” below. Settlement of the Sterling AT1 Securities will occur in Clearstream, Luxembourg and/or Euroclear free of payment on the issue date. For information on the book-entry systems of the relevant Clearing Systems, see “Clearance and Settlement—The Clearing Systems—Clearstream, Luxembourg” and “Clearance and Settlement—The Clearing Systems—Euroclear” below.

Terms specific to the Euro AT1 Securities

Issue Price	100% of the nominal principal amount.

Interest Rates	From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Euro AT1 Securities will be 6.50% per annum. From (and including) each Euro Reset Date to (but excluding) the next following Euro Reset Date, the applicable per annum interest rate in respect of the Euro AT1 Securities will be equal to the sum of the applicable Euro Mid-Market Swap Rate on the relevant Euro Reset Determination Date (as defined herein) and 5.875% (the “Euro Interest Margin”).

For a description of the circumstances under which interest may be cancelled and not paid, see “Terms common to each Series of the New AT1 Securities—Interest Payments Discretionary” and “Terms common to each Series of the New AT1 Securities—Restriction on Interest Payments” below.

Reset Dates	The “Euro Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024.

Reset Determination Dates	The “Euro Reset Determination Date” is the second Payment Business Day immediately preceding each Euro Reset Date.

Euro Mid-Market Swap Rate	The “Euro Mid-Market Swap Rate” is the mid-market euro swap rate EURIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (Frankfurt time) on the relevant Euro Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Euro Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Euro Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the euro swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Euro Reset Determination Date) (the “Euro Reference Banks”) at approximately 11:00 a.m. (Frankfurt time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Euro Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Euro Five-year Mid-Market Swap Rate Quotations. If the relevant Euro Mid-Market Swap Rate is still not determined on the relevant Euro Reset Determination Date in accordance with the foregoing procedures, the relevant Euro Mid-Market Swap Rate shall be the mid-market euro swap rate EURIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (Frankfurt time) on each Euro Reset Determination Date, as determined by the Calculation Agent.

“Euro Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which: (i) has a term of five years commencing on the applicable Euro Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month EURIBOR (calculated on an Actual/360 day count basis).

Interest Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

Regular Record Dates	The close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the New AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date).

ISIN	XS1068574828

Common Code	106857482

Swiss Security Number	CH24485505

Book-Entry Issuance, Denominations, Settlement and Clearance	We will issue the Euro AT1 Securities in fully registered form. Book-entry interests in the Euro AT1 Securities will be issued in minimum denominations of €200,000 and integral multiples of €1,000 in excess thereof.

The Euro AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Euro AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books.

We will not issue definitive certificated Euro AT1 Securities except in limited circumstances set out under “Description of Certain Provisions Relating to the New AT1 Securities—Special Situations When a Global Security Will Be Terminated” below. Settlement of the Euro AT1 Securities will occur in Clearstream, Luxembourg and/or Euroclear free of payment on the issue date. For information on the book-entry systems of the relevant Clearing Systems, see “Clearance and Settlement—The Clearing Systems—Clearstream, Luxembourg” and “Clearance and Settlement—The Clearing Systems—Euroclear” below.

Terms specific to the Dollar AT1 Securities

Issue Price	100% of the nominal principal amount.

Interest Rates	From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Dollar AT1 Securities will be 6.625% per annum. From (and including) each U.S. Reset Date to (but excluding) the next following U.S. Reset Date, the applicable per annum interest rate in respect of the Dollar AT1 Securities will be equal to the sum of the applicable Dollar Mid-Market Swap Rate (as defined herein) on the relevant U.S. Reset Determination Date (as defined herein) and 5.022% (the “Dollar Interest Margin”).

For a description of the circumstances under which interest may be cancelled and not paid, see “Terms common to each Series of the New AT1 Securities—Interest Payments Discretionary” and “Terms common to each Series of the New AT1 Securities—Restriction on Interest Payments” below.

Reset Dates	The “U.S. Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Reset Determination Dates	The “U.S. Reset Determination Date” is the second Business Day immediately preceding each U.S. Reset Date.

Dollar Mid-Market Swap Rate	The “Dollar Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate LIBOR basis having a five-year maturity appearing on Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant U.S. Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Dollar Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant U.S. Reset Determination Date) (the “U.S. Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant U.S. Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Dollar Mid-Market Swap Rate is still not determined on the relevant U.S. Reset Determination Date in accordance with the foregoing procedures, the relevant Dollar Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate LIBOR basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each U.S. Reset Determination Date, as determined by the Calculation Agent.

Interest Payment Dates	March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

Regular Record Dates	The Business Day immediately preceding each interest payment date (or, if the Dollar AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date).

ISIN	US06738EAB11

CUSIP	06738EAB1

Common Code	106966389

Swiss Security Number	CH24495639

Book-Entry Issuance, Denominations, Settlement and Clearance	We will issue the Dollar AT1 Securities in fully registered form. Book-entry interests in the Dollar AT1 Securities will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The Dollar AT1 Securities will be represented by one or more global certificates registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

We will not issue definitive certificated Dollar AT1 Securities except in limited circumstances set out under “Description of Certain Provisions Relating to the New AT1 Securities—Special Situations When a Global Security Will Be Terminated” below. Settlement of the Dollar AT1 Securities will occur through DTC in same day funds. For information on the book-entry systems of DTC, see “Clearance and Settlement—The Clearing Systems—DTC” below.

Terms common to each Series of the New AT1 Securities

Interest Payments Discretionary	Interest on the New AT1 Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

See also “Agreement to Interest Cancellation” and “Notice of Interest Cancellation” below.

Restriction on Interest Payments	Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on any Series of the New AT1 Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

“Distributable Items” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the New AT1 Securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the New AT1 Securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the New AT1 Securities in a winding-up or administration of the Issuer.

See also “Agreement to Interest Cancellation” and “Notice of Interest Cancellation” below.

Agreement to Interest Cancellation	By acquiring the New AT1 Securities, holders of the New AT1 Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the New AT1 Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “Interest Payments Discretionary” and “Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation	If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the relevant Series of New AT1 Securities through the Clearing Systems (or, if the relevant Series of New AT1 Securities are held in definitive form, to the holders at their addresses shown on the register for the relevant Series of New AT1 Securities) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the relevant Series of New AT1 Securities any rights as a result of such failure.

Ranking	Each Series of New AT1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of each Series of New AT1 Securities in respect of or arising from such New AT1 Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b)	following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the New AT1 Securities.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the New AT1 Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and that no sum in respect of or arising from the New AT1 Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

Any payment of interest not due by reason of the provisions described above shall be deemed cancelled as described under “Restriction on Interest Payments.”

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

In addition, see “Risk Factors—Risks Relating to the New AT1 Securities—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.”

No Set-off

Subject to applicable law, no holder of New AT1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the New AT1 Securities and each holder of New AT1 Securities shall, by virtue of its holding of any New AT1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the above, if any amounts due and payable to any holder of the New AT1 Securities by the Issuer in respect of, or arising under, the New AT1 Securities are discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Optional Redemption	We may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on any Reset Date applicable to such Series at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Interest Payments Discretionary” or “Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “Notice of Redemption” and “Condition to Redemption” below.

Regulatory Event Redemption	If there is a change in the regulatory classification of any Series of the New AT1 Securities that occurs on or after the issue date of the New AT1 Securities and that does, or would be likely to, result in: (a) the whole of the outstanding aggregate principal amount of such Series of New AT1 Securities; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of such Series of New AT1 Securities, ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem such Series of New AT1 Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Interest Payments Discretionary” or “Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the New AT1 Securities pursuant to paragraph (b) in the terms of the New AT1 Securities is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as additional tier 1 capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the New AT1 Securities in accordance with paragraph (b) above and the terms of the New AT1 Securities shall be construed accordingly. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “Notice of Redemption” and “Condition to Redemption” below.

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations (as defined herein).

Tax Redemption

We may, at our option, at any time, redeem any or all Series of the New AT1 Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the issue date of the New AT1 Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the New AT1 Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Additional Amounts (as defined herein);

(b)	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c)	we would not, as a result of the relevant Series of New AT1 Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the New AT1 Securities or any similar system or systems having like effect as may from time to time exist); or

(d)	we would, in the future, have to bring into account a taxable credit if the principal amount of any Series of New AT1 Securities were written down or such Series of New AT1 Securities were converted into Conversion Shares

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Interest Payments Discretionary” or “Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Any redemption as a result of a Tax Event will also be subject to the provisions described under “Notice of Redemption” and “Condition to Redemption” below.

Notice of Redemption	Any redemption of any Series of the New AT1 Securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such Series of the New AT1 Securities via each of the Clearing Systems (or, if the relevant Series of New AT1 Securities are held in definitive form, to the holders at their addresses shown on the register for such Series of New AT1 Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the relevant Series of New AT1 Securities and the date fixed for such redemption. Notice by the Clearing Systems to participating institutions and by these participants to street name holders of beneficial interests in the relevant Series of New AT1 Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem any Series of the New AT1 Securities but the Solvency Condition is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. In addition, if the Issuer has elected to redeem any Series of the New AT1 Securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “Automatic Conversion Upon Capital Adequacy Trigger Event” below.

If the Issuer has elected to redeem any Series of the New AT1 Securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption	Notwithstanding any other provision, we may redeem any or all Series of the New AT1 Securities (and give notice thereof to the holders of the relevant Series of New AT1 Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of such New AT1 Securities. For more information, see “Description of the New AT1 Securities—Redemption—Condition to Redemption” below.

Condition to Repurchase	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding New AT1 Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” shall occur in respect of each Series of New AT1 Securities if the fully loaded CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

Conversion Price	The “Conversion Price” means the Sterling AT1 Conversion Price, the Euro AT1 Conversion Price, or the Dollar AT1 Conversion Price, as applicable.

The conversion price applicable to the Sterling AT1 Securities is fixed at £1.65 per Conversion Share (the “Sterling AT1 Conversion Price”).

The conversion price applicable to the Euro AT1 Securities is fixed at €2.02 per Conversion Share (the “Euro AT1 Conversion Price”). On

the date of issue of the Euro AT1 Securities, the Euro AT1 Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into euro at an exchange rate of £1.00 = €1.2231.

The conversion price applicable to the Dollar AT1 Securities is fixed at $2.77 per Conversion Share, (the “Dollar AT1 Conversion Price”). On the date of issue of the Dollar AT1 Securities, the Dollar AT1 Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into U.S. dollars at an exchange rate of £1.00 = $1.6769.

The Conversion Price is subject to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” below.

Automatic Conversion Upon Capital Adequacy Trigger Event	If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, as described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion Procedure” below, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the New AT1 Securities) or the relevant recipient in accordance with the terms of the New AT1 Securities and each holder of the New AT1 Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of New AT1 Securities to the Conversion Shares Depository (or to such other relevant recipient).

The Issuer shall immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and shall deliver an Automatic Conversion Notice to holders of the New AT1 Securities as described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion Procedure” below.

Following an Automatic Conversion, no holder of the New AT1 Securities will have any rights against us with respect to the repayment of the principal amount of the New AT1 Securities or the payment of interest or any other amount on or in respect of such New AT1 Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the New AT1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as described herein) in accordance with the terms of the New AT1 Securities as described herein, with effect from the Conversion Date, holders of the New AT1 Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities, as applicable) on the Conversion Date, the New AT1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Issuer’s CSO Obligations, if any. The Issuer currently expects that beneficial interests in the New AT1 Securities will be transferrable until the Suspension Date and that any trades in the New AT1 Securities would clear and settle through the Clearing Systems until such date. However, there is no guarantee that an active trading market will exist for the New AT1 Securities following the Automatic Conversion. The New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Subject to the conditions described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below, (a) the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the New AT1 Securities on the applicable Conversion Share Settlement Date, (b) the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities on or around the date on which the Conversion Shares Offer Period ends and (c) the New AT1 Securities shall be cancelled on the applicable Cancellation Date.

The New AT1 Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its acquisition of the New AT1 Securities, each holder shall (i) agree to all the terms and conditions of the New AT1 Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders under the New AT1 Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the New AT1 Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the New AT1 Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Automatic Conversion Procedure	If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, we shall deliver an Automatic Conversion Notice to the trustee and to the holders of the New AT1 Securities via each of the Clearing Systems:

(i) in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) Business Days after the relevant Ordinary Reporting Date; and

(ii) in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to each of the Clearing Systems (or if the New AT1 Securities are held in definitive form, to the trustee).

Promptly following its receipt of the Automatic Conversion Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Automatic Conversion Notice to its Reorganization Inquiry for Participants System, and within two (2) Business Days of its receipt of the Automatic Conversion Notice, the trustee shall transmit the

Automatic Conversion Notice to the direct participants of DTC holding the Dollar AT1 Securities at such time.

Additionally, promptly following its receipt of the Automatic Conversion Notice, pursuant to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear currently in effect, each of Clearstream, Luxembourg and Euroclear shall transmit the Automatic Conversion Notice to the direct participants of such Clearing System holding the Euro AT1 Securities and the Sterling AT1 Securities at such time.

The Automatic Conversion shall occur on the Conversion Date and all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) and the principal amount of the New AT1 Securities shall equal zero at all times thereafter (although the Tradable Amount (as hereinafter defined) shall remain unchanged) as a result of the Automatic Conversion.

Within ten (10) Business Days following the Conversion Date, the Issuer shall deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems.

The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the New AT1 Securities, as applicable) shall hold the Conversion Shares on behalf of the holders of the New AT1 Securities, who shall be entitled to direct the Conversion Shares Depository or such other recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer the Conversion Shares until such time as they have been delivered to holders in accordance with the procedures set forth under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below.

Once we have delivered the Automatic Conversion Notice to each of the Clearing Systems following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the New AT1 Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the New AT1 Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee is instructed in writing by us to act otherwise.

Conversion Shares Offer	In respect of each Series of New AT1 Securities, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided below (the “Conversion Shares Offer”). The Issuer may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. The Issuer will deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems within ten (10) Business Days following the Conversion Date specifying whether or not it has elected that a Conversion Shares Offer be conducted. If so elected, the Conversion Shares Offer Period, during which the Conversion Shares Offer may be made, shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Issuer or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (other than the taxes referred to in the definition of Conversion Shares Offer Consideration), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Issuer will facilitate the preparation of such prospectus or other offering document, and the Issuer and/or its directors will take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. In addition, if so requested by the Conversion Shares Depository as offeror, the Issuer shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the New AT1 Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the cash component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of Conversion Shares Offer Consideration)) per $1,000, €1,000 or £1,000 Tradable Amount of the New AT1 Securities, as

applicable. The Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities pursuant to the procedures set forth under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” below. The Issuer reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) Business Days’ notice to the trustee directly and to holders of the New AT1 Securities via each of the Clearing Systems, and, if it does so, the Issuer may, in its sole and absolute discretion, take steps (including changing the Suspension Date) to deliver to holders of the New AT1 Securities the Conversion Shares at a time that is earlier than the time at which they would have otherwise received the Conversion Shares Offer Consideration had the Conversion Shares Offer been completed.

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be made by the Conversion Shares Depository, such holder shall be deemed to have: (i) consented to any Conversion Shares Offer and to the Conversion Shares Depository using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the New AT1 Securities, (ii) consented to the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the New AT1 Securities, (iii) irrevocably agreed that the Issuer, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the New AT1 Securities, and (iv) agreed that none of the Issuer, the trustee, the Conversion Shares Depository, if any, or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the holders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the holders’ entitlement to any Conversion Shares Offer Consideration).

In the Barclays Notice of Annual General Meeting dated March 13, 2014, the Issuer informed its shareholders of its intention to give shareholders the opportunity to purchase the ordinary shares created on conversion of any equity conversion securities (such as the New AT1 Securities) on a pro rata basis, where practicable and subject to applicable laws and regulations. The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms described above. The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by the Issuer to undertake a Conversion Shares Offer on the terms set out herein, shall preclude the Issuer from undertaking a rights issue at any time on such terms as the Issuer deems appropriate, at its sole discretion, including—for the avoidance of doubt—the offer of ordinary shares at or below the Conversion Shares Offer Price.

Certain Definitions related to the Automatic Conversion and Conversion Shares Offer	For the purposes of these provisions:

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the holders of the New AT1 Securities) or to the relevant recipient, all in accordance with the terms of the New AT1 Securities.

“Automatic Conversion Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the New AT1 Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) the Conversion Price, (iv) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice via each of the Clearing Systems within ten (10) Business Days following the Conversion Date notifying holders of our election and (v) that the New AT1 Securities shall remain in existence for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any, and that the New AT1 Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Cancellation Date” means (i) with respect to any New AT1 Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Conversion Share Settlement Date and (ii) with respect to any New AT1 Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group.

“CET1 Capital” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Group.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Shares” means ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of each Series of the New AT1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price applicable to such Series rounded down, if necessary, to the nearest whole number of ordinary shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Issuer on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, will be required to undertake, for the benefit of the holders of the New AT1 Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such holders of the New AT1 Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the

Issuer, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Series of New AT1 Securities (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Series of New AT1 Securities in sterling, in the case of Sterling AT1 Securities or, in the case of Dollar AT1 Securities or Euro AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Series of New AT1 Securities in sterling, in the case of Sterling AT1 Securities or, in the case of Dollar AT1 Securities or Euro AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Series of New AT1 Securities rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Series of New AT1 Securities rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the New AT1 Securities) specifying (i) whether or not the Issuer has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date, (iii) details of the Conversion Shares Depository and (iv) if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the New AT1 Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” shall mean £1.65 per Conversion Share (subject in each case to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” below).

“Conversion Share Settlement Date” means (i) with respect to any New AT1 Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) Business Days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) Business Days after the date on which such Conversion Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any New AT1 Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Conversion Shares Settlement Notice” means a written notice to be delivered by a holder to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities), with a copy to the trustee, no earlier than the Suspension Date containing the following information: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the New AT1 Securities held by such holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their registered addresses as shown on the register for the New AT1 Securities) on the Suspension Date requesting that holders complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CSO Obligations” means the obligations of the Issuer under the New AT1 Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Issuer.

“Extraordinary Calculation Date” means any Business Day (other than a Quarterly Financial Period End Date) on which the fully loaded CET1 Ratio is calculated upon the instruction of the PRA or at the Issuer’s discretion.

“Final Cancellation Date” means the date on which the New AT1 Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis,” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation.

“fully loaded CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) Business Days following the Suspension Date.

“Ordinary Reporting Date” means each Business Day on which Quarterly Financial Information is published by the Issuer.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Issuer. As of the date of this prospectus, the principal financial reports published by the Issuer with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Capital Regulations applicable to the Group.

“Suspension Date” means, with respect to each Clearing System, the date specified in the Conversion Shares Offer Notice as the date on which such Clearing System shall suspend all clearance and settlement of transactions in the New AT1 Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) Business Days after the delivery of the Conversion Shares Offer Notice to such Clearing System (and, if the Issuer elects that a Conversion Shares Offer be made, such date shall be at least two (2) Business Days prior to the end of the relevant Conversion Shares Offer Period).

See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for more information.

Agreement with Respect to the Exercise of U.K. Bail-in Power	The PRA has requested us to address in the terms of the New AT1 Securities the requirements in Article 55 of the European Union directive establishing a framework for the recovery and resolution of credit institutions and investment firms adopted by the EU Council on May 6, 2014 (the “Bank Recovery and Resolution Directive” or “BRRD”), and we have accordingly included the following two paragraphs in the terms of the New AT1 Securities:

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the New AT1 Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended (the “U.K. Banking Act”), or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of the New AT1 Securities or payment of interest on the New AT1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Enforcement Events and Remedies	Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions, the principal amount of the New AT1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the New AT1 Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the New AT1 Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the New AT1 Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the New AT1 Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “Agreement to Interest Cancellation” above. Accordingly, no default in payment under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against the Issuer as the trustee may think fit to enforce any term, obligation or condition binding on the Issuer under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the Indenture, including, without limitation, payment of any principal or interest) (a “Performance Obligation”); provided always that, the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the New AT1 Securities—Holders of the New AT1 Securities will have limited remedies.”

No other remedies

Other than the limited remedies specified herein under “Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the New AT1 Securities) or the holders of the New AT1 Securities whether for the recovery of amounts owing in respect of such New AT1 Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such New AT1 Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the New AT1 Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the New AT1 Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the New AT1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the New AT1 Securities, are subject to the subordination provisions set forth in the Indenture.

An Automatic Conversion will not constitute a default under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities is not a Winding-up Event or a default in payment.

Conflicts of Interest	Barclays Capital Inc., which will be participating in the Exchange Offers in the United States as Lead Dealer Manager, is an affiliate of Barclays and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121, which requires that a “qualified independent underwriter” participate in the preparation of this prospectus and will discharge the responsibilities of a qualified independent underwriter contemplated in the FINRA Rules. For more information, see “The Exchange Offers—Dealer Managers.” Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will act as qualified independent underwriter in respect of the Exchange Offers. Barclays Capital Inc. is not permitted to cause an account over which it exercises discretionary authority to participate in any of the Exchange Offers without the prior specific written approval of the account holder.

Business Day	“Business Day” means, with respect to the Sterling AT1 Securities and the Euro AT1 Securities, any weekday, other than one on which banking institutions are authorized or obligated by law to close in London, United Kingdom, and, with respect to the Dollar AT1 Securities, any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, United Kingdom, or in New York City.

Tradable Amount	The “Tradable Amount” of each book-entry interest for each Series of New AT1 Securities is equal to the denomination of such book-entry interest.

Listing and Trading	The New AT1 Securities are expected to be provisionally admitted to trading on the main standard segment of the SIX Swiss Exchange from the Settlement Date. Application will be made to the SIX Swiss Exchange for listing of the New AT1 Securities. Any Series of New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the third dealing day prior to the date on which such Series of New AT1 Securities is or are fully redeemed or after the Suspension Date, as applicable, in accordance with the terms of any Series of the New AT1 Securities, as applicable.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the New AT1 Securities.

Swiss Paying Agent	BNP Paribas Securities Services, Paris, Zurich branch, will act as Swiss paying agent with respect to the New AT1 Securities. The Swiss paying agent will not have a role in facilitating or making payments under the New AT1 Securities. The Swiss paying agent is being appointed solely to fulfil the listing requirements of the SIX Swiss Exchange.

Calculation Agent	The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the New AT1 Securities, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the New AT1 Securities or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Further Issues	We may, at our sole discretion, without the consent of the holders of any Series of the New AT1 Securities, following the Exchange Offers, offer and issue for cash additional New AT1 Securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as such Series of the New AT1 Securities as described in this prospectus, except for the price to the public and issue date. Any such additional New AT1 Securities, together with the existing New AT1 Securities of that Series offered by this prospectus, will constitute a single series of the relevant New AT1 Securities of that Series under the Indenture. There is no limitation on the amount of New AT1 Securities that we may issue under the Indenture.

Use of Proceeds	The Issuer will not receive any cash proceeds from the Exchange Offers.

Governing Law	The Indenture and the New AT1 Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions in Article V of the Third, Fourth and Fifth Supplemental Indentures, which will be governed by English law.

Risk Factors	Investing in the Securities offered under this prospectus involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Securities, see “Risk Factors” beginning on page 50 of this prospectus, “Risk Review—Risk factors” beginning on page 108 of our 2013 Form 20-F, which is incorporated by reference herein.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to participate in the Exchange Offers.

Tendering your Existing T1 Securities in exchange for the New AT1 Securities offered under this prospectus involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offers and with an investment in the New AT1 Securities and the suitability of participating in the Exchange Offers and investing in the New AT1 Securities in light of the particular characteristics and terms of the New AT1 Securities and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the New AT1 Securities’ terms, such as the provisions governing an Automatic Conversion (including, in particular, the circumstances under which a Capital Adequacy Trigger Event may occur), the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, that interest is due and payable only at the sole discretion of the Issuer, and that there is no scheduled repayment date for the principal of the New AT1 Securities. You should also carefully consider the risk factors and the other information contained in this prospectus, our 2013 Form 20-F and the other information included and incorporated by reference in this prospectus before deciding to invest in the New AT1 Securities and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the New AT1 Securities and your ability to bear the loss of all or a portion of your investment. If any of the risks described herein materializes, our business, financial condition and results of operations could suffer, the New AT1 Securities could be subject to Automatic Conversion and/or the U.K. Bail-in Power, and the trading price and liquidity of the New AT1 Securities and/or our ordinary shares could decline, in which case you could lose some or all of the value of your investment.

Risks Related to the Exchange Offers

The Offerors have not obtained a third-party determination that the Exchange Offers are fair to holders of the Existing T1 Securities.

None of the Offerors, the trustee, the Dealer Managers or the Exchange Agents makes any recommendation as to whether you should exchange your Existing T1 Securities in the relevant Exchange Offer. The Offerors have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Existing T1 Securities for purposes of negotiating the terms of the Exchange Offers, preparing a report concerning the fairness of the Exchange Offers to you or to the Offerors or determining that the total consideration offered in relevant Exchange Offer represents a fair valuation of either the Existing T1 Securities or the New AT1 Securities. If you tender your Existing T1 Securities, you may ultimately receive less value than if you choose to keep them. You must make your own independent decision regarding your participation in the relevant Exchange Offer.

The consummation of the Exchange Offers is subject to certain conditions, including a Minimum New Issue Size condition, and may not occur or may be delayed. Failure to complete any Exchange Offer could negatively affect the price of the Existing T1 Securities subject to such Exchange Offer.

The Offerors are not obligated to complete any or all of the Exchange Offers. Several conditions must be satisfied or waived in order to complete the Exchange Offers, including among others, that there has been no change or development that would or might, in the reasonable judgment of the Offerors, be expected to prohibit, prevent, restrict or delay the Exchange Offers or impair the Offerors from realizing the anticipated benefits of the Exchange Offers. See “The Exchange Offers—Conditions of the Exchange Offers.” In addition, each Exchange Offer is subject to the condition that the relevant Minimum New Issue Size is satisfied. In particular:

(a)	the Sterling Exchange Offer is subject to the condition that a sufficient number of Sterling T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least £150,000,000 aggregate principal amount of the Sterling AT1 Securities will be issued by Barclays;

(b)	the Euro Exchange Offer is subject to the condition that a sufficient number of Euro T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least €300,000,000 aggregate principal amount of the Euro AT1 Securities will be issued by Barclays; and

(c)	the Dollar Exchange Offer is subject to the condition that a sufficient number of Dollar T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least $300,000,000 aggregate principal amount of the Dollar AT1 Securities will be issued by Barclays.

The foregoing conditions may not be satisfied, and if not satisfied or waived, the relevant Exchange Offer may not occur or may be delayed. The Offerors may also extend or otherwise amend any or all of the Exchange Offers at the Offerors’ sole discretion. Even if an Exchange Offer is completed, it may not be completed on the schedule described in this prospectus or any subsequent notices of extension. Accordingly, holders of Existing T1 Securities participating in the relevant Exchange Offer may have to wait longer than expected to receive their New AT1 Securities, during which time those holders of Existing T1 Securities will not be able to effect transfers of their Existing T1 Securities tendered in that Exchange Offer. In addition, if an Exchange Offer is not completed or is delayed, the market price of the applicable Existing T1 Securities may decline to the extent that the current market price of the Existing T1 Securities reflects a market assumption that such Exchange Offer has been or will be completed.

The Offerors may not accept all Existing T1 Securities tendered in the Exchange Offers.

If the specified Minimum New Issue Size for any Exchange Offer is not satisfied, the Offerors will not accept any of the relevant Existing T1 Securities tendered for exchange into the relevant corresponding New AT1 Securities and the Existing T1 Securities that you tender will be returned to you. You will not be able to effect transfers of your Existing T1 Securities tendered in the Exchange Offers unless and until any such securities are returned to you. See “The Exchange Offers—Terms of the Exchange Offers.”

Late deliveries of Existing T1 Securities and other required documents could prevent a holder from exchanging its Existing T1 Securities.

Holders are responsible for complying with all Exchange Offer procedures. The issuance of New AT1 Securities in exchange for Existing T1 Securities will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of Existing T1 Securities who wish to exchange them for New AT1 Securities should allow sufficient time for timely completion of the exchange procedure. Neither the Offerors nor the Exchange Agents are obligated to extend the offer or notify you of any failure to follow the proper procedure.

If you hold your Existing T1 Securities through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Existing T1 Securities on your behalf at or prior to the Expiration Date.

The Existing T1 Securities could increase in value following the Exchange Offers.

The trading prices of the Existing T1 Securities may be affected by a number of factors, including, among others, the results, financial condition and credit ratings of Barclays Bank or the Group. Barclays Bank’s and the Group’s results, financial condition or credit ratings could improve following the Exchange Offers. The value of the Existing T1 Securities not tendered in the Exchange Offers may increase in value after the Exchange Offers relative to the New AT1 Securities.

Subsequent to the Exchange Offers, the Offerors may purchase, repay or call any Existing T1 Securities not tendered in the Exchange Offers on terms that could be more favorable to holders of Existing T1 Securities than the terms of the Exchange Offers.

The Offerors may, at any time to the extent permitted by applicable law and subject to the following sentence with respect to the Preference Shares, purchase Existing T1 Securities in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. During the Exchange Offers and until the expiration of at least ten business days after the date of termination of the relevant Exchange Offers, neither the Offerors nor any of their affiliates will make any purchases of Preference Shares otherwise than in connection with the Exchange Offers. Any other purchases may be made on the same terms or on terms which are more favorable to holders than the terms of the Exchange Offers. The Offerors also reserve the right to repay any Existing T1 Securities not tendered. The Offerors may also from time to time call the Existing T1 Securities subject to their terms. Holders that tender Existing T1 Securities in the Exchange Offers will not, in respect of such tendered Existing Securities accepted for exchange, be able to participate in any subsequent repurchase, repayment or call, which may be made on terms that are more favorable than those of the Exchange Offers. Any future decision as to the exercise of early redemption calls with respect to the Existing T1 Securities will be made with reference to the economic impact to the Group of such early redemption, prevailing market conditions and regulatory developments.

If you tender your Existing T1 Securities in the Exchange Offers, you will be unable to sell or otherwise transfer such securities until they are returned to you following withdrawal or non-acceptance.

When considering whether to tender Existing T1 Securities in the Exchange Offers, you should take into account that you will not be able to sell or otherwise transfer any tendered securities after the time of such tender. If you withdraw or the Offerors do not accept all or a portion of your tender, these transfer restrictions will continue to apply until your Existing T1 Securities are returned to you.

Each Exchange Offer may be extended, amended, limited, terminated or withdrawn at any time, subject to applicable law, and any such action may adversely affect any perceived benefits of the relevant Exchange Offer.

Completion of each Exchange Offer is conditional upon the satisfaction or waiver of the conditions to the relevant Exchange Offer set out herein. In addition, subject as provided herein, the Offerors may, subject to applicable law, extend, amend, terminate or withdraw any Exchange Offer at any time prior to the announcement of whether it accepts valid tenders of the relevant Existing T1 Securities. For details, see “The Exchange Offers—Expiration Date; Extension; Termination; Amendment.”

You may not receive New AT1 Securities in the Exchange Offers if the procedures for the Exchange Offers are not followed.

Subject to the terms and conditions of the Exchange Offers, including satisfaction of the Minimum New Issue Size, we will issue New AT1 Securities in exchange for your Existing T1 Securities only if you validly tender the Existing T1 Securities and deliver a properly completed and duly executed Exchange Instruction and other required documents before the Expiration Date. The Offerors are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC, Euroclear and Clearstream, Luxembourg, as applicable, prior to the Expiration Date. None of the Offerors, the trustee, the Dealer Managers or the Exchange Agents is under any duty to give notification of defects or irregularities with respect to the tenders of Existing T1 Securities for exchange. If you are the beneficial owner of Existing T1 Securities that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offers, you should promptly contact the person in whose name your Existing T1 Securities are registered and instruct that person to tender your Existing T1 Securities on your behalf.

There are significant differences between the Existing T1 Securities and the New AT1 Securities.

The terms of the New AT1 Securities will be substantially different from those of the Existing T1 Securities. In addition to differences in financial terms which include, among others, the interest rate and payment dates, the terms of the New AT1 Securities differ, among other things, in respect of, the identity of the obligor, redemption dates, redemption prices and redemption events and in that the New AT1 Securities will be subject to a loss absorption trigger event based on the Group’s capital ratios and the ability of the Issuer to decide in its sole discretion to cancel any interest payment on the New AT1 Securities. In contrast, certain Series of the Existing T1 Securities provide that Barclays Bank, as issuer, may elect to defer, rather than cancel, interest payments except in certain limited circumstances, and the Existing T1 Securities are not subject to a loss-absorption trigger event based on the Group’s capital ratios. In addition, the New AT1 Securities are obligations of Barclays, whereas the Existing T1 Securities are obligations of Barclays Bank. If Barclays or Barclays Bank were wound up, liquidated or dissolved, the holders of the New AT1 Securities would have no right to proceed against the assets of Barclays Bank unlike the holders of the Existing T1 Securities who would, in a winding up, liquidation or dissolution of Barclays Bank, have a claim against the assets of Barclays Bank. For more information, see “—Risks Relating to the New AT1 Securities—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.”

Investors should carefully consider the differences described in the preceding paragraph in addition to those described under “Comparison of the Material Terms of the Preference Shares and the New AT1 Securities,” “Comparison of the Material Terms of the Tier One Notes and the New AT1 Securities” and “Comparison of the Material Terms of the Reserve Capital Instruments and the New AT1 Securities” in deciding whether to tender Existing T1 Securities for exchange in connection with the Exchange Offers.

Legality of purchase.

None of the Offerors, the Dealer Managers or any of their respective affiliates has or assumes responsibility for the lawfulness of the acquisition of the New AT1 Securities by a prospective investor of the New AT1 Securities, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it.

A holder’s failure to consult its own advisers may result in it suffering adverse tax, accounting, financial or legal consequences.

Holders should consult their own tax, accounting, financial and legal advisers as they may deem appropriate regarding the suitability to themselves of the tax, accounting, financial and legal consequences of participating or declining to participate in the Exchange Offers and an investment in the New AT1 Securities. In particular, due to the number of different jurisdictions where tax laws may apply to a holder and except as set out under “Tax Considerations,” this prospectus does not discuss the tax consequences for holders arising from the exchange of their Existing T1 Securities in the Exchange Offers and the receipt of New AT1 Securities. Holders are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them. Holders are liable for their own taxes and have no recourse to Barclays, the Dealer Managers or the Exchange Agents with respect to taxes arising in connection with the Exchange Offers.

Risks to Holders of Existing T1 Securities Not Tendered or Not Accepted for Exchange

After the Exchange Offers, there may no longer be a trading market for one or more Series of the Existing T1 Securities, the market price for the Existing T1 Securities may be depressed and there may be a limited trading market for the Existing T1 Securities.

Depending on the amount of Existing T1 Securities of any Series that are accepted for exchange in the Exchange Offers, the trading market for the Existing T1 Securities of that Series that remain outstanding after the Exchange Offers may be more limited. The trading market for Existing T1 Securities that are not exchanged could therefore become more limited than the existing trading market for the Existing T1 Securities and could cease to exist altogether due to the reduction in the principal amount of the Existing T1 Securities outstanding upon consummation of the Exchange Offers. A reduced trading volume may decrease the liquidity and trading price and increase the volatility of the trading price of the Existing T1 Securities of any Series that remain outstanding following the Exchange Offers. If a market for Existing T1 Securities that are not exchanged exists or develops, the Existing T1 Securities may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can be no assurance that an active market in the Existing T1 Securities of any Series will exist, develop or be maintained, or as to the prices at which the Existing T1 Securities may trade, whether or not the Exchange Offers are consummated. Therefore, if your Existing T1 Securities are not exchanged for New AT1 Securities in the Exchange Offers because you do not participate in the Exchange Offers, it may become more difficult for you to sell or otherwise transfer your Existing T1 Securities.

If you tender some but not all of a Series of Existing T1 Securities you hold such that after the Exchange Offers you will retain less than the minimum denomination of such Series of Existing T1 Securities, your ability to trade such Series of the Existing T1 Securities may be limited.

The Clearing Systems limit the ability of holders to trade principal amounts of Existing T1 Securities that are lower than their relevant minimum denominations. Therefore, your ability to trade a Series of the Existing T1 Securities following the expiration of the Exchange Offers may be limited if you tender some but not all of such Series of Existing T1 Securities you hold such that you will retain less than the minimum denomination of such Series of Existing T1 Securities.

If your Preference Shares are not exchanged for New AT1 Securities in the Exchange Offers because you do not participate in the Exchange Offers, they may be subject to the implementation of certain proposals by the U.K. Government.

In April 2014, the U.K. Department for Business Innovation and Skills published the U.K. Government’s response to its Discussion Paper “Transparency & Trust: Enhancing the transparency of UK company ownership and increasing trust in UK business” (published in July 2013). The response confirms the U.K. Government’s intention to proceed with the majority of its proposals including (i) the creation of a central registry of beneficial ownership of companies and limited liability partnerships; (ii) a ban on the creation of new bearer shares, the compulsory surrender of existing bearer shares for conversion to registered shares and cancellation of any remaining shares; and (iii) a ban on the use of corporate directors (subject to certain exemptions).

Assuming legislation is implemented in line with the current proposals, then in respect of these proposals relating to bearer shares:

(a)	two months after Royal Assent in the United Kingdom the prohibition against issuing new bearer shares will come into force;

(b)	four months after Royal Assent in the United Kingdom bearer shareholders will be prevented from voting, receiving dividends or transferring the bearer share warrant (or their beneficial interest in it);

(c)	there will be an 11 month period after Royal Assent in the United Kingdom during which issuers will be able to arrange for shareholders to surrender their existing bearer share warrants and convert these to the registered shares specified in the warrant, notwithstanding any prohibition in the company’s articles to the contrary; and

(d)	companies with bearer shares remaining at the end of the 11 month period commencing from Royal Assent will have a further three months during which the company will be required to apply to court to cancel the remaining shares. Bearer shareholders will no longer be able to surrender their share warrants at this stage.

If the proposals are implemented in their current form, they are expected to extend to all of Barclays Bank’s outstanding series of preference shares. If any holder fails to surrender their bearer preference shares for registered preference shares within the relevant time frame, there is a risk that such holder could lose their right to dividends and ultimately have their holding of bearer preference shares cancelled. The current timetable for the proposals remain unclear although the aim of the U.K. Government is to progress the relevant legislation as soon as time in the U.K. Parliament allows. There can be no assurance that the final proposals will be implemented in their current form.

Risks Relating to the New AT1 Securities

There may not be any trading market for the New AT1 Securities.

The New AT1 Securities are a new issue of securities and have no established trading market. Although application will be made to have the New AT1 Securities admitted to listing and to trading on the SIX Swiss Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue. The liquidity and the market prices for the New AT1 Securities can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the New AT1 Securities is limited, there may be few buyers for the New AT1 Securities and this may reduce the relevant market price of the New AT1 Securities.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the New AT1 Securities could cause the liquidity or market value of the New AT1 Securities to decline.

Upon issuance, it is expected that the New AT1 Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, we are under no obligation to ensure the New AT1 Securities are rated by any rating agency and any rating initially assigned to the New AT1 Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. In addition, the ratings may not reflect the potential impact of all risks related to the New AT1 Securities. If the Issuer determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the New AT1 Securities.

The New AT1 Securities are not investment grade and are subject to the risks associated with non-investment grade New AT1 Securities.

The New AT1 Securities, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for the Issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the New AT1 Securities.

The New AT1 Securities have no scheduled maturity and you do not have the right to cause the New AT1 Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the New AT1 Securities except in very limited circumstances.

The New AT1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Accordingly, we are under no obligation to repay all or any part of the principal amount of the New AT1 Securities, we have no obligation to redeem the New AT1 Securities at any time and you have no right to call for their redemption or otherwise accelerate the repayment of the principal amount of the New AT1 Securities (except in the very limited circumstances of automatic acceleration following a Winding-up Event as described under “Description of the New AT1 Securities—Enforcement Events and Remedies” below).

Interest on the New AT1 Securities will be due and payable only at our sole and absolute discretion, and we may cancel interest payments (in whole or in part) at any time. Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Interest on the New AT1 Securities will be due and payable only at our sole discretion, and we shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. Interest will only be due and payable on an interest payment date to the extent it is not cancelled in accordance with the terms of the New AT1 Securities. If we do not make an interest payment on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

Because the New AT1 Securities are intended to qualify as additional tier 1 capital under CRD IV, we may cancel (in whole or in part) any interest payment on the New AT1 Securities at our discretion and may pay dividends on our ordinary or preference shares notwithstanding such cancellation. In addition, we may without restriction use funds that could have been applied to make such cancelled payments to meet our other obligations as they become due.

Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the New AT1 Securities. If practicable, we shall provide notice of any cancellation of interest to the holders of the New AT1 Securities through the relevant Clearing Systems on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the New AT1 Securities any rights as a result of such failure. Barclays’ current dividend policy provides that in determining any proposed dividend and the appropriate payout ratio, our Board of Directors will consider, among other things, the expectation of servicing more senior securities. The New AT1 Securities are senior in rank to ordinary shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the New AT1 Securities, the Board will take into account the relative ranking of these instruments in our capital structure. However, the Board may at any time depart from this policy at its sole discretion.

In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the New AT1 Securities also restrict us from making interest payments on the New AT1 Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition is not satisfied in respect of such interest payment.

Although the Issuer may, in its sole discretion, elect to make a partial interest payment on the New AT1 Securities on any interest payment date, it may only do so to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph. In addition, the Issuer may elect to make a full or partial interest payment with respect to a Parity Security without making an interest payment on any or all of the New AT1 Securities on any interest payment date.

We will be responsible for determining compliance with this restriction, and neither the trustee nor any agent will be required to monitor such compliance or to perform any calculations in connection therewith.

Any interest deemed cancelled on any relevant interest payment date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the New AT1 Securities. If practicable, we shall provide notice of any deemed cancellation of interest to the holders of the New AT1 Securities through the relevant Clearing Systems on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant interest payment date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give holders of the New AT1 Securities any rights as a result of such failure.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict the Issuer’s ability to make interest payments on the New AT1 Securities.

As a holding company, the level of the Issuer’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries in a manner which creates Distributable Items for the Issuer. Consequently, the Issuer’s future Distributable Items, and therefore its ability to make interest payments, are a function of its existing Distributable Items, future Group profitability and the ability to distribute or dividend profits from its operating subsidiaries up the Group structure to the Issuer. In addition, the Group’s Distributable Items may also be adversely affected by the servicing of more senior instruments.

The ability of the Group’s subsidiaries to pay dividends and the Issuer’s ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws. These laws and restrictions could limit the payment of dividends, distributions and other payments to the Issuer by its subsidiaries, which could in time restrict the Issuer’s ability to fund other operations or to maintain or increase its Distributable Items.

The level of the Issuer’s Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. Any such potential changes, in particular the consequences of the implementation of section 165 of the Dodd-Frank Act and requirements for funding intermediate holding companies in the United States or similar local capital or ring fencing requirements in other jurisdictions, could adversely affect the Issuer’s Distributable Items in the future.

Further, the Issuer’s Distributable Items, and therefore its ability to make interest payments, may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of the Issuer’s control. In addition, adjustments to earnings, as determined by the Board, may fluctuate significantly and may materially adversely affect Distributable Items. The Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if the level of Distributable Items is insufficient to fund that payment, as discussed in the risk factor “—In addition to our right to cancel (in whole or in part) interest payments at any time, the terms of the New AT1 Securities also restrict us from making interest payments on the New AT1 Securities in certain circumstances, in which case such interest shall be deemed to have been cancelled. Interest that is deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto” above.

CRD IV introduces capital requirements that are in addition to the minimum capital ratio. These additional capital requirements will restrict our ability to make discretionary distributions in certain circumstances, in which case we may reduce or cancel interest payments on the New AT1 Securities.

Under CRD IV, institutions will be required to hold a minimum amount of regulatory capital of 8% of risk weighted assets (of which at least 4.5% (4% in 2014) must be CET1 capital and at least 6% (5.5% in 2014) must be tier 1 capital). In addition to this minimum “own funds” requirement, CRD IV also introduces capital buffer requirements that are additive to the “own funds” requirement and required to be met with common equity tier 1 capital. CRD IV introduces five new capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions buffer, (iv) the other systemically important institutions buffer and (v) the systemic risk buffer. Subject to a transitional period, the capital conservation buffer shall apply to the Group and some or all of the other buffers may be applicable to the Group from time to time as determined by a designated authority in the United Kingdom (see “—Implementation of Basel III/CRD IV and additional PRA supervisory expectations”).

In addition, national supervisors may require additional capital to be held by an institution to cover its idiosyncratic risks which the supervisor assesses are not fully captured by the minimum “own funds” requirement. This capital guidance, referred to as “Pillar 2A,” is a point in time assessment which, in respect of U.K. firms, is made by the PRA, at least annually, and is expected to vary over time in accordance with individual capital guidance. The PRA has stated in its supervisory statement SS5/13, that it expects U.K. firms to meet their “Pillar 2A” requirement by January 1, 2015 with at least 56% common equity tier 1 capital. It has also stated that capital that firms use to meet their minimum requirements (“own funds” and “Pillar 2A”) cannot be counted towards meeting the “combined buffer requirement” (which is described below), meaning that the “combined buffer requirement” will effectively be applied above the common equity tier 1 component of both the minimum “own funds” and “Pillar 2A” requirements. The PRA is continuing to develop proposals to reform its Pillar 2 framework and, as noted in PS7/13 (PRA Policy Statement on strengthening capital standards, published in December 2013), it expects to consult on those proposals during the course of 2014. The European Banking Authority (the “EBA”) is also developing guidelines on the Supervisory Review and Evaluation Process (“SREP”) and on Pillar 2 capital, which are likely to affect how the PRA approaches Pillar 2.

Under Article 141 (Restrictions on distributions) of the Directive that is part of CRD IV, member states of the European Union must require that institutions that fail to meet the “combined buffer requirement” (broadly, as implemented in the U.K., the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer and the global systemically important institutions buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments relating to common equity Tier 1, variable remuneration and payments on additional tier 1 instruments).

The “combined buffer requirement,” and the associated restrictions under Article 141 (Restrictions on distributions) of the Directive that is part of CRD IV, are scheduled to transition in from January 1, 2016 at a rate of 25% per annum. In the event of a breach of the “combined buffer requirement,” the restrictions under Article 141 will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution since the last decision on the distribution of profits or “discretionary payment” of the institution. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement,” no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments, including potentially exercising our discretion to cancel (in whole or in part) interest payments in respect of the New AT1 Securities.

In addition to the minimum “own funds” requirement, the CRD IV buffers and the “Pillar 2A” requirement described above, there are additional tools that the PRA and other relevant authorities in the U.K. have, or are expected to have, available to them to require U.K. firms to hold additional capital to address micro-prudential or macro-prudential risks as assessed by the relevant authorities in the U.K. These include: “Pillar 2B,” which may be assessed by the PRA to cover risks over a forward-looking planning horizon, including with regard to firm-specific stresses; and “sectoral capital requirements,” which is a macro-prudential tool proposed to be available to the Financial Policy Committee of the Bank of England in the U.K. as a means for the Financial Policy Committee temporarily to increase firms’ capital requirements on exposures to specific sectors. These and other measures remain subject to on-going consultation and review and there remains, therefore, considerable uncertainty as to how the additional capital requirements could be applied, including with respect to their interaction with the “combined buffer requirement” and Article 141 of the Directive that is part of CRD IV.

The PRA implementation of Article 141 (Restrictions on distributions) of the Directive that is part of CRD IV was published on April 30, 2014 in the Policy Statement PS 3/14 (Implementing CRD IV: Capital buffers). However, the interaction of such restriction with the capital requirements, buffers and macro-prudential tools referred to above, remains uncertain in many respects. Such uncertainty is expected to subsist while the relevant authorities in the E.U. and the U.K. continue to consult on and develop their proposals and provide guidance on the application of the rules.

The Group’s capital requirements are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Holders of the New AT1 Securities may not be able to predict accurately the proximity of the risk of discretionary payments on the New AT1 Securities being prohibited from time to time as a result of the operation of Article 141 (Restrictions on distributions) of the Directive that is part of CRD IV.

The New AT1 Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant interest payment date.

The New AT1 Securities may trade, and/or the prices for the New AT1 Securities may appear, on the SIX Swiss Exchange and in other trading systems with accrued interest. If this occurs, purchasers of New AT1 Securities in the secondary market will pay a price that includes such accrued interest upon purchase of the New AT1 Securities. However, if a payment of interest on any interest payment date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such New AT1 Securities will not be entitled to that interest payment (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant interest payment date.

The interest rate on the New AT1 Securities will reset on each applicable Reset Date.

The interest rate on the Sterling AT1 Securities will initially be 7.00% per annum; the interest rate on the Euro AT1 Securities will initially be 6.50% per annum; and the interest rate on the U.S. Dollar AT1 Securities will initially be 6.625% per annum. However, the interest rate will be reset on each applicable Reset Date such that from (and including) each such Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date immediately preceding the applicable Reset Date and the applicable Interest Margin, which may be different for different Series of the New AT1 Securities. The interest rate on any Series of the New AT1 Securities following any Reset Date applicable to such Series may be less than the initial interest rate with respect to that Series and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the New AT1 Securities and so the market value of the New AT1 Securities.

The New AT1 Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the New AT1 Securities.

A Capital Adequacy Trigger Event will occur if the Group’s fully loaded CET1 Ratio, as of certain specified dates, falls below 7.00%. Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository to be held on your behalf (or to the relevant recipient in accordance with terms of the New AT1 Securities), and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the New AT1 Securities, as, following an Automatic Conversion, you will receive only (i) the Conversion Shares (if the Issuer does not elect that a Conversion Shares Offer be made) or (ii) the Conversion Shares Offer Consideration, which shall comprise Conversion Shares and/or cash depending on the results of the Conversion Shares Offer (if the Issuer elects that a Conversion Shares Offer be made), and the realizable value of any Conversion Shares received may be significantly less than (x) the Conversion Price, in the case of the Sterling AT1 Securities, or the sterling equivalent of the Conversion Price, in the case of the Euro AT1 Securities and the Dollar AT1 Securities, and/or (y) the Conversion Shares Offer Price. See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for more information. See also “—Holders may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period” and “—As the Conversion Price is fixed at the time of issue of the New AT1 Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and the risk of depreciation of sterling against the U.S. dollar or the euro, as applicable.”

Furthermore, upon the occurrence of an Automatic Conversion, you will not be entitled to any compensation in the event of any improvement in the Group’s fully loaded CET1 Ratio after the Conversion Date.

For more information, see “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio,” “—Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities” and “—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

As the Conversion Price is fixed at the time of issue of the New AT1 Securities, holders will bear the risk of fluctuations in the market price of the Conversion Shares and, in respect of the Dollar AT1 Securities and the Euro AT1 Securities, the risk of depreciation of sterling against the U.S. dollar or the euro, as applicable.

Because a Capital Adequacy Trigger Event will only occur at a time when the Group’s fully loaded CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of the Issuer’s ordinary shares, which may be expected to continue after the occurrence of the Capital Adequacy Trigger Event. Therefore, following a Capital Adequacy Trigger Event, the realizable value of the Conversion Shares may be below the Conversion Price, in the case of the Sterling AT1 Securities, or the sterling equivalent of the Conversion Price in the case of the Euro AT1 Securities and the Dollar AT1 Securities. The Conversion Price is fixed at the time of issue of the New AT1 Securities at $2.77 and €2.02 per Conversion Share for the Dollar AT1 Securities and the Euro AT1 Securities, respectively, and at £1.65 per Conversion Share for the Sterling AT1 Securities, and is subject to certain anti-dilution adjustments, as described under “—Holders do not have anti-dilution protection in all circumstances” below. As a result, the Conversion Price may not reflect the market price of ordinary shares of the Issuer, which could be significantly lower than the Conversion Price.

Moreover, as our ordinary shares are denominated and trade in sterling, the U.S. dollar and euro values of our ordinary shares, may fluctuate depending on the exchange rate between sterling and U.S. dollar and the euro, as applicable. For example, if sterling depreciates relative to the U.S. dollar and/or the euro, the U.S. dollar and/or euro value of our ordinary shares will decrease. Because the Conversion Price for the Dollar AT1 Securities

and the Euro AT1 Securities is denominated in U.S. dollars or in euro, respectively, depreciation of sterling against the U.S. dollar or the euro may result in the U.S. dollar or euro value of any Conversion Shares received by a holder of such Series of New AT1 Securities following an Automatic Conversion being significantly less than the price implied by the Conversion Price. In addition, in respect of the Dollar AT1 Securities and the Euro AT1 Securities, if a Conversion Shares Offer is made, the sterling cash consideration received for any Conversion Shares sold in such Conversion Shares Offer will be translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs). Accordingly, a decline in the value of sterling relative to the U.S. dollar and/or the euro between the issue date of the Euro AT1 Securities and the Dollar AT1 Securities and the Conversion Date will also result in the Conversion Shares Offer Price for such New AT1 Securities being less than the sterling equivalent of the Conversion Price at the Conversion Date.

In addition, there may be a delay in a holder receiving its Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted, as the Conversion Shares Offer Period may last up to forty (40) Business Days after the delivery of the Conversion Shares Offer Notice), during which time the market price of the ordinary shares of the Issuer or the exchange rate of sterling against the U.S. dollar and/or the euro may further decline. As a result, the realizable value in U.S. dollars or euro of certain of the Conversion Shares received upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the U.S. dollar or euro price paid for the New AT1 Securities at the time of their issuance.

No interest or other compensation is payable in the event of a loss by a holder of New AT1 Securities due to foreign currency conversions.

Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the New AT1 Securities (other than the CSO Obligations, if any).

Upon an Automatic Conversion, the Issuer shall issue the Conversion Shares to the Conversion Shares Depository, which will hold the Conversion Shares on behalf of the holders of the New AT1 Securities. Issuance of the Conversion Shares to the Conversion Shares Depository shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the New AT1 Securities (other than the CSO Obligations, if any). Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the New AT1 Securities as described herein, with effect from the Conversion Date, holders of the New AT1 Securities shall have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such a scenario, we would inform holders of the New AT1 Securities via each of the Clearing Systems or the trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Conversion Shares and such arrangements may be disadvantageous to, and more restrictive on, the holders of the New AT1 Securities. For example, such arrangements may involve holders of the New AT1 Securities having to wait longer to receive their Conversion Shares than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Under these circumstances, the Issuer’s issuance of the Conversion Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete, irrevocable and automatic release of all of the Issuer’s obligations in respect of the New AT1 Securities (other than the CSO Obligations, if any).

Holders may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

Holders may not ultimately receive Conversion Shares upon a Capital Adequacy Trigger Event because the Issuer may elect, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository in respect of one or more Series of the New AT1 Securities.

If all of the Conversion Shares are sold in the Conversion Shares Offer, holders shall be entitled to receive, in respect of each New AT1 Security, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such New AT1 Security, in the case of Sterling AT1 Securities, in sterling, or in the case of Dollar AT1 Securities or Euro AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs). If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, holders shall be entitled to receive, in respect of each New AT1 Security, (a) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such New AT1 Security (in the case of the Euro AT1 Securities and the Dollar AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs)) together with (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such New AT1 Security rounded down to the nearest whole number of Conversion Shares. In each case, the cash component of any Conversion Shares Offer Consideration shall be subject to deduction of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

No interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of cash sums or Conversion Shares in the circumstances described above.

Furthermore, the Issuer or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period. Accordingly, holders of the New AT1 Securities would not know the composition of the Conversion Shares Offer Consideration to which they may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the New AT1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and the Issuer’s CSO Obligations, if any, and the rights of the holders of the New AT1 Securities will be limited accordingly.

Following an Automatic Conversion, the New AT1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any. All obligations of the Issuer under the New AT1 Securities (except for the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The New AT1 Securities shall be cancelled on the applicable Cancellation Date.

Although we currently expect that beneficial interests in the New AT1 Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for any of the New AT1 Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under a New AT1 Security during this period may not reflect the market price of such New AT1 Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the New AT1 Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the New AT1 Securities is suspended by a Clearing System at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the New AT1 Securities in such Clearing System and trading in the New AT1 Securities may cease through such Clearing System.

In addition, we have been advised by each of the Clearing Systems that they will suspend all clearance and settlement of transactions in the New AT1 Securities on the Suspension Date. As a result, holders of the New AT1 Securities will not be able to settle the transfer of any New AT1 Securities through such Clearing System following the Suspension Date, and any sale or other transfer of the New AT1 Securities that a holder of the New AT1 Securities may have initiated prior to the Suspension Date with respect to such Clearing System that is scheduled to match or settle after the Suspension Date will be rejected by such Clearing System and will not be matched or settled through such Clearing System.

The New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Moreover, although the holders will become beneficial owners of the Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the New AT1 Securities), no holder will be able to sell or otherwise transfer any Conversion Shares until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Conversion Shares Settlement Notice in order to receive delivery of the Conversion Shares or the Conversion Share Component, if any, of any Conversion Shares Offer Consideration, as applicable.

In order to obtain delivery of the relevant Conversion Shares or the Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder must deliver a Conversion Shares Settlement Notice (and the relevant New AT1 Securities, if applicable) to the Conversion Shares Depository. The Conversion Shares Settlement Notice must contain certain information, including the holder’s CREST account details. Accordingly, holders of New AT1 Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable. If a holder of the New AT1 Securities fails to properly complete and deliver a Conversion Shares Settlement Notice on or before the Notice Cut-off Date, the Conversion Shares Depository shall continue to hold the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration until a Conversion Shares Settlement Notice (and the relevant New AT1 Securities, if applicable) is or are so delivered. However, the relevant New AT1 Securities shall be cancelled on the Final Cancellation Date and any holder of New AT1 Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration).

Holders do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository upon an Automatic Conversion will be the aggregate principal amount of the New AT1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date divided by the Conversion Price (rounded down to the nearest whole number of Conversion Shares). The Conversion Price will be adjusted if there is a consolidation, reclassification or subdivision of the Issuer’s ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, a rights issue, an Extraordinary Dividend or a Qualifying Takeover Event (but only in the situations and only to the extent provided in “Description of the New AT1 Securities—Anti-Dilution”). There is no requirement that there should be an adjustment for every corporate or other event that may affect the market price of the Conversion Shares. In particular, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). Furthermore, the adjustment events that are included are less extensive than those often included in the terms of convertible securities. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the New AT1 Securities.

If a Takeover Event occurs, the New AT1 Securities may be convertible into shares in an entity other than the Issuer or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event, then following an Automatic Conversion the New AT1 Securities shall become convertible or exchangeable into the Approved Entity Shares of the Acquirer at the New Conversion Price as more fully described under “Description of the New AT1 Securities—Anti-Dilution—Qualifying Takeover Event” below. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the New AT1 Securities.

If the Issuer’s ordinary shares become delisted following a Takeover Event which is not a Qualifying Takeover Event or otherwise, there shall be no automatic adjustment to the terms of the New AT1 Securities and the New AT1 Securities will remain convertible into unlisted ordinary shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares and may have little or no resale value. In addition, if a Takeover Event is not a Qualifying Takeover Event because the Acquirer is a Governmental Entity, there can be no assurance as to whether the New AT1 Securities would be convertible into, or exchangeable for, any securities or other instruments of the Acquirer or any other person or entity. Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on holders or the value of the New AT1 Securities.

In addition, the Issuer has considerable discretion in determining whether a Qualifying Takeover Event has occurred. A Qualifying Takeover Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, among other requirements, the Issuer must determine, in its sole and absolute discretion, that the arrangements to deliver Approved Entity Shares following an Automatic Conversion are in place and that such arrangements would be in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the New AT1 Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body). Therefore, the Issuer may consider factors other than the interests of holders of the New AT1 Securities in determining whether the New Conversion Condition is satisfied.

Further, a Takeover Event shall occur only where the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in an Acquirer (together with any associate). There can be no assurance that the acquisition by an Acquirer of the right to cast 50% or less of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer will not have an adverse effect on the value of the New AT1 Securities.

Holders may be subject to disclosure obligations, take-over requirements and/or may need approval from the Issuer’s regulator under certain circumstances.

As the holders of the New AT1 Securities may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the New AT1 Securities may result in holders having to comply with certain disclosure, take-over and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, the Issuer (and the U.K. Financial Conduct Authority

(the “FCA”)) must be notified by a person when the percentage of voting rights in the Issuer controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the New AT1 Securities themselves (or the Conversion Shares) above certain levels may require the holder of the voting securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the New AT1 Securities, in respect of its existing shareholding and the level of holding it would have if it receives Conversion Shares following a Capital Adequacy Trigger Event.

Holders will bear the risk of changes in the fully loaded CET1 Ratio.

The market price of the New AT1 Securities is expected to be affected by changes in the fully loaded CET1 Ratio. Changes in the fully loaded CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which shall be calculated by the Issuer on a fully loaded and consolidated basis and such calculation shall be binding on the trustee and the holders), as well as changes to their respective definition and interpretation under the Capital Regulations. See “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio.”

We currently only publicly report the Group’s fully loaded CET1 Ratio quarterly as of the period end, and therefore during the quarterly period there is no published updating of the fully loaded CET1 Ratio and there may be no prior warning of adverse changes in the Group’s fully loaded CET1 Ratio. However, any indication that the fully loaded CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the market price of the New AT1 Securities. A decline or perceived decline in the fully loaded CET1 Ratio may significantly affect the trading price of the New AT1 Securities.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside our control. Although we currently publicly report the Group’s fully loaded CET1 Ratio only as of each quarterly period end, the PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant U.K. resolution authority, or we might otherwise determine to calculate such ratio in our own discretion. Moreover, the relevant U.K. resolution authority is likely to allow a Capital Adequacy Trigger Event to occur rather than to resort to the use of public funds. A Capital Adequacy Trigger Event could occur at any time if the Group’s fully loaded CET1 Ratio is below 7.00% as of any such calculation date.

The Group’s fully loaded CET1 Ratio may fluctuate during a quarterly period. The calculation of such ratio could be affected by one or more factors, including, among other things, changes in the mix of the Group’s business, major events affecting our earnings, dividend payments by the Issuer, regulatory changes (including changes to definitions and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets) and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pound sterling equivalent value of foreign currency denominated capital resources and risk weighted assets. As a result, the fully loaded CET1 Ratio is exposed to foreign currency movements.

The calculation of the Group’s fully loaded CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the PRA could require us to reflect such changes in any particular calculation of the Group’s fully loaded CET1 Ratio.

Accordingly, accounting changes or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets, and the Group’s fully loaded CET1 Ratio.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the New AT1 Securities is not necessarily expected to follow the trading behavior of other types of security. Any indication that a Capital Adequacy Trigger Event (and subsequent Automatic Conversion) may occur can be expected to have a material adverse effect on the market price of the New AT1 Securities.

The Group’s fully loaded CET1 Ratio will be affected by our business decisions and, in making such decisions, our interests may not be aligned with those of the holders of the New AT1 Securities.

As discussed in “—The circumstances surrounding or triggering an Automatic Conversion are unpredictable, and there are a number of factors that could affect the Group’s fully loaded CET1 Ratio” above, the Group’s fully loaded CET1 Ratio could be affected by a number of factors. It will also depend on the Group’s decisions relating to its businesses and operations, as well as the management of its capital position. We will have no obligation to consider the interests of the holders of the New AT1 Securities in connection with our strategic decisions, including in respect of our capital management. Holders of the New AT1 Securities will not have any claim against us or any other member of the Group relating to decisions that affect the business and operations of the Group, including the Group’s capital position, regardless of whether they result in the occurrence of a Capital Adequacy Trigger Event. Such decisions could cause holders of the New AT1 Securities to lose all or part of the value of their investment in the New AT1 Securities.

Implementation of Basel III / CRD IV and additional PRA supervisory expectations.

Introduction

The rules applicable to the capital of financial institutions are being changed across the European Union in order to implement the Basel III measures issued by the Basel Committee on Banking Supervision. The European legislative package consists of a fourth capital requirements Directive and a new capital requirements Regulation, collectively known as “CRD IV.” The CRD IV entered into force in the United Kingdom on January 1, 2014.

CRD IV introduces significant changes in the prudential regulatory regime applicable to banks, including: increased minimum capital ratios; changes to the definition of capital and the calculation of risk weighted assets; and the introduction of new measures relating to leverage, liquidity and funding. CRD IV permits a transitional period for certain of the enhanced capital requirements and certain other measures, such as the CRD IV leverage ratio, which are not expected to be finally implemented until 2018. For the avoidance of doubt, the common equity tier 1 capital ratio trigger for Automatic Conversion is calculated without taking into account any such transitional arrangements (is therefore described as “fully loaded”). Ahead of the anticipated CRD IV timetable (and as indicated by the PRA’s statements of intent set out in its CP5/13 consultation paper described below and as set out in the PRA’s supervisory statement SS3/13 released on November 29, 2013), the PRA’s supervisory expectation is for the Group to meet certain capital and leverage ratio targets within certain prescribed timeframes. The Group met the PRA’s expectation to have an adjusted fully loaded common equity tier 1 capital ratio of at least 7% by December 31, 2013 and will be expected to meet a PRA leverage ratio of 3% by June 30, 2014, where “adjusted” is a reference to certain adjustments applied by the PRA. As at March 31, 2014, the Group’s estimated PRA leverage ratio was 3.1%.

CRD IV requirements adopted in the United Kingdom may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards to be developed by the EBA or changes to the way in which the PRA interprets and applies these requirements to U.K. banks (including as regards individual model approvals granted under CRD II and III). For example, further guidelines published by the Basel Committee in January 2014 regarding the calculation of the leverage ratio are expected to be incorporated into EU and U.K. law during 2014. In addition the Financial Policy Committee of the Bank of England has legal powers, where this is required to protect financial stability, to make recommendations about the application of prudential requirements, and has, or may be given, other powers including powers to direct the PRA and FCA to adjust capital requirements through sectoral capital requirements. Directions would apply to all U.K. banks and building societies, rather than to the Group specifically.

Such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s CRD IV capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated. The PRA’s policy statement PS 7/13 released on December 19, 2013 sets out, among other things, changes to the PRA rules in order to implement certain aspects of CRD IV in the U.K. Nonetheless, if the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in the statements, and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. This may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Issuer’s capital position.

Fully loaded CET1 Ratio: CRD IV introduces a new calculation of common equity tier 1 capital and risk weighted assets. Future regulatory changes to the calculation of common equity tier 1 capital and/or risk weighted assets may negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the New AT1 Securities.

Under CRD IV, we will be required to calculate the Group’s capital resources for regulatory purposes on the basis of “common equity tier 1 capital” instead of “core tier 1 capital” and calculate the Group’s risk weighted assets or total risk exposure amount, which represent the Group’s assets adjusted for their associated risk, on a different basis than we did prior to CRD IV. The CRD IV legislation sets out a minimum pace of introduction of these enhanced capital requirements (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the European Union Member States has the discretion to accelerate that minimum pace of transition.

In the United Kingdom, the PRA accelerated the introduction of certain of the enhanced capital requirements under CRD IV and, in accordance with the PRA’s rules and supervisory statements of December 19, 2013, the PRA requires the Group to meet certain capital targets within certain prescribed timeframes, without having regard to any Transitional Provisions in that respect. Therefore, for the purposes of the New AT1 Securities, we will calculate the Group’s CET1 Capital and Risk Weighted Assets without applying the Transitional Provisions and will instead calculate the Group’s CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than under the CRD IV regime and will lead to the CET1 Ratio as defined for purposes of the New AT1 Securities to be lower than it would be were we to calculate the common equity tier 1 ratio applying the Transitional Provisions to our calculation of common equity tier 1 capital and risk weighted assets.

The Group’s fully loaded CET1 Ratio as of March 31, 2014 was estimated to be approximately 9.6%. We calculate the Group’s fully loaded CET1 Ratio without applying the Transitional Provisions and assuming all of

CRD IV is applied in the form that we currently expect it to apply. The Group’s interpretation of CRD IV and the basis of its calculation of the fully loaded CET1 Ratio may be different from those of other financial institutions. For more information on how this ratio is calculated, see pages 178-179 of our 2013 Form 20-F and pages 42-44 of Exhibit 99.1 to our May 6 6-K, which are incorporated by reference into this prospectus.

Any changes that may occur in the application of the CRD IV rules in the United Kingdom subsequent to the date of this prospectus and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect the Group’s fully loaded CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the New AT1 Securities.

We may redeem any or all Series of the New AT1 Securities at our option in certain situations.

We may, at our option, at any time, redeem any or all Series of the New AT1 Securities, in whole but not in part, at a price equal to 100% of the principal amount of such Series, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption, if a Regulatory Event or a Tax Event has occurred with respect to such Series, as more particularly described under “Description of the New AT1 Securities—Redemption—Regulatory Event Redemption” and “Description of the New AT1 Securities—Redemption—Tax Redemption,” respectively. In addition, we may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on each Reset Date applicable to such Series at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation” below) to (but excluding) the date fixed for redemption. If we redeem any Series of the New AT1 Securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the New AT1 Securities is subject to receipt of the PRA’s prior consent, regardless of whether such redemption would be favorable or unfavorable to you. Furthermore, you have no right to require us to redeem the New AT1 Securities.

Our obligations under the New AT1 Securities will be unsecured and subordinated, and the rights of the holders of Conversion Shares will be further subordinated.

Our obligations under the New AT1 Securities will be unsecured and subordinated to all of the Issuer’s existing and future obligations to Senior Creditors. In addition, payment of principal or interest in respect of the New AT1 Securities cannot be made in respect of the New AT1 Securities except to the extent that the Issuer could make such payment and still satisfy the Solvency Condition (as defined under “Description of the New AT1 Securities—Ranking” below) immediately thereafter.

If (a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or (b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend, then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors (as defined under “Description of the New AT1 Securities—Ranking” below), and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for the purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Therefore, if Barclays were to be wound up or placed into administration, the Barclays liquidator or administrator would first apply assets of Barclays to satisfy all rights and claims of Senior Creditors. If Barclays does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the holders of the New AT1 Securities will not be settled and, as a result, the holders will lose the entire amount of their investment in the New AT1 Securities. The New AT1 Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of ordinary shares, in the event of a winding-up or administration occurring in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date) if Barclays does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities), and each holder will be effectively further subordinated due to the change in their status on a winding-up or administration after the Conversion Date from being the holder of a debt instrument ranking ahead of holders of ordinary shares to being the holder of ordinary shares of the Issuer or the beneficial owner of ordinary shares of the Issuer as evidenced by the New AT1 Security. As a result, upon the occurrence of an Automatic Conversion, the holders could lose all or part of their investment in the New AT1 Securities irrespective of whether the Issuer has sufficient assets available to settle what would have been the claims of the holders of the New AT1 Securities or other securities subordinated to the same extent as the New AT1 Securities, in winding-up proceedings or otherwise. Therefore, even if other securities that rank pari passu with the New AT1 Securities are paid in full, following the Conversion Date in respect of an Automatic Conversion, the holders will have no rights to the repayment of the principal amount of the New AT1 Securities or the payment of interest on the New AT1 Securities and will rank as holders of ordinary shares of the Issuer (or beneficial owners of ordinary shares of the Issuer).

The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.

The Issuer is a holding company that currently has no significant assets other than its investment in Barclays Bank. As a holder of ordinary shares in Barclays Bank (or any of its subsidiaries), the Issuer’s right to participate in the assets of Barclays Bank (or any other subsidiary) if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims of other of the subsidiary’s creditors and/or preference shareholders against such subsidiary. Accordingly, if Barclays Bank or any of the Issuer’s other subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the New AT1 Securities would have no right to proceed against the assets of Barclays Bank or such other subsidiary, and (ii) the liquidator of Barclays Bank or such other subsidiary would first apply the assets of Barclays Bank or such other subsidiary to settle the claims of the creditors of Barclays Bank or such other subsidiary, including holders (which may include the Issuer) of preference shares and other Tier 1 capital instruments of Barclays Bank or such other subsidiary, before the Issuer, to the extent it is as an ordinary shareholder of Barclays Bank or such other subsidiary, would be entitled to receive any distributions from Barclays Bank or such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of the Group’s leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the New AT1 Securities offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the New AT1 Securities on a liquidation or winding-up of Barclays and may limit our ability to meet our obligations under the New AT1 Securities. In addition, the New AT1 Securities do not contain any restriction on Barclays issuing securities that may have preferential rights to the New AT1 Securities or securities with similar or different provisions to those described herein.

Holders of the New AT1 Securities will have limited remedies.

Payment of principal on the New AT1 Securities shall be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a Winding-up Event results if either (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend. There is no right of acceleration in the case of non-payment of principal or interest on the New AT1 Securities or of our failure to perform any of our obligations under or in respect of the New AT1 Securities.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the New AT1 Securities is, subject to certain conditions and to the provisions set forth in “Description of the New AT1 Securities—Enforcement Events and Remedies—Trust Indenture Act remedies,” for the trustee to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the trustee may institute such proceedings against us as it may think fit to enforce any term, obligation or condition binding on us under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the Indenture, including, without limitation, payment of any principal or interest) (referred to herein as Performance Obligations), provided always that the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

The remedies under the New AT1 Securities are more limited than those typically available to our unsubordinated creditors.

No interest will be due and payable if such interest has been cancelled or deemed cancelled (in each case, in whole or in part) as described under “Description of the New AT1 Securities—Interest Cancellation” below. Accordingly, no default in payment or otherwise under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Following the occurrence of an Automatic Conversion, all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and no principal or interest can become due and payable after such date. An Automatic Conversion will not constitute a default or a Winding-up Event under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities is not a Winding-up Event or a default in payment or otherwise.

For further detail regarding the limited remedies of the trustee and the holders of the New AT1 Securities, see “Description of the New AT1 Securities—Enforcement Events and Remedies” and “Description of the New AT1 Securities—Trustee’s Duties” in this prospectus.

Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities.

European resolution regime and loss absorption at the point of non-viability.

On May 6, 2014, the EU Council adopted the BRRD. The BRRD is yet to be published in the Official Journal of the European Union; it is expected to enter into force before January 1, 2015 (the expected implementation dates are set out below). The stated aim of the BRRD is to provide supervisory authorities, including the relevant U.K. resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses.

The powers to be granted to supervisory authorities under the BRRD include (but are not limited to) the introduction of a statutory “write-down and conversion power” and a “bail-in” power, which will give the relevant U.K. resolution authority the power to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (which could include the New AT1 Securities) of a failing financial institution and/or to convert certain debt claims (which could include the New AT1 Securities) into another security, including ordinary shares of the surviving Group entity, if any. The majority of measures set out in the BRRD (including the write-down and conversion powers relating to Tier 1 capital instruments, such as the New AT1 Securities, and Tier 2 capital instruments) will need to be implemented with effect from January 1, 2015, with the bail-in power for other eligible liabilities to apply from January 1, 2016 at the latest. However, as noted above, the BRRD has not been published in the Official Journal of the European Union. Moreover, as discussed under “—Bail-in option in the U.K. Banking Act” below, the amendments to the U.K. Banking Act are likely to accelerate the implementation timeframe of some or all of these resolution powers in the United Kingdom. See also “—Under the terms of the New AT1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.”

In addition to a “write-down and conversion power” and a “bail-in” power, the powers currently proposed to be granted to the relevant U.K. resolution authority under the BRRD include the power to (i) direct the sale of the relevant financial institution or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the relevant financial institution to a “bridge bank” (a publicly controlled entity) and (iii) transfer the impaired or problem assets of the relevant financial institution to an asset management vehicle to allow them to be managed over time. In addition, among the broader powers to be granted to the relevant resolution authority under the BRRD, the BRRD will provide powers to the relevant resolution authority to amend the maturity date and/or any interest payment date of debt instruments or other eligible liabilities of the relevant financial institution and/or impose a temporary suspension of payments.

The BRRD contains safeguards for shareholders and creditors in respect of the application of the “write down and conversion” and “bail-in” powers which aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

Until fully implemented, it is not possible to assess the full impact of the BRRD on the Issuer, the Group and on holders of the New AT1 Securities, and there can be no assurance that, once it is implemented, the manner in which it is implemented or the taking of any actions by the relevant U.K. resolution authority currently contemplated in the BRRD would not adversely affect the rights of holders of the New AT1 Securities, the price or value of an investment in the New AT1 Securities and/or our ability to satisfy our obligations under the New AT1 Securities.

Recital 45 and Article 518 of the CRD IV Regulation state that if measures of the type included in the BRRD are not adopted by December 31, 2015, the European Commission should review and report whether the CRD IV Regulation should be amended so as to include write-down and conversion powers in order to ensure that relevant capital instruments fully absorb losses at the point of non-viability of the issuing institution and before any other resolution action is taken. Given the adoption of the BRRD, it is likely that no such amendment to the CRD IV Regulation would be necessary. However, there is a risk that should such an amendment be necessary, it would result in any New AT1 Securities being used to absorb losses on the occurrence of a non-viability event.

The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of any New AT1 Securities subject to the BRRD and could lead to the holders of the New AT1 Securities losing some or all of their investment in the New AT1 Securities.

U.K. resolution regime.

In the United Kingdom, the U.K. Banking Act provides for a regime (the “resolution regime”) to allow the Bank of England (or, in certain circumstances, U.K. HM Treasury (the “U.K. Treasury”)) to resolve failing banks in the United Kingdom, in consultation with the PRA, the FCA and U.K. Treasury, as appropriate. Under the U.K. Banking Act, these authorities are given powers, including (a) the power to make share transfer orders pursuant to which all or some of the securities issued by a U.K. bank may be transferred to a commercial purchaser or the U.K. government; and (b) the power to transfer all or some of the property, rights and liabilities of a U.K. bank to a commercial purchaser or Bank of England entity. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a U.K. bank (including Barclays Bank) or its holding company (the Issuer) and warrants for such shares and bonds. Certain of these powers have been extended to companies within the same group as a U.K. bank.

The U.K. Banking Act also gives the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers. The U.K. Banking Act powers apply regardless of any contractual restrictions and compensation may be payable in the context of both share transfer orders and property appropriation.

The U.K. Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the U.K. Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

If these powers were to be exercised in respect of the Issuer (or any member of the Group), there could be a material adverse effect on the rights of holders of New AT1 Securities, including through a material adverse effect on the price of the New AT1 Securities.

Bail-in option in the U.K. Banking Act.

On December 18, 2013, the Financial Services (Banking Reform) Act 2013 (the “U.K. Banking Reform Act”) became law in the United Kingdom. Among the changes introduced by the U.K. Banking Reform Act, the U.K. Banking Act is amended to insert a bail-in option as part of the powers of the U.K. resolution authority. The bail-in option will come into force when stipulated by the U.K. Treasury. On March 13, 2014, the U.K. Treasury published a consultation on three statutory instruments relating to the bail-in powers, which closed on May 7, 2014. In its consultation, the U.K. Government noted that in order to complete the legislation and commence the bail-in powers in the U.K. Banking Reform Act, a number of pieces of secondary legislation are to be made.

The bail-in option is being introduced as an additional power available to the U.K. resolution authority, to enable it to recapitalize a failed institution by allocating losses to its shareholders and unsecured creditors in a manner that ought to respect the hierarchy of claims in an insolvency of a relevant financial institution, consistent with shareholders and creditors of financial institutions not receiving less favorable treatment than they would have done in insolvency. The bail-in option includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the bank under resolution and the power to convert a liability from one form to another. The conditions for use of the bail-in option are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action can be taken to avoid the bank’s failure and (iii) the U.K. resolution authority determines that it is in the public interest to exercise the bail-in power.

The U.K. Government has stated that the bail-in powers introduced by the U.K. Banking Reform Act will require some minor modifications in order to fully transpose the BRRD requirements; however, the U.K. Government’s view is that such amendments will not change the fundamental characteristic of the bail-in power.

The exercise of any bail-in power as set out in the U.K. Banking Act or any suggestion of any such exercise could materially adversely affect the value of any New AT1 Securities and could lead to holders of the New AT1 Securities losing some or all of the value of their investment in the New AT1 Securities.

In addition, the U.K. Banking Act may be amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

For more information on changes in law, see “—Other changes in law may adversely affect the rights of holders of the New AT1 Securities.”

Under the terms of the New AT1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all or a portion of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities to give effect to the exercise by the relevant U.K. resolution authority of such bail-in power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Accordingly, any U.K. Bail-

in Power may be exercised in such a manner as to result in you and other holders of the New AT1 Securities losing all or a part of the value of your investment in the New AT1 Securities or receiving a different security from the New AT1 Securities, which may be worth significantly less than the New AT1 Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the New AT1 Securities. For more information, see “Description of the New AT1 Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power.” See also “—Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities.”

The circumstances under which the relevant U.K. resolution authority would exercise its proposed U.K. Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the U.K. Bail-in Power, there remains uncertainty regarding the specific factors which the relevant U.K. resolution authority would consider in deciding whether to exercise the U.K. Bail-in Power with respect to the relevant financial institution and/or securities, such as the New AT1 Securities, issued by that institution.

Moreover, as the final criteria that the relevant U.K. resolution authority would consider in exercising any U.K. Bail-in Power are expected to provide it with considerable discretion, holders of the New AT1 Securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such U.K. Bail-in Power and consequently its potential effect on the Group and the New AT1 Securities.

The rights of holders of the New AT1 Securities to challenge the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority are likely to be limited.

There is some uncertainty as to the extent of any due process rights or procedures that will be provided to holders of securities (including the New AT1 Securities) subject to the U.K. Bail-in Power and to the broader resolution powers of the relevant U.K. resolution authority when the BRRD is implemented in the United Kingdom. Holders of the New AT1 Securities may have only limited rights to challenge and/or seek a suspension of any decision of the relevant U.K. resolution authority to exercise its U.K. Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Other changes in law may adversely affect the rights of holders of the New AT1 Securities.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the New AT1 Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the New AT1 Securities, which may have an adverse effect on an investment in the New AT1 Securities.

In addition, any change in law or regulation that triggers a Regulatory Event or a Tax Event would entitle us, at our option (subject to a requirement to obtain the PRA’s prior consent), to redeem any relevant Series of the New AT1 Securities, in whole but not in part, as more particularly described under “Description of the New AT1 Securities—Redemption—Regulatory Event Redemption” and “Description of the New AT1 Securities—Redemption—Tax Redemption,” respectively. See also “—We may redeem any or all Series of the New AT1 Securities at our option in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the New AT1 Securities and, therefore, affect the trading price of the New AT1 Securities given the extent and impact on the New AT1 Securities that one or more regulatory or legislative changes, including those described above, could have on the New AT1 Securities.

The financial services industry continues to be the focus of significant regulatory reforms which may adversely affect the Group’s business, financial performance and capital plans.

A number of regulators are currently proposing, considering or implementing legislation and rule making that could have a significant impact on the future legal entity structure, business mix and management of the

Group. These initiatives include (a) the U.K. Banking Reform Act, which gives U.K. authorities the power to implement key recommendations of the Independent Commission on Banking, (b) the European Commission proposals of January 2014 for a directive to implement recommendations of the EU High Level Expert Group Review (the Liikanen Review), (c) the final rules issued by the U.S. Board of Governors of the Federal Reserve System implementing various enhanced prudential standards under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 applicable to certain foreign banking organizations and their U.S. operations and (d) the European Commission’s proposal for a directive providing for a new European Union framework for the recovery and resolution of credit institutions and investment firms. These laws and regulations and the way in which they are interpreted and implemented by regulators may have a number of significant consequences, including changes to the legal entity structure of the Group, changes to how and where capital and funding is raised and deployed within the Group, increased requirements for loss-absorbing capacity within the Group and/or at the level of certain legal entities or sub-groups within the Group and potential modifications to the Group’s business mix and model (including potential exit of certain business activities). These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore the Issuer’s, performance and financial condition, which could in turn affect the levels of CET1 Capital and Risk Weighted Assets and, therefore, the resulting fully loaded CET1 Ratio. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the holders of the New AT1 Securities which could be material.

See also “—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price and the Conversion Shares Offer Price even though you do not receive a corresponding cash distribution.

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment in certain circumstances, as described under “Description of the New AT1 Securities—Anti-Dilution” below. If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Tax Considerations—Certain U.S. Federal Income Tax Considerations Related to Ownership of the New AT1 Securities—Tax Consequences for U.S. Holders—Adjustment of the Conversion Price and the Conversion Shares Offer Price” for a further discussion of these U.S. federal tax implications.

The proposed financial transactions tax (“FTT”) may negatively affect holders of the Existing T1 Securities and the New AT1 Securities or the Issuer.

On February 14, 2013, the European Commission published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope. If introduced in the form proposed on February 14, 2013, it could apply to certain dealings in the Existing T1 Securities and the New AT1 Securities (including secondary market transactions) in certain circumstances.

Under the February 14, 2013 proposal, the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the New AT1 Securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States. Additional EU Member States may decide to participate, although certain other Member States have expressed strong objections to the proposal. The FTT proposal may therefore be altered prior to any implementation, the timing of which remains unclear. Holders of Existing T1 Securities and prospective holders of the New AT1 Securities are advised to seek their own professional advice in relation to the FTT.

Although the effect of these proposals on us will not be known until the legislation is finalized, the FTT may also adversely affect certain of our businesses.

RECENT DEVELOPMENTS

On May 6, 2014, we published our Interim Management Statement (“IMS”) relating to our results for the quarter ended March 31, 2014. We filed the May 6 6-K relating to this IMS.

On May 8, 2014, we announced the results of our Group Strategy Review in which we outlined our proposals to make significant changes in our businesses. We filed the May 9 6-K relating to the results of the Group Strategy Review.

These are important developments and you should review the Form 6-Ks which are incorporated by reference into this prospectus. The liquidity and market price of our securities (including the New AT1 Securities) may be affected by many factors, including the impact on market sentiment towards us or our securities or on the ratings assigned by rating agencies to our securities or the proposals announced in the Group Strategy Review and any perceived risks to implementation of those proposals.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

Our historical financial statements and the accompanying notes in the 2013 Form 20-F are incorporated by reference herein. The Group’s summary financial information and its ratio of earnings to fixed charges as at, and for the years ended, December 31, 2013, 2012, 2011, 2010 and 2009 are set out in the 2013 Form 20-F, which is incorporated by reference herein.

USE OF PROCEEDS

The Issuer will not receive any cash proceeds from the Exchange Offers.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our actual capitalization as of December 31, 2013 and our capitalization as of December 31, 2013, as adjusted for the Exchange Offers.

The information in the following table is derived from the audited consolidated financial statements of the Group as of and for the year ended December 31, 2013 and incorporated by reference into this prospectus. This table should be read together with such audited consolidated financial statements and the notes thereto. The adjusted figures in the table below have been prepared for illustrative purposes only on the basis that 30% of the aggregate principal amount of each Series of Existing T1 Security is tendered and accepted in the Exchange Offers, and do not necessarily give a true picture of our financial condition following completion of the Exchange Offers.

New AT1 Securities will be exchanged for Existing T1 Securities as described in this prospectus upon our receipt of Existing T1 Securities. Accordingly, the completion of the Exchange Offers will not generate any proceeds to us. In accordance with IFRS, certain Existing T1 Securities are classified as equity and included in non-controlling interests in the table below and other Existing T1 Securities are classified as debt and included in subordinated liabilities in the table below. All New AT1 Securities will be classified as equity under IFRS.

	As at December 31, 2013	Adjustments for the Exchange Offers	As Adjusted for the Exchange Offers
	£ million	£ million	£ million
Group shareholders’ equity
Called up share capital	4,028		4,028
Share premium account	15,859		15,859
Other reserves	249		249
Other shareholders’ funds	—		—
Other equity instruments	2,063	1,143	3,206
Retained earnings	33,186		33,186

Shareholders’ equity excluding non-controlling interests	55,385		56,528
Non-controlling interests	8,564	-678	7,886

Total shareholders’ equity	63,949		64,414

Group indebtedness (1)
Subordinated liabilities	21,695	-465	21,229
Debt securities in issue	86,693		86,693

Total indebtedness	108,388		107,922

Total capitalization and indebtedness	172,337		172,337

Group contingent liabilities
Guarantees and letters of credit pledged as collateral security	15,226		15,226
Performance guarantees, acceptances and endorsements	5,958		5,958

Total contingent liabilities	21,184		21,184

Documentary credits and other short-term trade related transactions	780		780
Standby facilities, credit lines and other commitments	274,791		274,791

(1)	Group indebtedness includes interest accrued as at December 31, 2013 in accordance with IFRS.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

The Offerors are inviting holders of Existing T1 Securities issued by Barclays Bank to exchange these securities into CRD IV-compliant additional tier 1 securities to be issued by Barclays as the next step in the transition of the Group’s capital structure. The exchange will accelerate the transition of the Group’s capital structure, contribute to the Group’s leverage ratio target and manage the interest cost associated with legacy non-CRD IV-compliant securities.

We note that any future decision as to the exercise of early redemption calls with respect to the Existing T1 Securities will be made with reference to the economic impact to the Group of such early redemption, prevailing market conditions and regulatory developments.

Terms of the Exchange Offers

General

We, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to holders of Existing T1 Securities an opportunity to exchange:

•	Sterling AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities for any and all Sterling T1 Securities (referred to herein as the Sterling Exchange Offer);

•	Euro AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities for any and all Euro T1 Securities (referred to herein as the Euro Exchange Offer); and

•	Dollar AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities for any and all Dollar T1 Securities (referred to herein as the Dollar Exchange Offer), in the manner, and subject to the terms and conditions, described in this prospectus.

Barclays is the Offeror with respect to the Preference Shares, and Barclays Bank is the Offeror with respect to the TONs and the RCIs.

Minimum New Issue Size

Each Exchange Offer is subject to a Minimum New Issue Size. In particular:

•	the Sterling Exchange Offer is subject to the condition that a sufficient number of Sterling T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least £150,000,000 aggregate principal amount of the Sterling AT1 Securities will be issued by Barclays;

•	the Euro Exchange Offer is subject to the condition that a sufficient number of Euro T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least €300,000,000 aggregate principal amount of the Euro AT1 Securities will be issued by Barclays; and

•	the Dollar Exchange Offer is subject to the condition that a sufficient number of Dollar T1 Securities are validly tendered and not validly withdrawn by the Expiration Date such that at least $300,000,000 aggregate principal amount of the Dollar AT1 Securities will be issued by Barclays.

The Exchange Offers are also subject to certain other conditions which the Offerors may waive at their sole discretion. See “—Conditions of the Exchange Offers.”

Minimum Denomination

The New AT1 Securities will be issued in the following denominations:

Sterling AT1 Securities	£200,000 and integral multiples of £1,000 in excess thereof.

Euro AT1 Securities	€200,000 and integral multiples of €1,000 in excess thereof.

Dollar AT1 Securities	$200,000 and integral multiples of $1,000 in excess thereof.

Offer Consideration

Each of the Existing T1 Securities will be exchanged into New AT1 Securities, plus any applicable Cash Payment Amount, plus any cash amounts (if applicable) in lieu of any fractional New AT1 Securities. Only holders who validly tender their Existing T1 Securities prior to the Expiration Date, who do not validly withdraw their tenders and whose tenders are accepted for exchange will receive New AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities in the currency of the relevant Series of New AT1 Securities.

The tables show, with respect to each Series of Existing T1 Securities, the aggregate principal amount of the relevant Series of New AT1 Securities that a holder will receive for each £1,000, €1,000 and $1,000 principal amount, as applicable, of the relevant Existing T1 Securities validly tendered and accepted for exchange. For the avoidance of doubt, the “Exchange Price” columns in the tables below do not take into account any Cash Payment Amount due to holders of the Existing T1 Securities. The Cash Payment Amount will be paid to tendering holders, if applicable, as a separate cash payment.

(a)	Sterling Exchange Offer:

In the Sterling Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Sterling T1 Securities listed in the immediately following table for the Sterling AT1 Securities described in the next following table. For each £1,000 of the Sterling T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Sterling AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per £1,000 principal amount of Sterling T1 Securities)
Sterling 6% TONs	XS0150052388	6% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month Sterling LIBOR plus 0.89% per annum.	June 15, 2032	£90,501,000	£1,040 principal amount of Sterling AT1 Securities

Sterling 5.3304% RCIs	XS0248675364	5.3304% to (but excluding) December 15, 2036. From (and including) December 15, 2036, three-month Sterling LIBOR plus 1.985%.	December 15, 2036	£81,481,000	£960 principal amount of Sterling AT1 Securities

Sterling 6.3688% RCIs	XS0305103482	6.3688% to (but excluding) December 15, 2019. From (and including) December 15, 2019, three-month Sterling LIBOR plus 1.70%.	December 15, 2019	£94,703,000	£1,050 principal amount of Sterling AT1 Securities

Sterling 6.0% Preference Shares	XS0222208539	6.0% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month Sterling LIBOR plus 1.42% per annum.	December 15, 2017	£750,000,000	£1,030 principal amount of Sterling AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Sterling Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Sterling AT1 Securities	XS1068561098	7.00%	5.084%	£1.65	September 15, 2019	£150,000,000

(b)	Euro Exchange Offer:

In the Euro Exchange Offer, we are offering to exchange any and all of the Euro T1 Securities listed in the immediately following table for the Euro AT1 Securities described in the next following table. For each €1,000 of the Euro T1 Securities validly tendered and accepted for exchange, holders of such securities will be eligible to receive a principal amount of the Euro AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN	Interest Rate /Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per €1,000 principal amount of Euro T1 Securities)
4.75% Non-Cumulative Callable Preference Shares (referred to herein as the Euro T1 Securities)	XS0214398199	4.75% to (but excluding) March 15, 2020. From (and including) March 15, 2020, three-month EURIBOR plus 0.71% per annum.	March 15, 2020	€1,400,000,000	€1,000 principal amount of Euro AT1 Securities

New AT1 Securities	ISIN	Initial Interest Rate	Reset Euro Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Euro AT1 Securities	XS1068574828	6.50%	5.875%	€2.02	September 15, 2019	€300,000,000

(c)	Dollar Exchange Offer:

In the Dollar Exchange Offer, we, or as applicable our wholly-owned subsidiary, Barclays Bank, are offering to exchange any and all of the Dollar T1 Securities listed in the immediately following table for the Dollar AT1 Securities described in the next following table. For each $1,000 of the Dollar T1 Securities validly tendered and accepted for exchange, holders of a particular Series will be eligible to receive a principal amount of the Dollar AT1 Securities set out in the immediately following table under “Exchange Price.”

Existing T1 Securities	ISIN / CUSIP	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per $1,000 principal amount of Dollar T1 Securities)
U.S. Dollar 6.86% TONs	XS0155141830; US06738CAG42 / 06738CAG4	6.86% to (but excluding) June 15, 2032. From (and including) June 15, 2032, six-month U.S. dollar LIBOR plus 1.73% per annum.	June 15, 2032	$681,013,000	$1,135 principal amount of Dollar AT1 Securities

U.S. Dollar 5.926% RCIs	XS0269453139; US06739FEY34 / 06739FEY3	5.926% to (but excluding) December 15, 2016. From (and including) December 15, 2016, three-month U.S. dollar LIBOR plus 1.75%.	December 15, 2016	$533,064,000	$1,090 principal amount of Dollar AT1 Securities

U.S. Dollar 7.434% RCIs	XS0322792010; US06739GAD16 / 06739GAD1	7.434% to (but excluding) December 15, 2017. From (and including) December 15, 2017, three-month U.S. dollar LIBOR plus 3.17%.	December 15, 2017	$346,565,000	$1,155 principal amount of Dollar AT1 Securities

Existing T1 Securities	ISIN / CUSIP	Interest Rate / Dividend	First Optional Call Date	Principal Amount Outstanding	Exchange Price (per $1,000 principal amount of Dollar T1 Securities)
U.S. Dollar 6.278% Preference Shares	US06738C8284 / 06738C828	6.278% to (but excluding) December 15, 2034. From (and including) December 15, 2034, three-month U.S. dollar LIBOR plus 1.55% per annum.	December15, 2034	$1,000,000,000	$1,060 principal amount of Dollar AT1 Securities

New AT1 Securities	ISIN / CUSIP	Initial Interest Rate	Reset Dollar Interest Margin	Conversion Price	First Call Date	Minimum New Issue Size
Dollar AT1 Securities	US06738EAB11 / 06738EAB1	6.625%	5.022%	$2.77	September 15, 2019	$300,000,000

No Priority of Acceptance

Upon the terms and subject to the conditions of the Exchange Offers, we, or as applicable our wholly-owned subsidiary, Barclays Bank, will accept tenders for any and all Existing T1 Securities and there will be no priority of acceptance between the different Series of Existing T1 Securities with respect to any Exchange Offer.

Issue Price

Each New AT1 Security will be issued at a price (the “Issue Price”) equal to 100% of the nominal principal amount of such New AT1 Security.

Cash Payment Amount

Holders whose Existing T1 Securities are accepted for exchange will receive an amount paid in cash equivalent to the accrued and unpaid interest or dividends, as the case may be, on the relevant Existing T1 Security from (and including) the immediately preceding Distribution Date to (and excluding) the relevant Settlement Date of an Exchange Offer as part of the consideration under the relevant Exchange Offer and not, for the avoidance of doubt, as a payment of interest or a dividend on the Existing T1 Securities.

Fractional Entitlements

No fractional New AT1 Securities will be delivered pursuant to the Exchange Offers. Instead, each tendering holder of Existing T1 Securities who would otherwise be entitled to a fractional New AT1 Security will receive cash in an amount equal to such fractional entitlement in the currency of the relevant Series of New AT1 Securities. For the avoidance of doubt, those holders whose holding of a particular Series of Existing T1 Securities would not be sufficient to be exchanged for the minimum denomination of the New AT1 Securities will, if they tender their Existing T1 Securities for which they would otherwise be entitled to a fractional New AT1 Security, receive cash in an amount equal to such fractional entitlement. Further, each holder tendering Existing T1 Securities shall be deemed to make the representations, warranties and undertakings specified under “The Exchange Offers—Acknowledgements, Representations, Warranties and Undertakings,” including that such holder will only submit (or arrange to submit) one Exchange Instruction in respect of any one Series of the Existing T1 Securities tendered by it in the relevant Exchange Offer.

We will calculate the Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities payable in respect of the Existing T1 Securities, and our calculations will be final and binding absent manifest error. Under no circumstances will any interest be payable because of any delay by the Exchange Agents, DTC, Euroclear or Clearstream, Luxembourg in the transmission of funds to the holders of accepted Existing T1 Securities or otherwise.

Initial Interest Rate

The New AT1 Securities will bear interest at the rates set forth in the tables above (the “Initial Interest Rates”) in respect of the period from (and including) the relevant date of issuance of the New AT1 Securities to (but excluding) September 15, 2019.

Conditions of the Exchange Offers

The Offerors will not be required to accept for exchange, or to issue New AT1 Securities or pay any applicable Cash Payment Amounts or cash in lieu of any fractional shares in respect of, any Existing T1 Securities tendered pursuant to an Exchange Offer unless the Minimum New Issue Size with respect to the relevant Exchange Offer is satisfied or waived. The Offerors may also terminate, extend or amend each Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of New AT1 Securities and payment of cash amounts (including any Cash Payment Amounts) in respect of, any Existing T1 Securities so tendered in the relevant Exchange Offer, if any of the following conditions are not satisfied or waived as of the Expiration Date:

•	there shall not have been any change or development that in the Offerors’ reasonable judgment might be expected to prohibit, prevent, restrict or delay the consummation of the Exchange Offer or otherwise materially reduce the anticipated benefits to the Offerors of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on the Offerors, their businesses, condition (financial or otherwise) or prospects, the Existing T1 Securities or the New AT1 Securities;

•	there shall not have been instituted or threatened any action, proceeding or investigation by or before, and no injunction, order or decree shall have been issued by, and no statute, rule or regulation shall be proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer by, any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in the Offerors’ reasonable judgment makes it advisable to the Offerors to terminate the Exchange Offer;

•	there shall not have occurred:

•	any general suspension of or limitation on trading in securities in the United States or the United Kingdom securities or financial markets, whether or not mandatory;

•	any disruption in the trading of the Offerors’ securities or material change in the trading prices of the Existing T1 Securities;

•	a declaration, whether or not mandatory, of a banking moratorium or any suspension of payments with respect to banks in the United States or the United Kingdom or any limitation, whether or not mandatory, by any governmental agency or authority which adversely affects the extension of credit;

•	any limitation, whether or not mandatory, by a governmental agency or authority which may adversely affect the Offerors’ ability to complete the Exchange Offer;

•	a commencement of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or the United Kingdom or their respective citizens; or

•	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

•	the registration statement of which this document forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC.

Although the Offerors have no present plans to do so, the Offerors expressly reserve the right to extend, amend or terminate the Exchange Offers even if all the conditions to the Exchange Offers are satisfied. The Offerors may also reject for exchange any Existing T1 Securities not previously accepted for exchange, if any of the conditions to the Exchange Offers specified above are not satisfied. In addition, the Offerors expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offers, in whole or in part, except as to the requirement that the registration statement be declared effective, which condition the

Offerors cannot waive. The Offerors will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any extension, amendment, non-acceptance, termination or waiver to the Exchange Agents as promptly as practicable, followed by a timely public announcement.

These conditions are for the sole benefit of the Offerors, and the Offerors may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times in the sole discretion of the Offerors. If the Offerors fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Offerors may assert at any time or at various times. Any determination made by the Offerors concerning an event, development or circumstance described or referred to above will be conclusive and binding.

In addition, as described below under “—Expiration Date; Extension; Termination; Amendment,” subject to applicable law, the Offerors may in the Offerors’ absolute discretion terminate any or all of the Exchange Offers for any reason even if all the conditions to the Exchange Offers are satisfied.

Expiration Date; Extension; Termination; Amendment

The Expiration Date is 11:59 p.m., New York City time, on June 12, 2014, unless extended, in which case the Expiration Date will be such time and date to which the Expiration Date is extended.

The Offerors reserve the right to extend the Expiration Date for any or all of the Exchange Offers, and delay acceptance for exchange of the Existing T1 Securities tendered in any or all of the Exchange Offers, by giving oral or written notice to the Exchange Agents and by a public announcement no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. During any such extension, all Existing T1 Securities you have previously tendered in any Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with such Exchange Offer.

The Offerors reserve the right, regardless of whether or not the conditions to the Exchange Offers have been satisfied but subject to applicable law, to terminate any or all of the Exchange Offers prior to the Expiration Date or to amend it in any respect. If the Offerors terminate or amend an Exchange Offer, the Offerors will notify the Exchange Agents by oral or written notice and will issue a timely public announcement regarding the termination or amendment. Upon termination of an Exchange Offer for any reason, any Existing T1 Securities previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

If the Offerors make a material change in the terms of an Exchange Offer or the information concerning an Exchange Offer, or waive a material condition of the Exchange Offer, the Offerors will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open for a minimum of five (5) Business Days from the date the Offerors disseminate that disclosure.

The Offerors may amend the consideration offered in an Exchange Offer, including any amendment to the relevant Initial Interest Rate, no later than 5:00 p.m., New York City time, on May 29, 2014 without extending the Expiration Date. If the Offerors make any such amendment after 5:00 p.m., New York City time, on May 29, 2014, the Offerors will extend the relevant Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten (10) Business Days from the date the Offerors disseminate that disclosure. If the Offerors make any such amendment, the Offerors will promptly disseminate disclosure regarding the change through a supplement to this prospectus.

Procedures for Tendering DTC-settled Dollar T1 Securities

“DTC-settled Dollar T1 Securities” means collectively, (i) the U.S. Dollar 6.278% Preference Shares and (ii) the portion of the U.S. Dollar 6.86% TONs, U.S. Dollar 5.926% RCIs and U.S. Dollar 7.434% RCIs settled through DTC.

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

Any beneficial owner whose DTC-settled Dollar T1 Securities are held through DTC by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender DTC-settled Dollar T1 Securities should contact such nominee promptly and instruct such entity to tender DTC-settled Dollar T1 Securities on such beneficial owner’s behalf.

If you hold your DTC-settled Dollar T1 Securities through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender DTC-settled Dollar T1 Securities on your behalf at or prior to the Expiration Date.

How to Tender If You Are a DTC Participant

To participate in the offer, a DTC participant must comply with the ATOP procedures of DTC described below. In addition, either:

•	the Dollar Exchange Agent must receive, prior to the Early Exchange Date or the Expiration Date, as applicable, a properly transmitted Agent’s Message (as described below under “—Tendering through DTC’s ATOP”); or

•	the Dollar Exchange Agent must receive, prior to the Expiration Date, as applicable, a timely confirmation of book-entry transfer of tendered DTC-settled Dollar T1 Securities into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below.

There is no separate letter of transmittal in connection with the Exchange Offers.

The U.S. Dollar 6.86% TONs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and the U.S. Dollar 6.278% Preference Shares may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their DTC-settled Dollar T1 Securities must continue to hold DTC-settled Dollar T1 Securities in the minimum authorized denominations specified above.

Tenders of DTC-settled Dollar T1 Securities pursuant to the procedures described above, and acceptance thereof by the Offerors, will constitute a binding agreement between the tendering holder and the Offerors upon the terms and subject to the conditions of the Dollar Exchange Offer, which agreement will be governed by the laws of the State of New York.

No documents should be sent to the Offerors or the Dealer Managers. Delivery of an Agent’s Message transmitted through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Dollar Exchange Agent.

By tendering DTC-settled Dollar T1 Securities pursuant to the Dollar Exchange Offer, you will be deemed to have agreed that the delivery and surrender of the DTC-settled Dollar T1 Securities is not effective, and the risk of loss of the DTC-settled Dollar T1 Securities does not pass to the Dollar Exchange Agent, until receipt by the Dollar Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to the Offerors. In all cases, you should allow sufficient time to assure delivery to the Dollar Exchange Agent on or prior to the Expiration Date, as applicable.

By tendering DTC-settled Dollar T1 Securities pursuant to the Exchange Offers, you will be deemed to have made the acknowledgements, representations, warranties and undertakings set out below under “—Acknowledgements, Representations, Warranties and Undertakings,” including that each holder will only submit (or arrange to have submitted on its behalf) one Agent’s Message in respect of any one Series of the DTC-settled Dollar T1 Securities tendered by it in the Exchange Offers, to the Dollar Exchange Agent at the Expiration Date and the time of settlement on the Settlement Date (if a holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such holder or Direct Participant should contact the Dollar Exchange Agent immediately). You will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Dollar Exchange Agent or by the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the DTC-settled Dollar T1 Securities tendered thereby.

The Offerors have not provided guaranteed delivery provisions in connection with the Exchange Offers. You must tender your DTC-settled Dollar T1 Securities in accordance with the procedures set forth herein.

Tendering through DTC’s ATOP

The Dollar Exchange Agent will establish an account at DTC with respect to the DTC-settled Dollar T1 Securities for purposes of the Dollar Exchange Offer, and any financial institution that is a DTC participant may make book-entry delivery of eligible DTC-settled Dollar T1 Securities by causing DTC to transfer such DTC-settled Dollar T1 Securities into the Dollar Exchange Agent’s account in accordance with DTC’s procedures for such transfer.

The Exchange Agents and DTC have confirmed that DTC-settled Dollar T1 Securities held in book-entry form through DTC that are to be tendered in the Dollar Exchange Offer are eligible for ATOP. To effectively tender DTC-settled Dollar T1 Securities through ATOP, DTC participants must electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Dollar Exchange Agent’s account at DTC and send an Agent’s Message to the Dollar Exchange Agent for its acceptance. The confirmation of a book-entry transfer into the Dollar Exchange Agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Dollar Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Dollar Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Dollar Exchange Offer as set forth in this prospectus, and that the Offerors may enforce such agreement against such participant.

If you desire to tender your DTC-settled Dollar T1 Securities on the Expiration Date through ATOP, you should note that you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.  To tender DTC-settled Dollar T1 Securities effectively after 5:00 p.m., New York City time, on the Expiration Date, but prior to 11:59 p.m., New York City time, on Expiration Date, DTC participants may complete and sign a DTC Voluntary Offering Instructions form and deliver it via facsimile to the Dollar Exchange Agent at the facsimile number shown on the back cover of this prospectus. Copies of the DTC Voluntary Offering Instructions form may be obtained from the Dollar Exchange Agent who may be contacted at any of its telephone numbers listed on the back cover of this prospectus. Immediately after delivering the DTC Voluntary Offering Instructions form, a DTC Participant should telephone the Dollar Exchange Agent at its telephone number listed on the back cover of this prospectus to confirm receipt and determine if any further action is required.

Procedures for Tendering Euroclear/Clearstream-settled Dollar T1 Securities

“Euroclear/Clearstream-settled Dollar T1 Securities” means the portion of the U.S. Dollar 6.86% TONs, U.S. Dollar 5.926% RCIs and U.S. Dollar 7.434% RCIs that settle through Euroclear or Clearstream, Luxembourg.

The offering of Euroclear/Clearstream-settled Dollar T1 Securities for exchange by a holder will be deemed to have occurred upon receipt by the Dollar Exchange Agent from Euroclear or Clearstream, Luxembourg of a valid Tender and Blocking Instruction submitted in accordance with the requirements of such Clearing System. The receipt of such Tender and Blocking Instruction by Euroclear or Clearstream, Luxembourg will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Euroclear/Clearstream-settled Dollar T1 Securities in the holder’s account with the relevant Clearing System so that no transfers may be effected in relation to such Euroclear/Clearstream-settled Dollar T1 Securities.

If you hold your Euroclear/Clearstream-settled Dollar T1 Securities through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Euroclear/Clearstream-settled Dollar T1 Securities on your behalf at or prior to the Expiration Date.

Holders and Direct Participants must take the appropriate steps through the relevant Clearing System so that no transfers may be effected in relation to such blocked Euroclear/Clearstream-settled Dollar T1 Securities at any time after the date of submission of such Tender and Blocking Instruction, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking such Euroclear/Clearstream-settled Dollar T1 Securities in the relevant Clearing System, each Direct Participant will be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant’s identity to the Dollar Exchange Agent (and for the Dollar Exchange Agent to provide such details to the Offerors, the Dealer Managers and their legal advisers).

Only Direct Participants may submit Tender and Blocking Instructions. Each holder that is not a Direct Participant must arrange for the Direct Participant through which such holder holds its Euroclear/Clearstream-settled Dollar T1 Securities to submit a valid Tender and Blocking Instruction on its behalf to Euroclear or Clearstream, Luxembourg before the deadlines specified by the relevant Clearing System.

The U.S. Dollar 6.86% TONs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. A holder whose Euroclear/Clearstream-settled Dollar T1 Securities are accepted for exchange pursuant to the Dollar Exchange Offer, and who, following the tender of the Dollar T1 Securities on the Settlement Date, continues to hold in its account with the relevant Clearing System further Euroclear/Clearstream-settled Dollar T1 Securities in an aggregate principal amount outstanding of less than the minimum specified denomination of the Euroclear/Clearstream-settled Dollar T1 Securities, would need to purchase an aggregate principal amount of Euroclear/Clearstream-settled Dollar T1 Securities, such that its holding amounts to at least the applicable minimum specified denomination of the Euroclear/Clearstream-settled Dollar T1 Securities before such Euroclear/Clearstream-settled Dollar T1 Securities it continues to hold may be traded in the relevant Clearing Systems.

By submitting a valid Tender and Blocking Instruction to Euroclear or Clearstream, Luxembourg in accordance with the standard procedures of such Clearing System, a holder and any Direct Participant submitting such Tender and Blocking Instruction on such holder’s behalf shall be deemed to make the acknowledgements, representations, warranties and undertakings set out below under “—Acknowledgements, Representations, Warranties and Undertakings,” to the Offerors, the Dollar Exchange Agent and the Dealer Managers at the Expiration Deadline and the time of settlement on the Settlement Date (if a holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such holder or Direct Participant should contact the Dollar Exchange Agent immediately).

Holders should note that only one Tender and Blocking Instruction may be submitted by or on behalf of a beneficial owner in respect of a particular Series of Euroclear/Clearstream-settled Dollar T1 Securities. Multiple Tender and Blocking Instructions submitted by or on behalf of a beneficial owner in respect of any one Series of Euroclear/Clearstream-settled Dollar T1 Securities will be invalid and may be rejected by the Offerors.

Holders must provide the following additional information in the relevant Tender and Blocking Instruction for the purposes of receiving Dollar AT1 Securities:

(a)	the event or reference number issued by Euroclear or Clearstream, Luxembourg;

(b)	the name of the beneficial holder, account holder and the securities account number in which the Euroclear/Clearstream-settled Dollar T1 Securities the holder wishes to tender are held; and

(c)	the Euroclear or Clearstream, Luxembourg account to which the Dollar AT1 Securities should be credited.

The Offerors may not accept any tenders of Euroclear/Clearstream-settled Dollar T1 Securities if the information set out above is not provided as part of the relevant Tender and Blocking Instruction.

The Dollar AT1 Securities offered in exchange for Euroclear/Clearstream-settled Dollar T1 Securities will be available initially only in book-entry form, represented in one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

Procedures for Tendering Sterling T1 Securities and Euro T1 Securities

To tender Sterling T1 Securities and Euro T1 Securities held through Euroclear or Clearstream, Luxembourg, a holder who is not a Direct Participant in Euroclear or Clearstream, Luxembourg must arrange for a Direct Participant to deliver its Electronic Acceptance Instruction, which includes its Security Instructions (as defined below), to Euroclear or Clearstream, Luxembourg in accordance with the deadlines specified by Euroclear or Clearstream, Luxembourg on or prior to the Expiration Date, as the case may be. Only a Direct Participant in Euroclear or Clearstream, Luxembourg may submit an Electronic Acceptance Instruction to Euroclear or Clearstream, Luxembourg.

The term “Security Instructions” means, with respect to securities held through Euroclear or Clearstream, Luxembourg, irrevocable instructions: (i) to block any attempt to transfer a holder’s Sterling T1 Securities and Euro T1 Securities on or prior to the applicable Settlement Date; and (ii) to debit the holder’s account on the applicable Settlement Date in respect of the Sterling T1 Securities and Euro T1 Securities that have been tendered by the holder. By submitting a Security Instruction, holders authorize Euroclear and Clearstream, Luxembourg to disclose the name of the Direct Participant to the Offerors and the Sterling and Euro Exchange Agent. All of the Sterling T1 Securities and Euro T1 Securities tendered by the holder will be debited from the holder’s account. The debit will occur upon receipt of an instruction from the Sterling and Euro Exchange Agent on the Settlement Date. In the event that an Exchange Offer is terminated by the Offerors prior to the applicable Settlement Date, as notified to Euroclear or Clearstream, Luxembourg by the Sterling and Euro Exchange Agent, the irrevocable instructions will be automatically withdrawn. Security Instructions can be delivered only by Direct Participants in Euroclear and Clearstream, Luxembourg.

A holder’s Electronic Acceptance Instruction, which includes its Security Instructions, must be delivered and received by Euroclear or Clearstream, Luxembourg in accordance with the procedures established by them and on or prior to the deadlines established by each of those clearing systems. Holders are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of Security Instructions to Euroclear or Clearstream, Luxembourg.

Beneficial owners that hold Sterling T1 Securities or Euro T1 Securities through a custodian may not submit an Electronic Acceptance Instruction directly. Such holders should contact their relevant custodians to submit an Electronic Acceptance Instruction on their behalf.

If you hold your Sterling T1 Securities or Euro T1 Securities through a broker, dealer, commercial bank, trust company or other nominee, you should keep in mind that such entity may require you to take action with respect to the Exchange Offers a number of days before the Expiration Date in order for such entity to tender Sterling T1 Securities and Euro T1 Securities on your behalf at or prior to the Expiration Date.

The Sterling 6% TONs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of £1,000 and integral multiples of £1,000 in excess thereof. The Sterling 5.3304% RCIs and Sterling 6.3688% RCIs may be tendered and accepted for payment only in principal amounts equal to minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof. The Sterling 6.0% Preference Shares may be tendered and accepted for payment only in principal amounts equal to minimum denominations of £10,000 and integral multiples of £10,000 in excess thereof. The Euro T1 Securities may be tendered and accepted for payment only in principal amounts equal to minimum denominations of €10,000 and integral multiples of €10,000 in excess thereof. A holder whose Sterling T1 Securities or Euro T1 Securities are accepted for exchange pursuant to the Sterling Exchange Offer and Euro Exchange Offer, respectively, and who, following the tender of the relevant Sterling T1 Securities or Euro T1 Securities on the Settlement Date, continues to hold in its account with the relevant Clearing System further Sterling T1 Securities or Euro T1 Securities in an aggregate principal amount outstanding of less than the minimum specified denomination of the Sterling T1 Securities or Euro T1 Securities, as applicable, would need to purchase an aggregate principal amount of Sterling T1 Securities or Euro T1 Securities, as the case may be, such that its holding amounts to at least the applicable minimum specified denomination of the Sterling T1 Securities or Euro T1 Securities before such Sterling T1 Securities or Euro T1 Securities it continues to hold may be traded in the relevant Clearing Systems.

By submitting a valid Electronic Acceptance Instruction to the relevant Clearing System in accordance with the standard procedures of such Clearing System, a holder and any Direct Participant submitting such Electronic Acceptance Instruction on such holder’s behalf shall be deemed to make the acknowledgements, representations, warranties and undertakings set out below under “—Acknowledgements, Representations, Warranties and Undertakings,” including that each holder will only submit (or arrange to have submitted on its behalf) one Electronic Acceptance Instruction in respect of any one Series of the Existing T1 Securities tendered by it in the Exchange Offers, to the Offerors, the Sterling and Euro Exchange Agent and the Dealer Managers at the Expiration Date and the time of settlement on the Settlement Date (if a holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such holder or Direct Participant should contact the Sterling and Euro Exchange Agent immediately).

Holders must provide the following additional information in the relevant Electronic Acceptance Instruction for the purposes of receiving Sterling AT1 Securities or Euro AT1 Securities:

(a)	the event or reference number issued by Euroclear or Clearstream, Luxembourg;

(b)	the name of the beneficial holder, account holder and the securities account number in which the Sterling T1 Securities or Euro T1 Securities the holder wishes to tender are held; and

(c)	the Euroclear or Clearstream, Luxembourg account to which the Sterling AT1 Securities or Euro AT1 Securities should be credited.

The Offerors may not accept any tenders of Sterling T1 Securities or Euro T1 Securities if the information set out above is not provided as part of the relevant Electronic Acceptance Instruction.

No Guaranteed Delivery

There are no guaranteed delivery provisions applicable to the Exchange Offers. Holders must tender their Existing T1 Securities in accordance with the proper procedures for tendering.

Responsibility for Delivery of Exchange Instructions

None of the Offerors, the Dealer Managers or the Exchange Agents, as the case may be, will be responsible for the communication of tenders and corresponding Exchange Instructions by (i) beneficial owners to the Direct Participant through which they hold Existing T1 Securities or (ii) the Direct Participant to the relevant Clearing System.

If a beneficial owner holds its Existing T1 Securities through a Direct Participant, such beneficial owner should contact that Direct Participant to discuss the manner in which exchange acceptances and transmission of the corresponding Exchange Instruction and, as the case may be, transfer instructions may be made on its behalf.

In the event that the Direct Participant through which a beneficial owner holds its Existing T1 Securities is unable to submit an Exchange Instruction, such beneficial owner should telephone the Exchange Agent, as applicable, for assistance on the numbers provided in this prospectus.

Holders, Direct Participants and beneficial owners are solely responsible for arranging the timely delivery of their Exchange Instructions.

If a beneficial owner offers its Existing T1 Securities through a Direct Participant, such beneficial owner should consult with that Direct Participant as to whether it will charge any service fees in connection with the participation in the Exchange Offer.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Existing T1 Securities will be determined by the Offerors, in their sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Offerors reserve the absolute right to reject any or all tenders of Existing T1 Securities that the Offerors determine are not in proper form or not properly tendered or the acceptance of which would, in the Offerors’ opinion, be unlawful. The Offerors also reserve the right to waive any defects, irregularities or conditions of tender as to particular Existing T1 Securities. A waiver of any defect or irregularity with respect to the tender of one Existing T1 Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Existing T1 Securities except to the extent the Offerors may otherwise so provide. The Offerors’ interpretations of the terms and conditions of the Exchange Offers, including the terms and instructions in any Exchange Instruction, will be final and binding. Tenders of Existing T1 Securities shall not be deemed to have been made until any defects or irregularities have been waived by the Offerors or cured. None of the Offerors, the trustee (if any), the Exchange Agents, the Dealer Managers or any other person will be under any duty to give notice of any defects or irregularities in tenders of Existing T1 Securities, or will incur any liability to you for failure to give any such notice.

Acceptance of Existing T1 Securities for Purchase; Delivery of New AT1 Securities

Upon the terms and subject to the conditions of the Exchange Offers, the Offerors will accept for exchange, and promptly deliver the New AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities in exchange for, validly tendered Existing T1 Securities that were not validly withdrawn pursuant to the Exchange Offers.

For purposes of the Exchange Offers, the Offerors will be deemed to have accepted Existing T1 Securities for exchange if, as and when the Offerors give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agents.

The Offerors will deliver New AT1 Securities and any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities in exchange for Existing T1 Securities accepted for exchange in the

Exchange Offers as soon as practicable after the Expiration Date, if any, by delivering the New AT1 Securities and paying any applicable cash consideration on the Settlement Date to the Clearing Systems accounts in which the relevant Existing T1 Securities are held. The delivery of such New AT1 Securities and payment of such cash amounts to the Clearing Systems will discharge the obligation of the Offerors to all such tendering holders in respect of the delivery of the New AT1 Securities and payment of any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities.

The Offerors expressly reserve the right, subject to applicable law, to (1) delay acceptance for exchange of Existing T1 Securities tendered under the Exchange Offers or the delivery of New AT1 Securities, Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities in exchange for the Existing T1 Securities accepted for purchase (subject to Rule 14e-1 under the Exchange Act, which requires that the Offerors pay the consideration offered or return the Existing T1 Securities deposited by or on behalf of the holders promptly after the termination or withdrawal of any of the Exchange Offers), or (2) terminate the Exchange Offers at any time.

If, for any reason, acceptance for exchange of validly tendered Existing T1 Securities pursuant to the Exchange Offers are delayed, or the Offerors are unable to accept for exchange validly tendered Existing T1 Securities pursuant to the Exchange Offers, then the Exchange Agents may, nevertheless, on behalf of the Offerors, retain (subject to Rule 14e-1 described above) tendered Existing T1 Securities, without prejudice to the rights of the Offerors described under “—Expiration Date; Extension; Termination; Amendment” and “—Conditions of the Exchange Offers” above and “—Withdrawal of Tenders” below.

You will not be obliged to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agents or the Offerors with respect to the Exchange Offers.

The Offerors will not be liable for any interest as a result of a delay by the Exchange Agents, DTC, Euroclear or Clearstream, Luxembourg in distributing the consideration for the Exchange Offers.

Withdrawal of Tenders

You may withdraw your tender of Existing T1 Securities at any time on or prior to the Expiration Date. You may only withdraw your tender of Existing T1 Securities after the Expiration Date as permitted by law.

For a withdrawal of a tender of Existing T1 Securities in DTC to be effective, a written or facsimile transmission notice of withdrawal must be received by the Dollar Exchange Agent on or prior to the Expiration Date, by mail, fax or hand delivery at the address set forth on the back cover of this prospectus or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must:

•	specify the name of the person who tendered the Existing T1 Securities to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Existing T1 Securities, if different from that of the person who deposited the Existing T1 Securities, and

•	identify the Existing T1 Securities to be withdrawn (including the principal amount of such Existing T1 Securities).

If you tendered DTC-settled Dollar T1 Securities through a broker, dealer, commercial bank, trust company or other nominee and you wish to withdraw your DTC-settled Dollar T1 Securities after 5:00 p.m., New York City time, on the Expiration Date, you must make arrangements with your nominee for such nominee to fax a DTC notice of withdrawal to the Dollar Exchange Agent at its number on the back cover of this prospectus on your behalf prior to 11:59 p.m., New York City time, on the Expiration Date. Copies of the DTC notice of withdrawal may be obtained from the Dollar Exchange Agent who may be contacted at any of its telephone numbers listed on the back cover of this prospectus.

For a withdrawal to be effective for Euroclear or Clearstream, Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agents must receive an electronic notice of withdrawal from Euroclear or Clearstream, Luxembourg. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream, Luxembourg and otherwise comply with the procedures of Euroclear or Clearstream, Luxembourg as applicable.

Holders may not rescind their valid withdrawals of tendered Existing T1 Securities, and any Existing T1 Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. However, Existing T1 Securities validly withdrawn may thereafter be retendered at any time on or prior to the Expiration Date by following the procedures described under “—Procedures for Tendering DTC-settled Dollar T1 Securities,” “—Procedures for Tendering Euroclear/Clearstream-settled Dollar T1 Securities” and “—Procedures for Tendering Sterling T1 Securities and Euro T1 Securities.”

All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by the Offerors, which determination shall be final and binding. The Offerors reserve the absolute right to reject any or all attempted withdrawals of Existing T1 Securities that are not in proper form or the acceptance of which would, in the opinion of the Offerors, be unlawful. The Offerors also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular Existing T1 Securities. A waiver of any defect or irregularity with respect to the withdrawal of one Existing T1 Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Existing T1 Securities except to the extent the Offerors may otherwise so provide. Withdrawals of Existing T1 Securities shall not be deemed to have been made until any defects or irregularities have been waived by the Offerors or cured. None of the Offerors, the trustee, the Exchange Agents, the Dealer Managers or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Withdrawal of Existing T1 Securities may be accomplished only in accordance with the foregoing procedures.

Acknowledgements, Representations, Warranties and Undertakings

By submitting an Exchange Instruction, each holder and the relevant Direct Participant (on behalf of the relevant holder) represents, warrants and undertakes that:

(a)	it will only submit (or arrange to have submitted on its behalf) one Exchange Instruction in respect of any one Series of the Existing T1 Securities tendered by it in the Exchange Offers;

(b)	it has received a copy of this prospectus and has agreed and acknowledged the selling restrictions set forth in this prospectus;

(c)	it is assuming all the risks inherent in participating in the Exchange Offers and has undertaken all the appropriate analysis of the implications of the Exchange Offers, without reliance on Barclays, the Dealer Managers or the Exchange Agents;

(d)	by blocking Existing T1 Securities in the relevant Clearing System it will be deemed to consent to the relevant Clearing System providing details concerning its identity to Barclays, the Dealer Managers or the Exchange Agents and their respective legal advisers;

(e)	upon the terms and subject to the conditions of the Exchange Offers, it offers to exchange the principal amount of Existing T1 Securities in its account in the relevant Clearing System that is the subject of the relevant Exchange Instruction for the relevant number of New AT1 Securities;

(f)	it agrees to ratify and confirm each and every act or thing that may be done or effected by Barclays, any of its directors or any person nominated by Barclays in the proper exercise of his or her powers and/or authority hereunder;

(g)	it agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by Barclays to be desirable, in each case to complete the transfer of the Existing T1 Securities to Barclays, as the case may be, or its nominee in exchange for the New AT1 Securities and/or to perfect any of the authorities expressed to be given hereunder;

(h)	it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any offer or acceptance in any jurisdiction and that it has not taken or omitted to take any action in breach of the terms of the Exchange Offers, or which will or may result in Barclays, the Dealer Managers or the Exchange Agents, or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offers;

(i)	all authority conferred or agreed to be conferred pursuant to its representations, warranties and undertakings and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy, insolvency practitioners and legal representatives and shall not be affected by, and shall survive, its death, incapacity, bankruptcy, insolvency, or any other similar proceedings;

(j)	except to the extent of the information set forth under “Tax Considerations,” no information has been provided to it by Barclays, the Dealer Managers or the Exchange Agents with regard to the tax consequences to holders, beneficial owners or Direct Participants arising from the exchange of Existing T1 Securities in the Exchange Offers or the receipt of New AT1 Securities. It hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Exchange Offers, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against Barclays, the Dealer Managers, the Exchange Agents or any other person in respect of such taxes and payments;

(k)	it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offers under applicable laws and has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction in respect of the Existing T1 Securities which it is offering for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offers;

(l)	it is not resident and/or located in the United Kingdom or, if it is resident and/or located in the United Kingdom, it is a person falling within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), or any other person to whom these documents and/or materials may lawfully be communicated in accordance with the Financial Promotion Order;

(m)	it is outside Belgium or, if it is located in Belgium, (i) it is a person which is a “qualified investor” in the sense of Article 10 of the Belgian Prospectus Law, acting on its own account or (ii) there are other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law which provide an exemption from the public offer requirements set out in the Belgian Takeover Law and the Belgian Prospectus Law;

(n)	it is not located or resident in France or, if it is located or resident in France, it is a (i) provider of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investor (investisseur qualifié) other than individuals, acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier;

(o)	it is outside Italy or, if it is located in Italy, it is a qualified investor (investitori qualificati) pursuant to article 34-ter, paragraph 1, letter (b) of the Consob Regulation acting on its own account; or there are other circumstances where an express exemption from compliance with the restrictions on public purchases or exchange offers applies pursuant to the Financial Services Act or the Consob Regulation;

(p)	it is not located or resident in The Netherlands or, if it is located or resident in The Netherlands, it is a qualified investor (gekwalificeerde belegger) within the meaning of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht);

(q)	it has full power and authority to submit for exchange and transfer the Existing T1 Securities hereby submitted for exchange and if such Existing T1 Securities are accepted for exchange, such Existing T1 Securities will be transferred to, or to the order of, Barclays with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached thereto;

(r)	in the case of the Euroclear/Clearstream-settled Dollar T1 Securities, the Sterling T1 Securities or the Euro T1 Securities, it holds and will hold, until the time of settlement on the Settlement Date, the Euroclear/Clearstream-settled Dollar T1 Securities, the Sterling T1 Securities or the Euro T1 Securities, as the case may be, blocked in Euroclear or Clearstream, Luxembourg and, in accordance with the requirements of Euroclear or Clearstream, Luxembourg and by the deadline required by Euroclear or Clearstream, Luxembourg, it has submitted, or has caused to be submitted, an Electronic Acceptance Instruction to the relevant Clearing System, as the case may be, to authorize the blocking of the submitted Existing T1 Securities with effect on and from the date thereof so that, at any time pending the transfer of such Existing T1 Securities on the Settlement Date to Barclays, or its agents on its behalf, no transfers of such Existing T1 Securities may be effected;

(s)	the terms and conditions of the Exchange Offers shall be deemed to be incorporated in, and form a part of, the Exchange Instruction which shall be read and construed accordingly and that the information given by or on behalf of such existing Holder in the Exchange Instruction is true and will be true in all respects at the time of the exchange; and

(t)	it understands and agrees that Barclays, the Dealer Managers and the Exchange Agents will rely upon the truth and accuracy of the foregoing representations, warranties and undertakings.

The receipt from a holder or from a Direct Participant on behalf of a beneficial owner of an Exchange Instruction by the relevant Clearing System will constitute instructions to debit from such holder’s or Direct Participant’s account on the Settlement Date the principal amount of Existing T1 Securities that such holder or Direct Participant has tendered for exchange and which have been accepted, upon receipt by the relevant Clearing System of an instruction from the Exchange Agent to receive those Existing T1 Securities for the account of Barclays, and (where applicable) against delivery of New AT1 Securities subject to the automatic withdrawal of those instructions in the event that the Exchange Offers are terminated by the Offerors or the withdrawal of such Exchange Instruction (in the circumstances in which such withdrawal is permitted) in accordance with the procedure set out in this prospectus.

Return of Unaccepted Existing T1 Securities

Any tendered Existing T1 Securities that are not accepted for exchange will be returned without expense to the tendering holder. Such Existing T1 Securities will be credited to the account maintained at DTC, Euroclear or Clearstream, Luxembourg from which they were delivered and returned promptly after the expiration or termination of any Exchange Offer.

Consequences of Failure to Exchange Existing T1 Securities

Depending on the amount of Existing T1 Securities that are accepted for exchange in the Exchange Offers, the trading market for the Existing T1 Securities that remain outstanding after the Exchange Offers may be more limited. A reduced trading volume may decrease the price and increase the volatility of the trading price of the Existing T1 Securities that remain outstanding following the Exchange Offers. If the Exchange Offers are successful, the market price for the Existing T1 Securities may be depressed and there may be a limited trading market for the Existing T1 Securities.

Existing T1 Securities not tendered and purchased in the Exchange Offers will remain outstanding. The terms and conditions governing the Existing T1 Securities will remain unchanged. No amendments to the terms and conditions of the Existing T1 Securities are being sought.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to holders of Existing T1 Securities under applicable law in connection with the Exchange Offers.

Accounting Treatment

Certain instruments currently (i) classified as debt under IFRS, and (ii) currently classified as equity under IFRS, will be exchanged for New AT1 Securities classified as equity under IFRS.

Under IFRS, an exchange of instruments classified as debt for accounting purposes for new instruments classified as equity for accounting purposes, would result in the original debt instruments being derecognized and new equity instruments being recognized. A gain or loss will be recognized in the income statement as the difference between the fair value of the new equity instruments issued and the carrying value of the debt instruments derecognized.

An exchange for instruments classified as equity for accounting purposes for new instruments classified as equity for accounting purposes, would result in the original equity instruments being derecognized and new equity instruments being recognized. No gain or loss will be recognized in the Group’s income statement.

Subsequent Repurchases

From time to time before or after completion of the Exchange Offers (subject to the following sentence with respect to the Preference Shares), the Offerors or their affiliates may acquire additional Existing T1 Securities in the open market, privately negotiated transactions, exchange offers, tender offers, redemption or otherwise. During the Exchange Offers and until the expiration of at least ten business days after the date of termination of the relevant Exchange Offers, neither the Offerors nor any of their affiliates will make any purchases of Preference Shares otherwise than in connection with the Exchange Offers. Future purchases of Existing T1 Securities may be on terms that are more or less favorable than those of the Exchange Offers. Future purchases, if any, will depend on many factors, including market conditions and the condition of our business.

Exchange Agents

Global Bondholder Services Corporation is the Dollar Exchange Agent for the Dollar Exchange Offer, and Lucid Issuer Services Limited is the Sterling and Euro Exchange Agent for the Sterling Exchange Offer and the Euro Exchange Offer. All correspondence in connection with each Exchange Offer should be sent or delivered by each holder of Existing T1 Securities, or a beneficial owner’s bank, broker, custodian or other nominee, to the relevant Exchange Agent at the address listed on the back cover page of this prospectus. The Offerors will pay each Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Managers

The Dealer Managers for the Exchange Offers are Barclays Capital Inc., Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, ING Financial Markets LLC, Lloyds Securities Inc., Merrill Lynch Pierce Fenner & Smith Incorporated, Natixis, SMBC Capital Markets Limited, Swedbank AB (publ) and UBS Limited.

As Dealer Managers for the Exchange Offers, Barclays Capital Inc., Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, ING Financial Markets LLC, Lloyds Securities Inc., Merrill Lynch Pierce Fenner & Smith Incorporated, Natixis, SMBC Capital Markets Limited, Swedbank AB (publ) and UBS Limited will perform services customarily provided by investment banking firms acting as Dealer Managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Existing T1 Securities pursuant to the Exchange Offers and communicating generally regarding the Exchange Offers with banks, brokers, custodians, nominees and other persons, including holders of Existing T1 Securities. The obligation of the Dealer Managers to perform their functions is subject to customary conditions. The Offerors will pay the Dealer Managers reasonable and customary fees for their services, which fees will be in an aggregate amount of up to 0.90% of the sterling equivalent of the aggregate principal amount of the New AT1 Securities issued in the Exchange Offers. The Offerors will also reimburse the Dealer Managers for certain of their reasonable out-of-pocket expenses, which reimbursement will not exceed $550,000. The Offerors have also agreed to indemnify the Dealer Managers and their respective affiliates against certain liabilities in connection with their services, including liabilities under the federal securities laws.

At any given time, the Dealer Managers may trade in the Existing T1 Securities or other securities of the Offerors for their own accounts or for the accounts of customers, and accordingly, may hold a long or a short position in the Existing T1 Securities or such other securities. The Dealer Managers are not obligated to make a market in the New AT1 Securities. The Dealer Managers may also tender into the Exchange Offers the Existing T1 Securities they may hold or acquire, but are under no obligation to do so.

The Dealer Managers and their affiliates have provided in the past, are currently providing and may provide in the future, other investment banking, commercial banking and financial advisory services to the Offerors and their affiliates for customary fees and expenses in the ordinary course of business.

None of the Dealer Managers assumes any responsibility for the accuracy or completeness of the information concerning the Exchange Offers, the Offerors, any of their affiliates, the Existing T1 Securities or the New AT1 Securities contained in this prospectus or in the documents incorporated by reference herein, or for any failure by the Offerors to disclose events that may have occurred and may affect the significance or accuracy of that information.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays in market-making activities in connection with the New AT1 Securities. In a market-making transaction, such affiliate may resell the New AT1 Securities it acquires from other holders, after the original offering of the New AT1 Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The Issuer does not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Conflicts of Interest

Barclays Capital Inc., which will be participating in the Exchange Offers in the United States as the Lead Dealer Manager, is an affiliate of Barclays and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to cause an account over which it exercises discretionary authority to participate in any of the Exchange Offers without the prior specific written approval of the account holder.

The New AT1 Securities offered hereby are not exempt from the requirements of FINRA Rule 5121(a), which requires in certain circumstances the designation of a “qualified independent underwriter.” Merrill Lynch will act as qualified independent underwriter in respect of the Exchange Offers. Merrill Lynch has advised the Issuer that it complies with the requirements set forth in FINRA Rule 5121(f)(12). Merrill Lynch, as qualified independent underwriter, has participated in the preparation of this prospectus and will discharge the responsibilities of a qualified independent underwriter contemplated in the FINRA Rules. Merrill Lynch will not receive any additional compensation in connection with acting as a qualified independent underwriter in respect of the Exchange Offers.

Brokerage Commissions

Holders that tender their Existing T1 Securities to the Exchange Agents do not have to pay a brokerage fee or commission to the Offerors, the Dealer Managers or the Exchange Agents in connection with the tender of such securities. However, if a tendering holder handles the transaction through its bank, broker, custodian or nominee, that holder may be required to pay that bank, broker, custodian or nominee brokerage fees or commissions.

Fees and Expenses

Any charges, costs and expenses incurred by the holders or any intermediary in connection with the Exchange Offers shall be borne by such holder. No brokerage costs are being levied by the Dealer Managers or the Exchange Agents. Holders should check whether their brokers or custodians will charge any fees.

Announcements

Unless stated otherwise, announcements in connection with the Exchange Offers will be made (i) by the issue of a press release to a Notifying News Service, (ii) by the delivery of notices to the relevant Clearing System for communication to direct participants and (iii) through RNS and on the Luxembourg Stock Exchange’s website at www.bourse.lu, and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agents, the contact details for whom are at the end of this prospectus. Any announcement of an extension of an Exchange Offer will be made prior to 9:00 a.m., New York City time, on the Business Day immediately following the previously scheduled Expiration Date.

No Recommendation

None of the Offerors, the trustee, the Dealer Managers or the Exchange Agents makes any recommendation as to whether you should exchange your Existing T1 Securities in the Exchange Offers. The Offerors have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders of the Existing T1 Securities for purposes of negotiating the Exchange Offers, preparing a report concerning the fairness of the Exchange Offers to you or to the Offerors or determining that the total consideration offered in the Exchange Offers represents a fair valuation of either the Existing T1 Securities or the New AT1 Securities. If you tender your Existing T1 Securities, you may not receive more value than if you choose to keep them. The value of the New AT1 Securities to be issued in the Exchange Offers may not equal or exceed the value of the Existing T1 Securities tendered. You must make your own independent decision regarding your participation in the Exchange Offers. See “Risk Factors—Risks Related to the Exchange Offers— The Offerors have not obtained a third-party determination that the Exchange Offers are fair to holders of the Existing T1 Securities.”

Certain Matters Relating to Non-U.S. Jurisdictions

Although the Offerors will mail this document to holders of the Existing T1 Securities to the extent required by U.S. law, this document is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. The Offerors have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender Existing T1 Securities in the Exchange Offers will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offers without the need for the Offerors to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisers in considering whether they may participate in the Exchange Offers in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New AT1 Securities that may apply in their home countries. The Offerors and the Dealer Managers cannot provide any assurance about whether such limitations may exist.

No action has been or will be taken by Barclays, the Dealer Managers or the Exchange Agents in any jurisdiction outside the United States that would constitute a public offering of the New AT1 Securities other than the preparation of this prospectus in compliance with articles 652a and 1156 of the Swiss Code of Obligations for purposes of making the Exchange Offers in Switzerland.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the Exchange Offers is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials in the United Kingdom is only directed at and may be communicated to (1) those persons who are within Article 43 of the Financial Promotion Order, and (2) any other persons to whom these documents and/or materials may lawfully be communicated under the Financial Promotion Order.

Isle of Man

The communication of the prospectus and any other documents or materials relating to the Exchange Offers is not being made by, and such documents will not be registered or filed as a prospectus with any governmental or other authority in the Isle of Man and the prospectus and the issue of the New AT1 Securities have not been approved by the Isle of Man Financial Supervision Commission. Any offer for subscription, sale or exchange of the New AT1 Securities in or from the Isle of Man must be made:

(a)	by an Isle of Man financial services licence holder appropriately licensed under section 7 of the Financial Services Act 2008 to do so;

(b)	in accordance with any relevant exclusion contained within the Regulated Activities Order 2011; or

(c)	in accordance with any available relevant exemption contained within the Financial Services (Exemptions) Regulations 2011.

Guernsey

The communication of the prospectus and any other documents or materials relating to the Exchange Offers has not been made by, and such documents have not been approved or authorized by the Guernsey Financial Services Commission for circulation in Guernsey. The prospectus and any other documents or materials relating to the Exchange Offers may not be distributed or circulated directly or indirectly to any persons in the Bailiwick of Guernsey other than (i) by a person licensed to do so under the terms of the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, or (ii) to those persons regulated by the Guernsey Financial Services

Commission as licensees under the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, the Insurance Business (Bailiwick of Guernsey) Law, 2002 or the Regulation of Fiduciaries, Administration Business and company Directors etc. (Bailiwick of Guernsey) Law, 2000.

Jersey

The communication of the prospectus and any other documents or materials relating to the Exchange Offers is not being made by, and such documents are not subject to and have not received approval from either the Jersey Financial Services Commission or the Registrar of Companies in Jersey and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The New AT1 Securities may be offered or sold in Jersey only in compliance with the provisions of the Control of Borrowing (Jersey) Order 1958.

Belgium

Neither this prospectus nor any other documents or materials relating to the Exchange Offers have been submitted to or will be submitted for approval or recognition to the Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor financiële diensten en markten) and, accordingly, the Exchange Offers may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids (the “Belgian Takeover Law”) or as defined in Article 3 of the Belgian Law of June 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the Exchange Offers may not be advertised and the Exchange Offers will not be extended, and neither this prospectus nor any other documents or materials relating to the Exchange Offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons who are “qualified investors” in the sense of Article 10 of the Belgian Prospectus Law acting on their own account or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. This prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

France

The Exchange Offers are not being made, directly or indirectly, to the public in France. Neither this prospectus nor any other documents or offering materials relating to the Exchange Offers, has been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier, are eligible to participate in the Exchange Offers. This prospectus has not been and will not be submitted for clearance procedures (visa) of the Autorité des marchés financiers.

Italy

None of the Exchange Offers, this prospectus or any other documents or materials relating to the Exchange Offers has been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”), pursuant to Italian laws and regulations. The Exchange Offers are being carried out in the Republic of Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”).

Accordingly, the Exchange Offers are only addressed to holders of Existing T1 Securities located in the Republic of Italy who are “qualified investors” (investitori qualificati) as defined pursuant to and within the meaning of Article 100 of the Financial Services Act and article 34-ter, paragraph 1, letter b) of the Issuers’ Regulation.

Holders or beneficial owners of the Existing T1 Securities located in the Republic of Italy that qualify as “qualified investors” can tender the Existing T1 Securities through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Existing T1 Securities or the Exchange Offers.

Denmark

The Exchange Offers have not been and will not be registered with or approved by the Danish Financial Supervisory Authority (Finanstilsynet).

The offering of the New AT1 Securities under the Exchange Offers and the New AT1 Securities will only be directed to persons in Denmark who acquire the securities in accordance with the exemptions from the requirement to prepare and publish a prospectus in the Danish Securities Trading Act (Værdipapirhandelsloven) or any executive orders issued pursuant thereto.

The Exchange Offers will not be made available to any other person in Denmark nor will the New AT1 Securities otherwise be marketed or offered for sale in Denmark.

The Netherlands

The Exchange Offers may exclusively be made, and this prospectus and any other documents or offering materials relating to the Exchange Offers may only be distributed, in The Netherlands to legal entities qualifying as qualified investors (gekwalificeerde beleggers) within the meaning of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht).

Grand Duchy of Luxembourg

Neither this prospectus nor any other documents or materials relating to the Exchange Offers (the “Exchange Offers Documentation”) have been or shall be offered, distributed or sold to the public within the territory of the Grand Duchy of Luxembourg unless:

(a)	it has been duly approved by the Commission de Surveillance du Secteur Financier (the “CSSF”) pursuant to part II of the Luxembourg law dated 10 July 2005 on prospectuses for securities, as amended (the “Luxembourg Prospectus Law”), implementing Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading, as amended through Directive 2010/73/EU of the European Parliament and of the Council of 24 November 2010 (the “Prospectus Directive”), if Luxembourg is the home Member State as defined under the Luxembourg Prospectus Law; or

(b)	if Luxembourg is not the home Member State, the CSSF has been provided by the competent authority in the home Member State with a certificate of approval attesting that the Exchange Offers Documentation has been drawn up in accordance with the Prospectus Directive and with a copy of the said prospectus; or

(c)	the Exchange Offers Documentation benefits from an exemption from or constitutes a transaction not subject to, the requirement to publish a prospectus pursuant to the Luxembourg Prospectus Law.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of New AT1 Securities may not be circulated or distributed, nor may New AT1 Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where New AT1 Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the New AT1 Securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or (iv) as specified in Section 276(7) of the SFA.

Hong Kong

The New AT1 Securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the New AT1 Securities (including this prospectus) has been issued or been in the possession of the Dealer Managers for the purposes of issue, and will not be issued or be in the possession of the Dealer Managers for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the New AT1 Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New AT1 Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948) (the “FIEA”) has been made or will be made with respect to the solicitation of the application for the acquisition of the New AT1 Securities as such solicitation falls within a Solicitation Only for Qualified Institutional Investors (as defined in Article 23-13 paragraph 1 of the FIEA). Accordingly, the New AT1 Securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except in compliance with the requirements for the application of a “Qualified Institutional Investors Private Placement Exemption” under Article 2, paragraph 3, item 2 (a) of the FIEA and the other applicable laws and regulations of Japan.

Pursuant to the Qualified Institutional Investors Private Placement Exemption, the New AT1 Securities may not be transferred except to (i) a non-resident of Japan or (ii) a Qualified Institutional Investor (as defined in Article 2, paragraph 3, item 1 of the FIEA).

General

The Exchange Offers do not constitute an offer to buy or the solicitation of an offer to sell Existing T1 Securities and/or New AT1 Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Manager or, where the context so requires, any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Exchange Offers shall be deemed to be made on behalf of Barclays by such Dealer Manager or affiliate (as the case may be) in such jurisdiction.

The issue of the New AT1 Securities and the performance of Barclays’ obligations thereunder have been duly authorized by resolutions of the Board of Directors of Barclays passed on December 12, 2013, approval of the Group Finance Director and a written resolution of the treasury committee dated May 12, 2014.

DESCRIPTION OF THE NEW AT1 SECURITIES

The New AT1 Securities will constitute up to three Series (depending on whether the Minimum New Issue Size is satisfied with respect to each Series of the New AT1 Securities) of contingent convertible securities issued under the Contingent Convertible Securities Indenture entered into on November 20, 2013 (the “Original Indenture”) between us and The Bank of New York Mellon, London Branch, as trustee, as supplemented by the Third, Fourth and Fifth Indentures (as applicable) expected to be entered into on or about June 17, 2014 (each, a “Supplemental Indenture” and each such Supplemental Indenture together with the Original Indenture shall be referred to herein as the “Indenture”). The terms of the New AT1 Securities include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Original Indenture as an exhibit to the Form F-3 filed on May 2, 2014, and we have filed a form of Supplemental Indenture for each Series of New AT1 Securities as an exhibit to the registration statement of which this prospectus forms a part.

Terms Specific to the Sterling AT1 Securities

The Sterling AT1 Securities will have no fixed maturity or fixed redemption date. From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Sterling AT 1 Securities will be 7.00% per annum. From (and including) each Sterling Reset Date to (but excluding) the next following Sterling Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Sterling Mid-Market Swap Rate on the relevant Sterling Reset Determination Date and 5.084% (such percentage, the “Sterling Interest Margin”). Subject to the conditions described under “—Terms Common to each Series of the New AT1 Securities—Interest Cancellation” below and to the following sentence, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year. The first date on which interest may be paid will be September 15, 2014 for the period commencing on (and including) the date of issuance, and ending on (but excluding) September 15, 2014. Subject to the conditions described herein, interest on the Sterling AT1 Securities, if any, will be computed and payable in arrear and on the basis of a year of 365 days and the actual number of days elapsed in the relevant interest period.

The regular record dates for the Sterling AT1 Securities will be the close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the Sterling AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date). The Sterling Reset Dates are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024. The Sterling Reset Determination Date is the second Payment Business Day immediately preceding each Sterling Reset Date.

“Sterling Mid-Market Swap Rate” is the mid-market sterling swap rate LIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX4” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (London time) on the relevant Sterling Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Sterling Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Sterling Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the sterling swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Sterling Reset Determination Date) (the “Sterling Reference Banks”) at approximately 11:00 a.m. (London time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Sterling Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Sterling Five-year Mid-Market Swap Rate Quotations. If the relevant Sterling Mid-Market Swap Rate is still not determined on the relevant Sterling Reset Determination Date in accordance with the foregoing procedures, the relevant Sterling Mid-Market Swap Rate shall be the mid-market sterling swap rate LIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX4”

(or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (London time) on each Sterling Reset Determination Date, as determined by the Calculation Agent.

“Sterling Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on an Actual/365 day count basis) of a fixed-for-floating Sterling interest rate swap transaction which: (i) has a term of five years commencing on the applicable Sterling Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month LIBOR (calculated on an Actual/365 day count basis).

If any interest payment date in respect of the Sterling AT1 Securities is not a Payment Business Day, we will pay interest (if any) on the next Payment Business Day, but interest on that payment will not accrue during the period from and after the interest payment date. If a date of redemption in respect of the Sterling AT1 Securities is not a Payment Business Day, we may pay interest (if any) and principal on the next succeeding Payment Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

Book-entry interests in the Sterling AT1 Securities will be issued in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof.

The term “Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg, to the extent any global certificate is being held with respect to either of them, is open for business.

The term “Payment Business Day” means, with respect to the Sterling AT1 Securities, any day on which banks are open for general business (including dealings in foreign currencies) in London, United Kingdom or, if the Sterling AT1 Securities are held in definitive form, in the case of payment by transfer to a sterling account, any day on which dealings in foreign currencies may be carried on in London, United Kingdom; and in the case of surrender (or, in the case of part payment only, endorsement) of any Sterling AT1 Securities in definitive form, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Sterling AT1 Securities in definitive form are surrendered (or, as the case may be, endorsed).

Terms Specific to the Euro AT1 Securities

The Euro AT1 Securities will have no fixed maturity or fixed redemption date. From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Euro AT1 Securities will be 6.50% per annum. From (and including) each Euro Reset Date to (but excluding) the next following Euro Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Euro Mid-Market Swap Rate (as defined below) on the relevant Euro Reset Determination Date and 5.875% (such percentage, the “Euro Interest Margin”). Subject to the conditions described under “—Terms Common to each Series of the New AT1 Securities —Interest Cancellation” below and to the following sentence, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year. The first date on which interest may be paid will be September 15, 2014 for the period commencing on (and including) the date of issuance, and ending on (but excluding) September 15, 2014. Subject to the conditions described herein, interest on the Euro AT1 Securities, if any, will be computed and payable in arrear and on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

The regular record dates for the Euro AT1 Securities will be the close of business (in the relevant Clearing System) on the Clearing System Business Day immediately preceding each interest payment date (or, if the Euro AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date). The “Euro Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024. The “Euro Reset Determination Date” is the second Payment Business Day immediately preceding each Euro Reset Date.

“Euro Mid-Market Swap Rate” is the mid-market euro swap rate EURIBOR basis having a five-year maturity appearing on Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (Frankfurt time) on the relevant Euro Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Euro Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) Euro Five-year Mid-Market Swap Rate Quotations provided by the principal office of each of four major banks in the euro swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant Euro Reset Determination Date) (the “Euro Reference Banks”) at approximately 11:00 a.m. (Frankfurt time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant Euro Reset Determination Date and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such Euro Five-year Mid-Market Swap Rate Quotations. If the relevant Euro Mid-Market Swap Rate is still not determined on the relevant Euro Reset Determination Date in accordance with the foregoing procedures, the relevant Euro Mid-Market Swap Rate shall be the mid-market euro swap rate EURIBOR basis having a five-year maturity that appeared on the most recent Reuters page “ISDAFIX2” (or such other page as may replace such page on Reuters, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (Frankfurt time) on each Euro Reset Determination Date, as determined by the Calculation Agent.

“Euro Five-year Mid-Market Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which: (i) has a term of five years commencing on the applicable Reset Date; (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market; and (iii) has a floating leg based on six-month EURIBOR (calculated on an Actual/360 day count basis).

If any interest payment date in respect of the Euro AT1 Securities is not a Payment Business Day, we may pay interest (if any) on the next Payment Business Day, but interest on that payment will not accrue during the period from and after the interest payment date. If a date of redemption in respect of the Euro AT1 Securities is not a Payment Business Day, we may pay interest (if any) and principal on the next succeeding Payment Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

Book-entry interests in the Euro AT1 Securities will be issued in minimum denominations of €200,000 and integral multiples of €1,000 in excess thereof.

The term “Payment Business Day” means, with respect to the Euro AT1 Securities, any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in London, United Kingdom or, if the Euro AT1 Securities are held in definitive form, in the case of payment by transfer to a euro account (or other account to which euro may be credited or transferred), any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in London, United Kingdom; and in the case of surrender (or, in the case of part payment only, endorsement) of any Euro AT1 Securities in definitive form, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Euro AT1 Securities in definitive form are surrendered (or, as the case may be, endorsed).

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Settlement Day” means any day on which TARGET2 is open for the settlement of payments in euro.

Terms Specific to the Dollar AT1 Securities

The Dollar AT1 Securities will have no fixed maturity or fixed redemption date. From (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Dollar AT1 Securities will be 6.625% per annum. From (and including) each U.S. Reset Date to (but excluding) the next following U.S. Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Dollar Mid-Market Swap Rate on the relevant U.S. Reset Determination Date and 5.022% (such percentage, the “Dollar Interest Margin”). Subject to the conditions described under “—Terms Common to each Series of the New AT1 Securities—Interest Cancellation” below and to the following sentence, interest, if any, will be payable quarterly in arrear on March 15, June 15, September 15 and December 15 of each year. The first date on which interest may be paid will be September 15, 2014 for the period commencing on (and including) the date of issuance, and ending on (but excluding) September 15, 2014. Subject to the conditions described herein, interest on the Dollar AT1 Securities, if any, will be computed and payable in arrear and on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

The regular record dates for the Dollar AT1 Securities will be the Business Day immediately preceding each interest payment date (or, if the Dollar AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date). The “U.S. Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024. The “U.S. Reset Determination Date” is the second Business Day immediately preceding each U.S. Reset Date.

“Dollar Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the relevant U.S. Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Dollar Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the relevant U.S. Reset Determination Date) (the “U.S. Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11:00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the relevant U.S. Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the relevant Dollar Mid-Market Swap Rate is still not determined on the relevant U.S. Reset Determination Date in accordance with the foregoing procedures, the relevant Dollar Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11:00 a.m. (New York time) on each U.S. Reset Determination Date, as determined by the Calculation Agent.

If any interest payment date in respect of the Dollar AT1 Securities is not a Business Day, we will pay interest (if any) on the next Business Day, but interest on that payment will not accrue during the period from and after the interest payment date. If a date of redemption in respect of the Dollar AT1 Securities is not a Business Day, we may pay interest (if any) and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption.

Book-entry interests in the Dollar AT1 Securities will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Terms Common to each Series of the New AT1 Securities

General

We will issue the New AT1 Securities in fully registered form. Each of the Sterling AT1 Securities and Euro AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the Sterling AT1 Securities and Euro AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books. The Dollar AT1 Securities will be represented by one or more global certificates registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its participants, including Euroclear and Clearstream, Luxembourg. We expect to deliver the Sterling AT1 Securities and the Euro AT1 Securities through the facilities of Clearstream, Luxembourg and/or Euroclear on or about June 17, 2014. We expect to deliver the Dollar AT1 Securities through the facilities of DTC on or about June 17, 2014. Secondary market trading with respect to any of the New AT1 Securities through Clearstream, Luxembourg and/or Euroclear will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Indirect holders trading their beneficial interests in the Dollar AT1 Securities through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. See “Clearance and Settlement” below for more information about these clearing systems.

Book-entry interests in the New AT1 Securities will be issued as follows: (a) with respect to the Sterling AT1 Securities, in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof; (b) with respect to the Euro AT1 Securities, in minimum denominations of €200,000 and integral multiples of €1,000 in excess thereof; and (c) with respect to the Dollar AT1 Securities, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof (in each case, the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to an Automatic Conversion, the aggregate Tradable Amount of the book-entry interests in each New AT1 Security shall be equal to such New AT1 Security’s principal amount. Following an Automatic Conversion, the principal amount of each New AT1 Security shall be zero (as described below under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) but the Tradable Amount of the book-entry interests in each New AT1 Security shall remain unchanged.

New AT1 Securities will only be issued in definitive form in the limited circumstances described under “Description of Certain Provisions Relating to the New AT1 Securities—Special Situations When a Global Security Will be Terminated” below.

Payment of principal of and interest (if any) on the New AT1 Securities, so long as the New AT1 Securities are represented by global certificates, will be made in immediately available funds. Beneficial interests in the global certificates with respect to the New AT1 Securities will trade in the same-day funds settlement system of the relevant Clearing Systems, and secondary market trading activity in such interests will therefore settle in same-day funds. Owners of book-entry interests in the Sterling AT1 Securities, Euro AT1 Securities and Dollar AT1 Securities will receive payments relating to their New AT1 Securities in pounds sterling, euro and U.S. dollars, respectively. The Issuer currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date.

The principal corporate trust office of the trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

The term “Business Day” means, with respect to the Euro AT1 Securities and the Sterling AT1 Securities, any weekday, other than one on which banking institutions are authorized or obligated by law to close in London, United Kingdom, and, with respect to the Dollar AT1 Securities, any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, United Kingdom, or in New York City.

Further Issues

We may, at our sole discretion, without the consent of the holders of any Series of the New AT1 Securities, following the Exchange Offers, offer and issue for cash additional New AT1 Securities having the same ranking and same interest rate, interest cancellation terms, redemption terms, Conversion Price and other terms as such Series of the New AT1 Securities as described in this prospectus, except for the price to the public and issue date. Any such additional New AT1 Securities, together with the existing New AT1 Securities of that Series offered by this prospectus, will constitute a single series of the relevant New AT1 Securities of that Series under the Indenture. There is no limitation on the amount of New AT1 Securities that we may issue under the Indenture.

Interest Cancellation

Interest Payments Discretionary

Interest on the New AT1 Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable. For the avoidance of doubt, if the Issuer provides notice to cancel a portion, but not all, of an interest payment and the Issuer subsequently does not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such remaining portion of the interest payment, and accordingly such remaining portion of the interest payment shall also not be due and payable.

Because the New AT1 Securities are intended to qualify as additional tier 1 capital under CRD IV, the Issuer may cancel (in whole or in part) any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, the Issuer may use such cancelled payments without restriction to meet its other obligations as they become due.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restriction on Interest Payments

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a)	the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as defined under “—Ranking” below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on any Series of the New AT1 Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

“Distributable Items” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the New AT1 Securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the New AT1 Securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the New AT1 Securities in a winding-up or administration of the Issuer.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By acquiring the New AT1 Securities, holders of the New AT1 Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the New AT1 Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Payments Discretionary” and “—Restriction on Interest Payments” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, we shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the relevant Series of New AT1 Securities through the Clearing Systems (or, if the relevant Series of New AT1 Securities are held in definitive form, to the holders at their addresses shown on the register for the relevant Series of New AT1 Securities) and to the trustee directly on or prior to the relevant interest payment date. If practicable, we shall endeavor to provide such notice at least five (5) Business Days prior to the relevant interest payment date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders of the relevant Series of New AT1 Securities any rights as a result of such failure.

Ranking

Each Series of New AT1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of each Series of New AT1 Securities in respect of or arising from such New AT1 Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a)	an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b)	following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the New AT1 Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and that no sum in respect of or arising from the New AT1 Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

Any payment of interest not due by reason of the provisions described above shall be deemed cancelled as described under “—Restriction on Interest Payments” above.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the New AT1 Securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

Because of the subordination described above, in the event of our winding-up in England (or in any other jurisdiction which we are incorporated), our Senior Creditors may recover more, ratably, than the holders of the New AT1 Securities and any Parity Securities. Currently, we have no limitations on issuing indebtedness which would constitute the claims of Senior Creditors.

In addition, the Issuer is a holding company that currently has no significant assets other than its investment in Barclays Bank. As a holder of ordinary shares in Barclays Bank (or any of its subsidiaries), the Issuer’s right to participate in the assets of Barclays Bank (or any other subsidiary) if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and preference shareholders, except in the limited circumstance where the Issuer is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims of other of the subsidiary’s creditors and/or preference shareholders against such subsidiary. See “Risk Factors—Risks Relating to the New AT1 Securities—The Issuer is a holding company, which means that its right to participate in the assets of any of its subsidiaries upon the liquidation of such subsidiaries may be subject to prior claims of some of such subsidiary’s creditors and preference shareholders.”

No Set-off

Subject to applicable law, no holder of New AT1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the New AT1 Securities and each holder of New AT1 Securities shall, by virtue of its holding of any New AT1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the above, if any amounts due and payable to any holder of the New AT1 Securities by the Issuer in respect of, or arising under, the New AT1 Securities are discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The PRA has requested us to address in the terms of the New AT1 Securities the requirements in Article 55 of the BRRD, and we have accordingly included the following two paragraphs in the terms of the New AT1 Securities:

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the New AT1 Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

According to the principles proposed in the BRRD, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Powers in respect of the New AT1 Securities having regard to the hierarchy of creditor claims and that the holders of the New AT1 Securities would be treated pari passu with all claims under Parity Securities at that time being subjected to the exercise by the relevant U.K. resolution authority of the U.K. Bail-in Powers (or, with claims in respect of ordinary shares, in the event the exercise of such U.K. Bail-in Power occurs in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date).

No repayment of the principal amount of the New AT1 Securities or payment of interest on the New AT1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

See also “Risk Factors—Risks Relating to the New AT1 Securities—Under the terms of the New AT1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.”

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities, the Issuer shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the New AT1 Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. At any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, and any interest on, the New AT1 Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the New AT1 Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the New AT1 Security, or the collection of any payment of, or in respect of, the principal of, or any interest on, any New AT1 Securities;

•	except in the case of our winding-up in England the relevant New AT1 Security is presented for payment in the United Kingdom;

•	the relevant New AT1 Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the New AT1 Security for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the relevant New AT1 Securities or the beneficial owner of any payment of (or in respect of) principal of, or any interest on New AT1 Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•	such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	the relevant New AT1 Security is presented for payment by, or on behalf of, a holder who would have been able to avoid such deduction or withholding by presenting the relevant New AT1 Security to another paying agent in a member state of the European Union or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the New AT1 Securities had been the holder of the New AT1 Securities.

Whenever we refer in this prospectus to the payment of the principal of, or any interest on, or in respect of, the New AT1 Securities, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

For the avoidance of doubt, any amounts to be paid by us on the New AT1 Securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the New AT1 Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the New AT1 Securities and the Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by a paying agent as described in this paragraph will be treated as paid to the holder of the New AT1 Securities, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this paragraph explicitly provide otherwise.

Redemption

Optional Redemption

We may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on any Reset Date applicable to such Series at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption

If there is a change in the regulatory classification of any Series of the New AT1 Securities that occurs on or after the issue date of such New AT1 Securities and that does, or would be likely to, result in:

(a)	the whole of the outstanding aggregate principal amount of such Series of New AT1 Securities; or

(b)	subject to the proviso below, any part of the outstanding aggregate principal amount of such Series of New AT1 Securities,

ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem such Series of New AT1 Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the New AT1 Securities pursuant to paragraph (b) in the terms of the New AT1 Securities is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as additional tier 1 capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the New AT1 Securities in accordance with paragraph (b) above and the terms of the New AT1 Securities shall be construed accordingly. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations.

As a financial institution, we are required to hold certain kinds and amounts of capital to help us meet our obligations as they fall due. Under CRD IV, this capital includes both “Tier 1 capital” and “Tier 2 capital,” with Tier 1 capital divided into “common equity Tier 1 capital” and “additional tier 1 capital.” The New AT1 Securities are intended to qualify as additional tier 1 capital under CRD IV. Additional tier 1 capital under CRD IV consists of (i) perpetual subordinated capital instruments that meet the requirements set out in CRD IV to ensure that they are sufficiently loss absorbent on a “going concern” basis (i.e., capital that absorbs losses enabling the relevant credit institution to avoid insolvency) and (ii) the share premium account related to such instruments. Under CRD IV, Tier 2 capital broadly includes qualifying subordinated debt that provides loss absorption on a “gone concern” basis (i.e., capital that absorbs losses in an insolvency prior to senior creditors suffering any losses). Both Tier 1 capital and Tier 2 capital items are subject to deductions that are specific to each type of capital as provided under CRD IV. For more information, see “Risk Factors—Risks Relating to the New AT1 Securities—Other changes in law may adversely affect the rights of holders of the New AT1 Securities.” and “Risk Factors—Risks Relating to the New AT1 Securities—Implementation of Basel III / CRD IV and additional PRA supervisory expectations.”

Tax Redemption

We may, at our option, at any time, redeem any Series of the New AT1 Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the issue date of the New AT1 Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the New AT1 Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Additional Amounts;

(b)	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c)	we would not, as a result of the relevant Series of New AT1 Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the New AT1 Securities or any similar system or systems having like effect as may from time to time exist); or

(d)	we would, in the future, have to bring into account a taxable credit if the principal amount of any Series of New AT1 Securities were written down or such Series of New AT1 Securities were converted into Conversion Shares;

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”); provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case, before we give a notice of redemption, we will be required to deliver to the trustee an opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption price will be equal to 100% of the principal amount of the relevant Series of New AT1 Securities being redeemed, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “—Interest Cancellation” above) to (but excluding) the date fixed for redemption.

Any redemption as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption” and “—Condition to Redemption” below.

Notice of Redemption

Any redemption of any Series of the New AT1 Securities shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such Series of the New AT1 Securities via each of the Clearing Systems (or, if the relevant Series of New AT1 Securities are held in definitive form, to the holders at their addresses shown on the register for such Series of New AT1 Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem such Series of New AT1 Securities and the date fixed for such redemption. Notice by the Clearing Systems to participating institutions and by these participants to street name holders of beneficial interests in the relevant Series of New AT1 Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem any Series of the New AT1 Securities but the Solvency Condition is not satisfied in respect of the relevant redemption payment on the applicable redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable. In addition, if the Issuer has elected to redeem any Series of the New AT1 Securities but prior to the payment of the redemption amount with respect to such redemption a Capital Adequacy Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event” below.

If the Issuer has elected to redeem any Series of the New AT1 Securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power with respect to the Issuer, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Condition to Redemption

Notwithstanding any other provision, we may redeem a Series of the New AT1 Securities (and give notice thereof to the holders of the relevant Series of New AT1 Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of such New AT1 Securities.

The rules under CRD IV prescribe certain conditions for the granting of permission by the PRA to a request by us to redeem or repurchase the New AT1 Securities. In this respect, the CRD IV Regulation provides that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase of the New AT1 Securities provided that either of the following conditions is met, as applicable to the New AT1 Securities:

(1)	on or before such redemption or repurchase of any of the New AT1 Securities, we replace such New AT1 Securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for our income capacity; or

(2)	we have demonstrated to the satisfaction of the PRA that our Tier 1 Capital and Tier 2 capital would, following such redemption or repurchase, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the New AT1 Securities before five years after the date of issuance of the New AT1 Securities if:

(a)	the conditions listed in paragraphs (1) or (2) above are met; and

(b)	in the case of redemption due to the occurrence of a Regulatory Event, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that the Regulatory Event was not reasonably foreseeable at the time of the issuance of the New AT1 Securities; or

(c)	in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the New AT1 Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the New AT1 Securities.

Condition to Repurchase

The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding New AT1 Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Conversion Price

The “Conversion Price” means the Sterling AT1 Conversion Price, the Euro AT1 Conversion Price, or the Dollar AT1 Conversion Price, as applicable.

The conversion price applicable to the Sterling AT1 Securities is fixed at £1.65 per Conversion Share (the “Sterling AT1 Conversion Price”).

The conversion price applicable to the Euro AT1 Securities is fixed at €2.02 per Conversion Share (the “Euro AT1 Conversion Price”). On the date of issue of the New AT1 Securities, the Euro AT1 Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into euro at an exchange rate of £1.00 = €1.2231.

The conversion price applicable to the Dollar AT1 Securities is fixed at $2.77 per Conversion Share (the “Dollar AT1 Conversion Price”). On the date of issue of the New AT1 Securities, the Dollar AT1 Conversion Price shall be equivalent to the Conversion Shares Offer Price translated into U.S. dollars at an exchange rate of £1.00 = $1.6769.

The Conversion Price is subject to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” below.

Automatic Conversion Upon Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, as described under “—Automatic Conversion Procedure” below, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date, and under no circumstances shall such released obligations be reinstated. If the Issuer has been unable to appoint a Conversion Shares Depository, it shall make such other arrangements for the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the New AT1 Securities as it shall consider reasonable in the circumstances, which may include issuing the Conversion Shares to another nominee or to the holders of the New AT1 Securities directly, which issuance shall irrevocably and automatically release all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) as if the Conversion Shares had been issued to the Conversion Shares Depository.

The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

The Conversion Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Conversion Shares on behalf of the holders of the New AT1 Securities) or the relevant recipient as contemplated above, and each holder of the New AT1 Securities shall be deemed to have irrevocably directed the Issuer to issue the Conversion Shares corresponding to the conversion of its holding of New AT1 Securities to the Conversion Shares Depository (or to such other relevant recipient).

A “Capital Adequacy Trigger Event” shall occur in respect of each Series of New AT1 Securities if the fully loaded CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

The Issuer shall immediately inform the PRA of the occurrence of a Capital Adequacy Trigger Event and shall deliver an Automatic Conversion Notice to holders of the New AT1 Securities as described under “—Automatic Conversion Procedure” below.

Following an Automatic Conversion, no holder of the New AT1 Securities will have any rights against us with respect to the repayment of the principal amount of the New AT1 Securities or the payment of interest or any other amount on or in respect of such New AT1 Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the New AT1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Provided that the Issuer issues the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above) in accordance with the terms of the New AT1 Securities as described herein, with effect from the Conversion Date, holders of the New AT1 Securities shall have recourse only to the Conversion Shares Depository (or to such other relevant recipient, as applicable) for the delivery to them of Conversion Shares or, if the Issuer elects that a Conversion Shares Offer be made as described under “—Conversion Shares Offer” below, of any Conversion Shares Offer Consideration to which such holders are entitled as described herein.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient as contemplated above and as applicable) on the Conversion Date, the New AT1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or such other relevant recipient) and (b) the Issuer’s CSO Obligations, if any. The Issuer currently expects that beneficial interests in the New AT1 Securities will be transferrable until the Suspension Date and that any trades in the New AT1 Securities would clear and settle through the Clearing Systems until such date. However, there is no guarantee that an active trading market will exist for the New AT1 Securities following the Automatic Conversion. The New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

Subject to the conditions described under “—Settlement Procedure” below, the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the New AT1 Securities on the applicable Conversion Share Settlement Date, the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities on or around the date on which the Conversion Shares Offer Period ends and the New AT1 Securities shall be cancelled on the applicable Cancellation Date.

The New AT1 Securities are not convertible into Conversion Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its acquisition of the New AT1 Securities, each holder shall (i) agree to all the terms and conditions of the New AT1 Securities, including, without limitation, those related to (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion and (y) the appointment of the Conversion Shares Depository, the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders under the New AT1 Securities and the liability of the Issuer to pay any such amounts (including the principal amount of, or any interest in respect of, the New AT1 Securities) shall be automatically released, and the holders shall not have the right to give a direction to the trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the New AT1 Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Automatic Conversion Procedure

If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, we shall deliver an Automatic Conversion Notice to the trustee and to the holders of the New AT1 Securities via each of the Clearing Systems:

(i)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) Business Days after the relevant Ordinary Reporting Date; and

(ii)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

The date on which the Automatic Conversion Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to each of the Clearing Systems (or if the New AT1 Securities are held in definitive form, to the trustee).

In the case of the Dollar AT1 Securities, promptly following its receipt of the Automatic Conversion Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Automatic Conversion Notice to its Reorganization Inquiry for Participants System, and within two (2) Business Days of its receipt of the Automatic Conversion Notice, the trustee shall transmit the Automatic Conversion Notice to the direct participants of DTC holding the Dollar AT1 Securities at such time. In the case of the Sterling AT1 Securities and the Euro AT1 Securities, promptly following its receipt of the Automatic Conversion Notice, pursuant to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear currently in effect, each of Clearstream, Luxembourg and Euroclear shall transmit the Automatic Conversion Notice to the direct participants of such Clearing System holding the Euro AT1 Securities and the Sterling AT1 Securities at such time.

The Automatic Conversion shall occur on the Conversion Date and all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) and the principal amount of the New AT1 Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged) as a result of the Automatic Conversion.

Within ten (10) Business Days following the Conversion Date, the Issuer shall deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems.

The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the New AT1 Securities, as applicable) shall hold the Conversion Shares on behalf of the holders of the New AT1 Securities, who shall be entitled to direct the Conversion Shares Depository or such other recipient, as applicable, to exercise on their behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer the Conversion Shares until such time as they have been delivered to holders in accordance with the procedures set forth under “—Settlement Procedure” below.

Once we have delivered the Automatic Conversion Notice to each of the Clearing Systems following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (a) the holders shall have no rights whatsoever under the Indenture or the New AT1 Securities to instruct the trustee to take any action whatsoever and (b) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the New AT1 Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee is instructed in writing by us to act otherwise.

The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

The Conversion Shares

The number of Conversion Shares to be issued to the Conversion Shares Depository in respect of each Series of New AT1 Securities on the Conversion Date shall be determined by dividing the aggregate principal amount of each Series of the New AT1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of Conversion Shares for each Series. Fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof. The number of Conversion Shares in respect of each Series of New AT1 Securities to be held by the Conversion Shares Depository for the benefit of each holder shall be the number of Conversion Shares thus calculated divided by the Tradable Amount of the book-entry interests in each Series of the New AT1 Securities held by such holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Conversion Shares.

The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event shall have occurred, then, where the Conversion Date falls on or after the QTE Effective Date, Approved Entity Shares of the Approved Entity shall be issued to the Conversion Shares Depository instead of Conversion Shares (see “—Anti-Dilution—Qualifying Takeover Event” below).

Conversion Shares Offer

In respect of each Series of New AT1 Securities, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject as provided below (the “Conversion Shares Offer”). The Issuer may, on behalf of the Conversion Shares Depository, appoint a Conversion Shares Offer Agent to act as placement or other agent to facilitate the Conversion Shares Offer. The Issuer will deliver a Conversion Shares Offer Notice to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems within ten (10) Business Days following the Conversion Date specifying whether or not it has elected that a Conversion Shares Offer be conducted. If so elected, the Conversion Shares Offer Period, during which the Conversion Shares Offer may be made, shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that the Issuer, in its sole and absolute discretion, determines that the Conversion Shares Offer is practicable. The Issuer or the purchasers of the Conversion Shares sold in any Conversion Shares Offer shall bear the costs and expenses of any Conversion Shares Offer (other than the taxes referred to in the definition of Conversion Shares Offer Consideration), including the fees of the Conversion Shares Offer Agent, if any. If a prospectus or other offering document is required to be prepared in connection with a Conversion Shares Offer, the Issuer will facilitate the preparation of such prospectus or other offering document, and the Issuer and/or its directors will take responsibility for such prospectus or other offering document, in each case, if and to the extent then required by applicable laws and regulations then in effect. In addition, if so requested by the Conversion Shares Depository as offeror, the Issuer shall indemnify the Conversion Shares Depository for any losses incurred in connection with any Conversion Shares Offer.

Upon completion of the Conversion Shares Offer, the Issuer or the Conversion Shares Depository will provide notice to the holders of the New AT1 Securities of the composition of the Conversion Shares Offer Consideration (and of the deductions to the cash component, if any, of the Conversion Shares Offer Consideration (as set out in the definition of Conversion Shares Offer Consideration)) per $1,000, €1,000 or £1,000 Tradable Amount of the New AT1 Securities, as applicable. The Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities pursuant to the procedures set forth under “—Settlement Procedure” below. The Issuer reserves the right, in its sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three (3) Business

Days’ notice to the trustee directly and to holders of the New AT1 Securities via each of the Clearing Systems, and, if it does so, the Issuer may, in its sole and absolute discretion, take steps (including changing the Suspension Date) to deliver to holders of the New AT1 Securities the Conversion Shares at a time that is earlier than the time at which they would have otherwise received the Conversion Shares Offer Consideration had the Conversion Shares Offer been completed.

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Conversion Shares Offer be conducted by the Conversion Shares Depository, such holder shall be deemed to have: (i) consented to any Conversion Shares Offer and to the Conversion Shares Depository using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the New AT1 Securities, (ii) consented to the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the New AT1 Securities, (iii) irrevocably agreed that the Issuer, the Conversion Shares Depository and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the New AT1 Securities, (iv) agreed that none of the Issuer, the trustee, the Conversion Shares Depository, if any, or the Conversion Shares Offer Agent, if any, shall, to the extent permitted by applicable law, incur any liability to the holders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the holders’ entitlement to any Conversion Shares Offer Consideration) and (v) authorized, directed and requested the Clearing Systems and any Direct Participant in the Clearing Systems or other intermediary through which it holds such New AT1 Securities to take any and all necessary action, if required, to implement (x) the Automatic Conversion (including any related Conversion Shares Offer) and (y) the exercise of any U.K. Bail-in Power with respect to the New AT1 Securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

In the Barclays Notice of Annual General Meeting dated March 13, 2014, the Issuer informed its shareholders of its intention to give shareholders the opportunity to purchase the ordinary shares created on conversion of any equity conversion securities (such as the New AT1 Securities) on a pro rata basis, where practicable and subject to applicable laws and regulations. The Conversion Shares Offer may be conducted at the election of the Issuer, in its sole and absolute discretion, on the terms described above. The Issuer currently expects that in determining whether or not a Conversion Shares Offer shall be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer shall be made, the directors of the Issuer would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of the Issuer’s shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on the Issuer’s financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by the Issuer to undertake a Conversion Shares Offer on the terms set out herein, shall preclude the Issuer from undertaking a rights issue at any time on such terms as the Issuer deems appropriate, at its sole discretion, including—for the avoidance of doubt—the offer of ordinary shares at or below the Conversion Shares Offer Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

Settlement Procedure

Delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the holders of the New AT1 Securities will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will be delivered to holders of the New AT1 Securities in uncertificated form through the dematerialized securities trading system operated by Euroclear U.K. & Ireland Limited, known as CREST, unless the Conversion Shares are not a participating security in CREST at the relevant time, in which case the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer

Consideration) will either be delivered in the form of the relevant clearing system in which the Conversion Shares are a participating security or in certificated form. It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered through CREST or such other clearing system in which such Conversion Shares are a participating security, they will be delivered to the account specified by the relevant holder in the relevant Conversion Shares Settlement Notice as described below. It is expected that where the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in the Issuer’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the relevant holder or as it may direct in the relevant Conversion Shares Settlement Notice as described below. It is expected that the cash component, if any, of any Conversion Shares Offer Consideration will be delivered through the facilities of each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, to the holders at their address shown on the register for the New AT1 Securities) on or around the date on which the Conversion Shares Offer Period ends, subject to DTC’s procedures in the case of the Dollar AT1 Securities and the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear in the case of the Sterling AT1 Securities and the Euro AT1 Securities, each as in effect at such time.

The Conversion Shares Offer Notice shall specify the Suspension Date. On the Suspension Date: (a) each of the Euroclear and Clearstream, Luxembourg shall block all positions relating to the Euro AT1 Securities and Sterling AT1 Securities held in those Clearing Systems, which will suspend all clearance and settlement of transactions in the Euro AT1 Securities and Sterling AT1 Securities through those Clearing Systems, and (b) DTC shall suspend all clearance and settlement of transactions in the Dollar AT1 Securities. As a result, holders of the New AT1 Securities will not be able to settle the transfer of any New AT1 Securities through any Clearing System following the Suspension Date with respect to such Clearing System, and any sale or other transfer of the New AT1 Securities that a holder of the New AT1 Securities may have initiated prior to the Suspension Date with respect to such Clearing System that is scheduled to match or settle, as applicable, after the Suspension Date will be rejected by such Clearing System and will not be matched or settled, as applicable, through such Clearing System.

The New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the Suspension Date.

On the Suspension Date, the Issuer shall deliver a Conversion Shares Settlement Request Notice to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems. Such notice shall request that holders complete a Conversion Shares Settlement Notice and shall specify the Notice Cut-off Date and the Final Cancellation Date.

In order to obtain delivery of the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, a holder must deliver its Conversion Shares Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery shall be deemed for all purposes to have been made or given on the next following Business Day.

If the New AT1 Securities are held through the Clearing Systems, the Conversion Shares Settlement Notice must be given in accordance with the standard procedures of the Clearing Systems (which may include the notice being given to the Conversion Shares Depository by electronic means) and in a form acceptable to the Clearing Systems and the Conversion Shares Depository. If the New AT1 Securities are in definitive form, the Conversion Shares Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant New AT1 Securities.

Subject as provided herein and provided the Conversion Shares Settlement Notice and the relevant New AT1 Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Conversion Shares

Depository shall deliver the relevant Conversion Shares (rounded down to the nearest whole number of Conversion Shares) or Conversion Share component, if any, of any Conversion Shares Offer Consideration (rounded down to the nearest whole number of Conversion Shares), as applicable, to the holder of the relevant New AT1 Securities completing the relevant Conversion Shares Settlement Notice or its nominee in accordance with the instructions given in such Conversion Shares Settlement Notice on the applicable Conversion Share Settlement Date.

Each Conversion Shares Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Conversion Shares Settlement Notice and the relevant New AT1 Securities, if applicable, may result in such notice being treated by the Conversion Shares Depository as null and void. Any determination as to whether any Conversion Shares Settlement Notice has been properly completed and delivered shall be made by the Conversion Shares Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

Neither the Issuer, nor any member of the Group shall be liable for any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the delivery of Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration), which tax shall be borne solely by the holder or, if different, the person to whom the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) are delivered.

The Conversion Shares (and the Conversion Share component, if any, of any Conversion Shares Offer Consideration) will not be available for delivery (i) to, or to a nominee for, Clearstream, Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which the Issuer, in its absolute discretion, determines that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Conversion Shares Settlement Notice

If a Conversion Shares Settlement Notice and the relevant New AT1 Securities, if applicable, are not delivered to the Conversion Shares Depository on or before the Notice Cut-off Date, then the Conversion Shares Depository shall continue to hold the relevant Conversion Shares (or Conversion Share component, if any, of any Conversion Shares Offer Consideration) until a Conversion Shares Settlement Notice (and the relevant New AT1 Securities, if applicable) is so delivered. However, the relevant New AT1 Securities shall be cancelled on the Final Cancellation Date and any holder of New AT1 Securities delivering a Conversion Shares Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Conversion Shares (or the relevant Conversion Shares component, if any, of any Conversion Shares Offer Consideration) satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration). The Issuer shall have no liability to any holder of the New AT1 Securities for any loss resulting from such holder not receiving any Conversion Shares (or Conversion Share component of any Conversion Shares Offer Consideration) or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Conversion Shares Settlement Notice and the relevant New AT1 Securities, if applicable, on a timely basis or at all.

Definitions

For the purposes of these provisions:

“Automatic Conversion” means the irrevocable and automatic release of all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) in consideration of the Issuer’s issuance of the Conversion Shares at the Conversion Price to the Conversion Shares Depository (on behalf of the holders of the New AT1 Securities) or to the relevant recipient, all in accordance with the terms of the New AT1 Securities.

“Automatic Conversion Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the New AT1 Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) the Conversion Price, (iv) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice via each of the Clearing Systems within ten (10) Business Days following the Conversion Date notifying holders of our election and (v) that the New AT1 Securities shall remain in existence for the sole purpose of evidencing (a) the holder’s right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository and (b) the Issuer’s CSO Obligations, if any, and that the New AT1 Securities may continue to be transferable until the Suspension Date, which shall be specified in the Conversion Shares Offer Notice.

“Cancellation Date” means (i) with respect to any New AT1 Security for which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Conversion Share Settlement Date and (ii) with respect to any New AT1 Security for which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group.

“CET1 Capital” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “common equity tier 1 capital” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Group.

“Conversion Date” means the date on which the Automatic Conversion shall take place, or has taken place, as applicable.

“Conversion Shares” means ordinary shares of the Issuer to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) following an Automatic Conversion, which ordinary shares shall be in such number as is determined by dividing the aggregate principal amount of each Series of the New AT1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price applicable to such Series rounded down, if necessary, to the nearest whole number of ordinary shares.

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by the Issuer on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, will be required to undertake, for the benefit of the holders of the New AT1 Securities, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such holders of the New AT1 Securities in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer Agent” means the agent(s), if any, to be appointed on behalf of the Conversion Shares Depository by the Issuer, in its sole and absolute discretion, to act as placement or other agent of the Conversion Shares Depository to facilitate a Conversion Shares Offer.

“Conversion Shares Offer Consideration” means in respect of each Series of New AT1 Securities (i) if all of the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Series of New AT1 Securities in sterling, in the case of Sterling AT1 Securities or, in the case of Dollar AT1 Securities or Euro AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Series of New AT1 Securities in sterling, in the case of Sterling AT1 Securities or, in the case of Dollar AT1 Securities or Euro AT1 Securities, translated from sterling into U.S. dollars or euro, as applicable, at a then-prevailing exchange rate (less any foreign exchange transaction costs) and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Series of New AT1 Securities rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Series of New AT1 Securities rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository as a consequence of the Conversion Shares Offer.

“Conversion Shares Offer Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their addresses shown on the register for the New AT1 Securities) specifying (i) whether or not the Issuer has elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date, (iii) details of the Conversion Shares Depository and (iv) if the Issuer has been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the holders of the New AT1 Securities as it shall consider reasonable in the circumstances.

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period shall end no later than forty (40) Business Days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” shall mean £1.65 per Conversion Share (subject in each case to certain anti-dilution adjustments, as described under “—Anti-Dilution” below).

“Conversion Share Settlement Date” means (i) with respect to any New AT1 Security in relation to which a Conversion Shares Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two (2) Business Days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two (2) Business Days after the date on which such Conversion

Shares Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any New AT1 Security in relation to which a Conversion Shares Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable.

“Conversion Shares Settlement Notice” means a written notice to be delivered by a holder to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities), with a copy to the trustee, no earlier than the Suspension Date containing the following information: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the New AT1 Securities held by such holder on the date of such notice, (iii) the name to be entered in the Issuer’s share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the Conversion Share component, if any, of any Conversion Shares Offer Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered and (v) such other details as may be required by the Conversion Shares Depository.

“Conversion Shares Settlement Request Notice” means the written notice to be delivered by us to the trustee directly and to the holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, by us to the trustee directly and to the holders at their registered addresses as shown on the register for the New AT1 Securities) on the Suspension Date requesting that holders complete a Conversion Shares Settlement Notice and specifying (i) the Notice Cut-off Date and (ii) the Final Cancellation Date.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and the CRD IV Regulation.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

“CSO Obligations” means the obligations of the Issuer under the New AT1 Securities that may arise in connection with a Conversion Shares Offer to: (i) facilitate the preparation of a prospectus or other offering document, if applicable, and (ii) take responsibility for such prospectus or other offering document, which obligations (and any claims relating to a failure to facilitate the preparation of, or take responsibility for, such prospectus or other offering document) shall terminate in the event of the winding-up or administration of the Issuer.

“Extraordinary Calculation Date” means any Business Day (other than a Quarterly Financial Period End Date) on which the fully loaded CET1 Ratio is calculated upon the instruction of the PRA or at the Issuer’s discretion.

“Final Cancellation Date” means the date on which the New AT1 Securities in relation to which no Conversion Shares Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis,” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation.

“fully loaded CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Interest Margin” means Sterling Interest Margin, Euro Interest Margin or Dollar Interest Margin, as applicable.

“Mid-Market Swap Rate” means any Sterling Mid-Market Swap Rate, Euro Mid-Market Swap Rate or Dollar Mid-Market Swap Rate, as applicable.

“Notice Cut-off Date” means the date specified as such in the Conversion Shares Settlement Request Notice, which date shall be at least forty (40) Business Days following the Suspension Date.

“Ordinary Reporting Date” means each Business Day on which Quarterly Financial Information is published by the Issuer.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by the Issuer. As of the date of this prospectus, the principal financial reports published by the Issuer with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Reset Date” means any Sterling Reset Date, Euro Reset Date or U.S. Reset Date, as applicable.

“Reset Determination Date” means any Sterling Reset Determination Date, Euro Reset Determination Date or U.S. Reset Determination Date, as applicable.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by the Issuer on a consolidated basis in accordance with the Capital Regulations applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Capital Regulations applicable to the Group.

“Suspension Date” means, with respect to each Clearing System, the date specified in the Conversion Shares Offer Notice as the date on which such Clearing System shall suspend all clearance and settlement of transactions in the New AT1 Securities in accordance with its rules and procedures, which date shall be no later than thirty-eight (38) Business Days after the delivery of the Conversion Shares Offer Notice to such Clearing System (and, if the Issuer elects that a Conversion Shares Offer be made, such date shall be at least two (2) Business Days prior to the end of the relevant Conversion Shares Offer Period).

Anti-Dilution

Adjustment of Conversion Price and Conversion Shares Offer Price

Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification or subdivision in relation to the ordinary shares of the Issuer, each Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any ordinary shares credited as fully paid to the Issuer’s shareholders as a class by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which the Issuer’s shareholders would or could otherwise have elected to receive, (2) where the Issuer’s shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the Issuer’s shareholders, whether at their election or otherwise), each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of ordinary shares of the Issuer in issue immediately before such issue; and

B	is the aggregate number of ordinary shares of the Issuer in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such ordinary shares.

(iii)	If and whenever the Issuer shall issue any ordinary shares to all or substantially all of the Issuer’s shareholders as a class by way of rights at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A+B
A+C

where:

A	is the aggregate number of ordinary shares of the Issuer in issue on the Effective Date;

B	is the aggregate number of ordinary shares of the Issuer that the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights would purchase at such Current Market Price per ordinary share on the Effective Date; and

C	is the number of ordinary shares to be issued.

Such adjustment shall become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph (iii), the following provisions shall apply:

(1)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(2)	if the consideration or price determined pursuant to (1) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(3)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or otherwise in connection therewith;

(4)	the consideration or price shall be determined as provided in (1) – (3) above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; and

(5)	references herein to “cash” shall be construed as cash consideration within the meaning of Section 583(3) of the Companies Act.

(iv)	If and whenever the Issuer shall pay any Extraordinary Dividend to shareholders of the Issuer as a class, each of the Conversion Price and the Conversion Shares Offer Price shall be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

Notwithstanding the foregoing provisions:

(A)

where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to each of the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to each of the Prices or where more than one event that gives rise to an adjustment to each of the Prices occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(B)	such modification shall be made to the operation of the Indenture as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to ensure that an adjustment to each of the Prices or the economic effect thereof shall not be taken into account more than once;

(C)	for the avoidance of doubt, the issue of ordinary shares following an Automatic Conversion or upon any conversion or exchange or the exercise of any other options, warrants or other rights shall not result in an adjustment to either of the Prices;

(D)	in respect of any adjustment pursuant to paragraphs (i) to (iii) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant New AT1 Securities at the time of such adjustment, would result in a number of Conversion Shares that constitutes a greater proportion of Conversion Shares as a percentage of the total number of ordinary shares issued had the adjustment not been made nor had the corporate event occurred; and

(E)	in respect of any adjustment pursuant to paragraph (iv) above, such adjustment shall be made only up to the extent it does not result in a Conversion Price or Conversion Shares Offer Price that, if applied to the number of relevant New AT1 Securities at the time of such adjustment, would result in the issue of an additional number of Conversion Shares having a value that is greater than the value of the aggregate Extraordinary Dividend which would be attributable to the ordinary shares underlying the New AT1 Securities had such ordinary shares been issued.

No Retroactive Adjustments

The Issuer shall not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (i) of “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (ii), (iii) or (iv) of “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, but before the relevant adjustment to the relevant Price becomes effective under such section.

Decision of an Independent Financial Adviser

If any doubt shall arise as to whether an adjustment is required to be made to either of the Prices or as to the appropriate adjustment to such Prices, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer and the holders, save in the case of manifest error.

Rounding Down and Notice of Adjustment to the Conversion Price and the Conversion Shares Offer Price

On any adjustment, the resultant Conversion Price and Conversion Shares Offer Price, if a number that is of more decimal places than the initial Conversion Price or Conversion Shares Offer Price, as the case may be, shall be rounded to such decimal place. No adjustment shall be made to either of the Prices where such adjustment (rounded down if applicable) would be less than 1% of the relevant Price then in effect. Any adjustment not required to be made, and/or any amount by which the relevant Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price or the Conversion Shares Offer Price shall be given by the Issuer to holders of the New AT1 Securities via each of the Clearing Systems (or, if the New AT1 Securities are held in definitive form, via the trustee) promptly after the determination thereof.

The Conversion Price and the Conversion Shares Offer Price shall not in any event be reduced to below the nominal value of the ordinary shares. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price or the Conversion Shares Offer Price to below such nominal value.

Qualifying Takeover Event

(i)	Within ten (10) Business Days following the occurrence of a Takeover Event, the Issuer shall give notice thereof to the holders of the New AT1 Securities by means of a Takeover Event Notice.

(ii)	If the Takeover Event is a Qualifying Takeover Event, the New AT1 Securities shall, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, at a Conversion Price that shall initially be the New Conversion Price, which may be higher or lower than the Conversion Price.

(iii)	The New Conversion Price shall be subject to adjustment in the circumstances provided for under “Adjustment of Conversion Price and Conversion Shares Offer Price” (if necessary with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate), and the Issuer shall give notice to the holders of the New AT1 Securities of the New Conversion Price and of any such modifications and amendments thereafter.

(iv)	In the case of a Qualifying Takeover Event:

(1)	the Issuer shall, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the New AT1 Securities and the Indenture) as may be required to ensure that, with effect from the QTE Effective Date, the New AT1 Securities shall be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above (as may be so supplemented, amended or modified), at the New Conversion Price; and

(2)	the Issuer shall, where the Conversion Date falls on or after the QTE Effective Date, procure (to the extent within its control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above, as may be amended or modified as provided above.

For the avoidance of doubt, if a Takeover Event is not a Qualifying Takeover Event (including if that is because the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to the terms of the New AT1 Securities, whether in the manner provided for above in respect of Qualifying Takeover Events, or at all.

Definitions

Unless otherwise provided, for the purposes of this section:

Each of the Sterling AT1 Securities, the Euro AT1 Securities and the Dollar AT1 Securities is referred to as a “Series” of the New AT1 Securities.

“Acquirer” means the person that controls the Issuer following a Takeover Event. For the purposes of this definition, “control” means the acquisition or holding of legal or beneficial ownership of more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer or the right to appoint or remove a majority of the board of directors of the Issuer.

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares. On and after the date of a Qualifying Takeover Event, references to “ordinary shares” shall be read as references to “Approved Entity Shares.”

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes equity share capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange. In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” shall be deemed to be references to “Approved Entity Shares.”

“Cash Dividend” means any dividend or distribution in respect of the ordinary shares to shareholders of the Issuer which is to be paid or made in cash (in whatever currency), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to shareholders upon or in connection with a reduction of capital.

“Companies Act” means the Companies Act 2006.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five (5) consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement), then:

(i)	if the ordinary shares to be issued do not rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the ordinary shares to be issued do rank for the Cash Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-Cash Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Cash Dividend (or cum- any other entitlement) in respect of a Cash Dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued do not rank for that Cash Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to such Cash Dividend or entitlement per ordinary share as at the date of first public announcement relating to such Cash Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments, as the same may be amended from time to time.

“Effective Date” means, for the purposes of paragraph (iii) under “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, the first date on which the ordinary shares are traded ex-rights on the Relevant Stock Exchange and, for the purposes of paragraph (iv) under “—Adjustment of Conversion Price and Conversion Shares Offer Price” above, the first date on which the ordinary shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Governmental Entity” means (i) the United Kingdom Government, (ii) an agency of the United Kingdom Government or (iii) a person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in (ii). If the Issuer is then organized in another jurisdiction, the references to “United Kingdom Government” shall be read as references to the government of such other jurisdiction.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Issuer at its own expense.

The “New Conversion Condition” shall be satisfied if (a) by not later than seven (7) Business Days following the completion of a Takeover Event where the Acquirer is an Approved Entity, there shall be arrangements in place for the Approved Entity to provide for issuance of Approved Entity Shares following an Automatic Conversion of the New AT1 Securities on terms mutatis mutandis identical to the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event” above and (b) the Issuer, in its sole and absolute discretion has determined that such arrangements are in the best interest of the Issuer and its shareholders taken as a whole having regard to the interests of its stakeholders (including, but not limited to, the holders of the New AT1 Securities) and are consistent with applicable law and regulation (including, but not limited to, the guidance of any applicable regulatory body).

“New Conversion Price” means the amount determined in accordance with the following formula, which shall apply from the QTE Effective Date:

NCP = ECP * (VWAPAES / VWAPOS)

where:

“NCP” is the New Conversion Price.

“ECP” is the Conversion Price in effect on the dealing day immediately prior to the QTE Effective Date.

“VWAPAES” means the average of the Volume Weighted Average Price of the Approved Entity Shares (translated, if necessary, into sterling in the case of the Sterling AT1 Securities, into euro in the case of the Euro AT1 Securities or U.S. dollar in the case of the Dollar AT1 Securities, at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day prior to the closing date of the Takeover Event (and where references in the definition of “Volume Weighted Average Price” to “ordinary share” shall be construed as a reference to the Approved Entity Shares and in the definition of “dealing day,” references to the “Relevant Stock Exchange” shall be to the relevant Recognized Stock Exchange).

“VWAPOS” is the average of the Volume Weighted Average Price of the ordinary shares (translated, if necessary, into sterling in the case of the Sterling AT1 Securities, into euro in the case of the Euro AT1 Securities or U.S. dollar in the case of the Dollar AT1 Securities, at the Prevailing Rate on the relevant dealing day) on each of the five dealing days ending on the dealing day immediately prior to the closing date of the Takeover Event.

“ordinary shares” means (a) prior to the QTE Effective Date, fully paid ordinary shares in the capital of the Issuer currently with a nominal value of 25 pence each and (b) on and after the QTE Effective Date, the relevant Approved Entity Shares.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 pm, London time, on that date as appearing on or derived from the relevant page on Bloomberg (or such other information service provider that displays the relevant information) or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 pm, London time, on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the relevant page on Bloomberg (or such other information service provider that displays the relevant information), the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Price” means the Conversion Price or the Conversion Shares Offer Price, as applicable.

“QTE Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“Qualifying Takeover Event” means a Takeover Event where: (i) the Acquirer is an Approved Entity; and (ii) the New Conversion Condition is satisfied.

“Recognized Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the LSE is not the Relevant Stock Exchange, the currency in which the ordinary shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the LSE or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the LSE, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

“shareholders” means the holders of ordinary shares.

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act.

A “Takeover Event” shall occur if an offer is made to all (or as nearly as may be practicable all) shareholders (or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate (as defined in Section 988(1) of the Companies Act) of the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition and (such offer or scheme having become or been declared unconditional in all respects or having become effective) the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in any person and/or any associate of that person (as defined in Section 988(1) of the Companies Act).

“Takeover Event Notice” means the notice to the holders of the New AT1 Securities notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether the Takeover Event is a Qualifying Takeover Event or not; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price; and (4) if applicable, the QTE Effective Date.

“Volume Weighted Average Price” means, in respect of an ordinary share (or an Approved Entity Share, as applicable) on any dealing day, the order book volume-weighted average price of an ordinary share (or Approved Entity Share, as applicable) published by or derived from the relevant Bloomberg page or such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share (or an Approved Entity Share, as applicable) in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

References to “ordinary share capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010 and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Enforcement Events and Remedies

Winding-up

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions, the principal amount of the New AT1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the New AT1 Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the New AT1 Securities are required to declare such principal amount to be due and payable.

A “Winding-up Event” with respect to the New AT1 Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the New AT1 Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “—Interest Cancellation” above. Accordingly, no default in payment under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against the Issuer as the trustee may think fit to enforce any term, obligation or condition binding on the Issuer under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the Indenture, including, without limitation, payment of any principal or interest (a “Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the New AT1 Securities—Holders of the New AT1 Securities will have limited remedies.”

No other remedies

Other than the limited remedies specified herein under “—Enforcement Events and Remedies” above and subject to “—Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the New AT1 Securities) or the holders of the New AT1 Securities whether for the recovery of amounts owing in respect of such New AT1 Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such New AT1 Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “—Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the New AT1 Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the New AT1 Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the New AT1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the New AT1 Securities, are subject to the subordination provisions set forth in the Indenture.

An Automatic Conversion will not constitute a default under the Indenture.

Under the terms of the Indenture, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities is not a Winding-up Event or a default in payment.

Trustee’s Duties

In case of a default under any Series of the New AT1 Securities, the trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur (i) upon a Winding-Up Event that occurs before the Conversion Date, (ii) if we fail to pay any amount that has become due and payable under any Series of the New AT1 Securities and such failure continues for 14 days (as described under “—Enforcement Events and Remedies—Non-payment”) or (iii) upon a breach by us of a Performance Obligation with respect to a Series of the New AT1 Securities (as described under “—Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding New AT1 Securities of a Series may not waive any past default specified in clauses (i) and (ii) in the preceding sentence.

If a default occurs and is continuing with respect to any Series of the New AT1 Securities, the trustee will have no obligation to take any action at the direction of any holders of such Series of the New AT1 Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding New AT1 Securities of a Series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such Series of the New AT1 Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of such Series of the New AT1 Securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that no exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities or cancellation or deemed cancellation of interest on the New AT1 Securities shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The trustee will, within 90 calendar days of a default with respect to the New AT1 Securities of any Series, give to each affected holder of the New AT1 Securities of the affected Series notice of any default it knows about, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the New AT1 Securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the New AT1 Securities, the following must occur:

•	The holder must give the trustee a written notice that a default (as defined in the first paragraph under “—Trustee’s Duties” above) has occurred and remains uncured;

•	The holders of 25% in outstanding principal amount of the relevant Series of New AT1 Securities must make a written request that the trustee take action because of the default (as defined in the first paragraph under “—Trustee’s Duties” above), and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of the relevant Series of New AT1 Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the New AT1 Securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the Indenture without the consent of the holders of any Series of the New AT1 Securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2⁄3% in aggregate principal amount of each Series of the New AT1 Securities that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected New AT1 Security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any New AT1 Security;

•	change our obligation, or any successor’s, to pay Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•	reduce the percentage in aggregate principal amount of outstanding New AT1 Securities of any Series necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture or of certain defaults of the Indenture;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the Indenture;

•	modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of any amounts due and payable on the New AT1 Securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the Indenture relating to the waiver of any defaults or covenants, except as otherwise specified.

Any variations in the terms and conditions of the New AT1 Securities of any Series, including modifications relating to the subordination or redemption provisions of such New AT1 Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the New AT1 Securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the Indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must assume our obligations on the New AT1 Securities and the Indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation and certain other conditions set out in the Indenture, any of our wholly owned subsidiaries may assume our obligations, if any, under the New AT1 Securities of any Series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above) the obligations of the subsidiary under the New AT1 Securities of that Series. If we do, all of our direct obligations under the New AT1 Securities of the relevant Series and the applicable Indenture shall immediately be discharged. Any Additional Amounts under the New AT1 Securities of any Series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “Payment of Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem any or all Series of the New AT1 Securities of the relevant Series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing New AT1 Securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisers regarding the tax consequences of such an assumption.

Trustee; Direction of Trustee

The trustee for the holders of the New AT1 Securities will be The Bank of New York Mellon, London Branch. We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

See “—Enforcement Events and Remedies” above for a description of the trustee’s procedures and remedies available in connection with a Winding-up Event.

The Issuer’s obligations to indemnify the trustee in accordance with Section 6.07 of the Original Indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the New AT1 Securities and any Automatic Conversion.

By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, (a) the trustee shall not be required to take any further directions from holders of the New AT1 Securities under Section 5.12 (Control by Holders) of the Original Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the any Series of the New AT1 Securities to direct certain actions relating to such Series of the New AT1 Securities, and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority, the New AT1 Securities of any Series remain outstanding (for example, if the exercise of the

U.K. Bail-in Power results in only a partial write-down of the principal of the New AT1 Securities), then the trustee’s duties under the Indenture shall remain applicable with respect to the New AT1 Securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment to the Third, Fourth or Fifth Supplemental Indenture, as applicable.

The trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus.

Subsequent Holders’ Agreement

Holders of the New AT1 Securities that acquire the New AT1 Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the New AT1 Securities that acquire the New AT1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the New AT1 Securities, including in relation to interest cancellation, the Automatic Conversion, the Conversion Shares Offer, the U.K. Bail-in Power and the limitations on remedies specified in “—Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)” above.

Calculation Agent

The “Calculation Agent” for each Series of New AT1 Securities is The Bank of New York Mellon, London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the applicable Mid-Market Swap Rate shall be conclusive and binding on the holders of the New AT1 Securities, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, holders of the New AT1 Securities or any third party for any failure of the U.S. Reference Banks, Euro Reference Banks or Sterling Reference Banks (each, a “Reference Bank”) to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any such Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Notices

Notices regarding the New AT1 Securities will be valid:

•	with respect to global New AT1 Securities if given in accordance with the applicable procedures of the depositary and/or the Clearing Systems for such New AT1 Securities; or

•	if registered New AT1 Securities are affected, if given in writing and mailed to each direct holder as provided in the Indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global security representing any Series of New AT1 Securities, a copy of all notices with respect to such Series will be delivered to the depositary for such global security.

Consent to Service

The Indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the Indenture or New AT1 Securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays only has ordinary shares in issue which are governed by the laws of England and Wales. The shareholders of Barclays passed an ordinary resolution on April 24, 2014 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays, which authorization expires the earlier of the end of Barclays’ Annual General Meeting to be held in 2015 and the close of business on June 30, 2015, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

Barclays operates a Scrip Dividend Programme which enables eligible shareholders to elect to receive new ordinary shares issued by Barclays instead of a cash dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays, and who is entitled to vote, has one vote on a show of hands. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then the Board, in its absolute discretion, may direct that that member shall not be entitled to attend or vote at any meeting of Barclays. The Board may further direct that if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, that dividends or other monies payable on those shares shall be retained by us until the direction ceases to have effect and that no transfer of those shares shall be registered (other than certain specified “excepted transfers”). A direction ceases to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the United Kingdom Listing Authority. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or at the option of the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding Up

In the winding up of Barclays (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO THE NEW AT1 SECURITIES

Legal Ownership; Form of New AT1 Securities

Street Name and Other Indirect Holders. Investors who hold the New AT1 Securities in accounts at banks or brokers will generally not be recognized by us as legal holders of the New AT1 Securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the New AT1 Securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds the New AT1 Securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles the New AT1 Securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s New AT1 Securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the New AT1 Securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the New AT1 Securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold the New AT1 Securities in that manner or because the New AT1 Securities are issued in the form of global New AT1 Securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held New AT1 Security, as described above under “—Street Name and Other Indirect Holders.” If we issue New AT1 Securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Each Series of the New AT1 Securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of New AT1 Securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of New AT1 Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to direct holders listed in the trustee’s records at the close of business on the Business Day immediately preceding each interest payment date (or, if the New AT1 Securities are held in definitive form, the 15th Business Day preceding each interest payment date).

We will pay interest (if any), principal and any other money due on the New AT1 Securities at the corporate trust office of the trustee in the City of London. Holders of New AT1 Securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular Series of New AT1 Securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of New AT1 Securities and instead deal only with the depositary that holds the global security.

Investors in New AT1 Securities that are issued only in the form of global securities should be aware that:

•	they cannot get New AT1 Securities registered in their own name;

•	they cannot receive physical certificates for their interests in New AT1 Securities;

•	they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the New AT1 Securities, as explained earlier under “—Legal Ownership; Form of New AT1 Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the New AT1 Securities to some insurance companies and other institutions that are required by law to own their New AT1 Securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the New AT1 Securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the New AT1 Securities have been described above in the sections entitled “—Legal Ownership; Form of New AT1 Securities—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•	when a Winding-Up Event or Non-payment occurs. Winding-up Events and Non-payments are discussed above under “Description of the New AT1 Securities—Enforcement Events and Remedies—Winding-up” and “Description of the New AT1 Securities—Enforcement Events and Remedies—Non-payment.”

When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The New AT1 Securities may be held through one or more international and domestic clearing systems. The principal clearing systems we will use for the Dollar AT1 Securities are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States. The principal clearing systems we will use for the Sterling AT1 Securities and the Euro AT1 Securities are the Clearstream, Luxembourg Banking, société anonyme (“Clearstream, Luxembourg”) in Luxembourg, and Euroclear Bank S.A./N.V. (“Euroclear”) in Brussels, Belgium (together with DTC, the “Clearing Systems”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg and DTC.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants on the Settlement Date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their New AT1 Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

New AT1 Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the Business Day following the Settlement Date, for value on the Settlement Date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one Business Day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one Business Day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one Business Day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-Business Day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

COMPARISON OF THE MATERIAL TERMS OF THE

PREFERENCE SHARES AND THE NEW AT1 SECURITIES

The following is a summary comparison of the material terms of the Preference Shares (as defined below) and the New AT1 Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of New AT1 Securities” section below, all of the definitions and provisions of the Indenture, any supplement thereto and the New AT1 Securities. Copies of such documents may be obtained from the Exchange Agents, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us” for information as to how you can obtain copies of such exhibits from the SEC.

	Preference Shares	New AT1 Securities
Issuer	Barclays Bank	Barclays

Securities	£750,000,000 6.0 per cent. Non-Cumulative Callable Preference Shares (the “Sterling 6.0% Preference Shares”);	GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Sterling AT1 Securities”);

	€1,400,000,000 4.75 per cent. Non-Cumulative Callable Preference Shares (the “Euro T1 Securities”); and	Euro-denominated 6.50% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Euro AT1 Securities”); and

$1,000,000,000 6.278 per cent. Non-Cumulative Callable Preference Shares, Series 1, evidenced in the form of American Depositary Shares, Series 1 (the “U.S. Dollar 6.278% Preference Shares”),

(together, the “Preference Shares”)

U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Dollar AT1 Securities”),

(together, the “New AT1 Securities”).

Maturity Date	The Preference Shares are perpetual securities and have no fixed maturity or fixed redemption date.	The New AT1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Dividend or Interest Payments	Sterling 6.0% Preference Shares: from (and including) the date of issuance to (but excluding) December 15, 2017, the dividends on the Sterling 6.0% Preference Shares will accrue at a rate of 6.0% per annum. From (and including) December 15, 2017, the Sterling 6.0% Preference Shares will accrue dividends at the rate, reset quarterly, of 1.42% per	Sterling AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Sterling AT1 Securities will be 7.00% per annum. From (and including) each Sterling Reset Date to (but excluding) the next following Sterling Reset Date, the applicable per annum interest rate in respect of the Sterling AT1 Securities

Preference Shares	New AT1 Securities
annum above the London interbank offered rate for three-month Sterling deposits.	will be equal to the sum of the applicable Sterling Mid-Market Swap Rate (as defined herein) on the relevant Sterling Reset Determination Date (as defined herein) and 5.084%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest/Dividend Cancellation (if any)” and “Restrictions on Dividend or Interest Payments” below.

Euro T1 Securities: from (and including) the date of issuance to (but excluding) March 15, 2020, the dividends on the Euro T1 Securities will accrue at the rate of 4.75% per annum. From (and including) March 15, 2020, the Euro T1 Securities will accrue dividends at the rate, reset quarterly, of 0.71% per annum above the euro interbank offered rate for three-month euro deposits.

Euro AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Euro AT1 Securities will be 6.50% per annum. From (and including) each Euro Reset Date to (but excluding) the next following Euro Reset Date, the applicable per annum interest rate in respect of the Euro AT1 Securities will be equal to the sum of the applicable Euro Mid-Market Swap Rate (as defined herein) on the relevant Euro Reset Determination Date (as defined herein) and 5.875%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest/Dividend Cancellation (if any)” below.

U.S. Dollar 6.278% Preference Shares: from (and including) the date of issuance to (but excluding) December 15, 2034, the dividends on the U.S. Dollar 6.278% Preference Shares will accrue at the rate of 6.278% per annum. From (and including) December 15, 2034, the U.S. Dollar 6.278% Preference Shares will accrue dividends at the rate, reset quarterly, of 1.55% per annum above the London interbank offered rate for three-month U.S. Dollar deposits.	Dollar AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Dollar AT1 Securities will be 6.625% per annum. From (and including) each U.S. Reset Date to (but excluding) the next following U.S. Reset Date, the applicable per annum interest rate in respect of the Dollar AT1 Securities will be equal to the sum of the applicable Dollar Mid-Market Swap Rate (as defined herein) on the relevant U.S. Reset Determination Date

	Preference Shares	New AT1 Securities
(as defined herein) and 5.022%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest/Dividend Cancellation (if any)” below.

Reset Dates for Dividend or Interest Rate (if any)	Sterling 6.0% Preference Shares: December 15, 2017 and thereafter each dividend payment date.	Sterling AT1 Securities: The “Sterling Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024.

	Euro T1 Securities: March 15, 2020 and thereafter each dividend payment date.	Euro AT1 Securities: The “Euro Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024.

	U.S. Dollar 6.278% Preference Shares: December 15, 2034 and thereafter each dividend payment date.	Dollar AT1 Securities: The “U.S. Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing on September 15, 2024.

Dividend/Interest Payment Dates	Sterling 6.0% Preference Shares: in respect of the period from the issue date to the first reset date, December 15, in each year and thereafter March 15, June 15, September 15 and December 15 in each year.	Sterling AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

	Euro T1 Securities: in respect of the period from the issue date to the first reset date, March 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.	Euro AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

	U.S. Dollar 6.278% Preference Shares: in respect of the period from the issue date to the first reset date, June 15 and December 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.	Dollar AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

	Preference Shares	New AT1 Securities
Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest/ Dividend Cancellation (if any)

Dividends are payable at the discretion of the board of directors of Barclays Bank (the “Board”). Dividends will be paid only to the extent that payment of the same can be made out of profits of Barclays Bank available for distribution and permitted by law to be distributed as at each dividend payment date. The Board may in its discretion decide that a dividend will not be declared at all or will be declared only in part even when distributable profits are available for distribution.

If a dividend on the Preference Shares is not paid, or is paid only in part, the holders of the Preference Shares shall have no claim in respect of such non-payment or non-payment in part, as applicable. Barclays Bank shall have no obligation to pay the preference dividend accrued for the relevant dividend period or to pay interest thereon, whether or not preference dividends are declared for any future dividend period.

If any dividend on the Preference Shares is not declared and paid in full on a dividend payment date (or is declared but not paid in full nor a sum set aside to provide for its payment in full), the Dividend Restriction shall apply.

For these purposes, the “Dividend Restriction” means that neither Barclays Bank nor Barclays may (a) declare or pay a dividend (other than payment by Barclays of a final dividend declared by its shareholders prior to the relevant dividend payment date, or a dividend paid by Barclays Bank to Barclays or to another wholly-owned subsidiary) on any of their respective ordinary shares, other preference shares or other share capital or (b) redeem, purchase, reduce or otherwise acquire any of their respective share capital, other than shares of Barclays Bank held by Barclays or a wholly-owned subsidiary (or set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof), until the earlier of (1) the date

Interest on the New AT1 Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

By acquiring the New AT1 Securities, holders of the New AT1 Securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the New AT1 Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the New AT1 Securities. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or

	Preference Shares	New AT1 Securities
	on which Barclays Bank next declares and pays (or sets aside a sum to provide for payment of) in full a preference dividend and (2) the date on or by which all of the Preference Shares are either redeemed in full or purchased by or for the account of Barclays Bank, in each case in accordance with the Articles and the terms of the Preference Shares.	to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Restrictions on Dividend or Interest Payments	Dividends will be paid only to the extent that payment of the same can be made out of profits of Barclays Bank available for distribution and permitted by law to be distributed as at each dividend payment date.

Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the New AT1 Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

Preference Shares	New AT1 Securities
“Distributable Items” shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer, but amended so that for so long as there is any reference therein to “before distributions to holders of own funds instruments” it shall be read as a reference to “before distributions to holders of Parity Securities, the New AT1 Securities or any Junior Securities.” Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Junior Securities” means any ordinary shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, junior to the New AT1 Securities in a winding-up or administration of the Issuer.

“Parity Securities” means any preference shares, securities or other obligations (including any guarantee, credit support or similar undertaking) of the Issuer ranking, or expressed to rank, pari passu with the New AT1 Securities in a winding-up or administration of the Issuer.

	Preference Shares	New AT1 Securities
Ranking/Subordination

The Preference Shares rank pari passu and rateably without any preference or priority among themselves and rank in priority to the ordinary shares of Barclays Bank.

On a winding-up or other return of capital (other than a redemption or purchase by Barclays Bank of any of its issued shares, or a reduction of share capital, permitted by the articles of association of Barclays Bank (the “Articles”) and under applicable law), the assets of Barclays Bank available to shareholders shall be applied in priority to any payment to the holders of ordinary shares and any other class of shares in the capital of Barclays Bank then in issue ranking junior to the Preference Shares on such a return of capital and pari passu on such a return of capital with the holders of any other class of shares in the capital of Barclays Bank then in issue (other than any class of shares in the capital of Barclays Bank then in issue ranking in priority, with the consent or sanction of the holders of the Preference Shares given in accordance with the Articles, to the Preference Shares on a winding-up or other such return of capital), in payment to the holders of the Preference Shares of an amount per Preference Share equal to the aggregate of:

(i) an amount equal to dividends accrued thereon for the then current dividend period to the date of the commencement of the winding-up or other such return of capital; and

(ii) an amount equal to the relevant Liquidation Preference per Preference Share.

For these purposes, “Liquidation Preference” means, in relation to the Euro T1 Securities, €10,000. In the case of the Sterling 6.0% Preference Shares, £10,000 and the U.S. Dollar 6.278% Preferences Shares, $10,000.

Each Series of New AT1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of each Series of New AT1 Securities in respect of or arising from such New AT1 Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend,

then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but

	Preference Shares	New AT1 Securities

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Preference Shares will have no right or claim to any of the remaining assets of Barclays Bank and will not be entitled to any further participation in such return of capital. In the event of the sale of all or substantially all of the assets of Barclays Bank, the distribution to the shareholders of Barclays Bank of all or substantially all of the consideration for such sale, unless such consideration (apart from assumption of liabilities) or the net proceeds thereof consists entirely of cash, will not be deemed to be a return of capital in respect of the winding-up of Barclays Bank.

ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the New AT1 Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the New AT1 Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

No Set-off	Not applicable	Subject to applicable law, no holder of New AT1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the New AT1 Securities and each holder of New AT1 Securities shall, by virtue of its holding of any New AT1 Securities, be deemed to have waived all such rights of

	Preference Shares	New AT1 Securities
set-off, compensation or retention. Notwithstanding the above, if any amounts due and payable to any holder of the New AT1 Securities by the Issuer in respect of, or arising under, the New AT1 Securities are discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Optional Redemption

Barclays Bank may, subject to the U.K. Companies Act, to the Articles and to the prior consent of the financial regulator (if required) redeem the Preference Shares in whole, but not in part, on any reset date (as described in “Reset Dates for Dividend or Interest Rate (if any)” above).

There shall be paid on each Preference Share so redeemed the aggregate of:

(i) an amount equal to the Liquidation Preference (as defined in “Ranking/Subordination” above); and

(ii) the dividend accrued thereon for the then current dividend period to the date fixed for redemption.

We may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities —Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “—“Description of the New AT1 Securities—Redemption—Notice of Redemption” and “—“—Condition to Redemption” below.

Regulatory Event Exchange, Variation or Redemption	Not applicable	If there is a change in the regulatory classification of any Series of the New AT1 Securities that occurs on or after the issue date of the New AT1 Securities and that does, or would be likely to, result in (a) the whole of the outstanding aggregate principal amount of such Series of New AT1 Securities; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of such Series of New AT1

	Preference Shares	New AT1 Securities

Securities, ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem such Series of New AT1 Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the New AT1 Securities pursuant to paragraph (b) in the terms of the New AT1 Securities is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as additional tier 1 capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the New AT1 Securities in accordance with paragraph (b) above and the terms of the New AT1 Securities shall be construed accordingly. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations.

Tax Exchange, Variation or Redemption	Not applicable	We may, at our option, at any time, redeem any Series of the New AT1 Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the issue date of the New AT1 Securities,

Preference Shares	New AT1 Securities

including a decision of any court or tribunal which becomes effective on or after the issue date of the New AT1 Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a) we will or would be required to pay holders Additional Amounts (as defined herein);

(b) we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c)    we would not, as a result of the relevant Series of New AT1 Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the New AT1 Securities or any similar system or systems having like effect as may from time to time exist); or

(d)    we would, in the future, have to bring into account a taxable credit if the principal amount of any Series of New AT1 Securities were written down or such Series of New AT1 Securities were converted into Conversion Shares,

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any

	Preference Shares	New AT1 Securities

interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Any redemption upon the occurrence of a Tax Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

Condition to Redemption	Barclays Bank may redeem the Preference Shares provided that it has obtained the prior consent of the financial regulator (if required).	Notwithstanding any other provision, we may redeem one or more Series of the New AT1 Securities (and give notice thereof to the holders of relevant Series of New AT1 Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of such New AT1 Securities. For more information, see “Description of the New AT1 Securities—Redemption—Condition to Redemption.”

Condition to Repurchase	Barclays Bank may at any time purchase, or cause to be purchased for its account, all or any of the Preference Shares, subject to the provisions of the U.K. Companies Act, the Articles and the applicable rules of any stock exchange or exchanges on which any of its shares are listed from time to time, at any price. Barclays Bank shall not be required to select the shares to be purchased rateably or in any other particular manner as between the holders of Preference Shares or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. No purchase of Preference Shares will be made by or on behalf of Barclays Bank without the prior consent of the financial regulator (if required).	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding New AT1 Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

	Preference Shares	New AT1 Securities
Issue of Prior-Ranking Shares	Save with the sanction of a special resolution passed at a separate general meeting of the holders of Preference Shares then in issue or with the consent in writing of the holders of three-fourths of the issued Preference Shares, the Board shall not authorise or create, or increase the amount of, any shares of any class, or any security convertible into shares of any class, ranking as regards participation in the profits or assets of Barclays Bank (other than on a redemption or purchase by Barclays Bank of any such share, or a reduction of share capital, permitted by the Articles and under applicable law) in priority to the Preference Shares.	Not applicable

Meeting of Preference Shareholders (if any)	Any separate general meeting shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of Barclays Bank and rights to be given notice thereof and to attend and vote thereat shall be as provided in the Articles. The quorum at any such meeting shall be persons holding or representing by proxy at least one-third of the issued Preference Shares then in issue but so that if at any adjourned meeting a quorum as so defined is not present, any two holders of the Preference Shares present in person or by proxy shall be a quorum.	Not applicable

Voting Rights	The holders of Preference Shares shall not be entitled to receive notice of, or to attend or vote at, any general meeting of Barclays Bank.	None

Capital Adequacy Trigger Event	Not applicable	A “Capital Adequacy Trigger Event” shall occur in respect of each Series of New AT1 Securities if the fully loaded CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

	Preference Shares	New AT1 Securities
Conversion Price	Not applicable

The Sterling AT1 Conversion Price is fixed at £1.65 per Conversion Share.

The Euro AT1 Conversion Price is fixed at €2.02 per Conversion Share.

The Dollar AT1 Conversion Price is fixed at $2.77 per Conversion Share.

The Conversion Price is subject to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” above.

Automatic Conversion Upon Capital Adequacy Trigger Event	Not applicable	If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

Following an Automatic Conversion, no holder of the New AT1 Securities will have any rights against us with respect to the repayment of the principal amount of the New AT1 Securities or the payment of interest or any other amount on or in respect of such New AT1 Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the New AT1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

	Preference Shares	New AT1 Securities
Subject to the conditions described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” above, (a) the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the New AT1 Securities on the applicable Settlement Date, (b) the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities on or around the date on which the Conversion Shares Offer Period ends and (c) the New AT1 Securities shall be cancelled on the applicable Cancellation Date.

Conversion Shares Offer	Not applicable	In respect of each Series of New AT1 Securities, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price. For more information, see “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” above.

Definitions		See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for definitions of certain terms used in “Automatic Conversion Upon Capital Adequacy Trigger Event” and “Conversion Shares Offer” in this table above.

Agreement with Respect to the Exercise of U.K. Bail-in Power	No contractual provision; however, the Preference Shares could be subject to the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority. See “Risk Factors—Risks Relating to the New AT1 Securities—Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities.”	By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the

	Preference Shares	New AT1 Securities

conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the New AT1 Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No contractual provision	No repayment of the principal amount of the New AT1 Securities or payment of interest on the New AT1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Winding-up	See “Ranking/Subordination” above.	If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions, the principal amount of the New AT1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the New AT1 Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the New

	Preference Shares	New AT1 Securities

AT1 Securities are required to declare such principal amount to be due and payable.

Non-payment	If the Board decides not to declare a dividend payable on a dividend payment date or declares that it shall be payable only in part, then the rights of holders of the Preference Shares to receive the dividend in respect of the preceding dividend period will be lost either entirely or as to the part not declared, as applicable, and Barclays Bank will have no obligation in respect of the amount of dividend not declared either to pay the dividend accrued for such period or to pay interest thereon, whether or not dividends on the Preference Shares are declared for any future dividend period.	If we fail to pay any amount that has become due and payable under the New AT1 Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “Description of the New AT1 Securities—Interest Cancellation” above. Accordingly, no default in payment under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Limited Remedies for Breach of Obligations (Other Than Non-Payment)	Not applicable	In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against the Issuer as the trustee may think fit to enforce any term, obligation or condition binding on the Issuer under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the Indenture, including, without limitation, payment of any principal or interest) (a “Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by

	Preference Shares	New AT1 Securities

the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the New AT1 Securities—Holders of the New AT1 Securities will have limited remedies.”

Other Remedies	Not applicable	Other than the limited remedies specified herein under “Winding-Up,” “Non-Payment” and “Limited remedies for breach of obligations (other than non-payment)” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the New AT1 Securities) or the holders of the New AT1 Securities whether for the recovery of amounts owing in respect of such New AT1 Securities or under the

	Preference Shares	New AT1 Securities

Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such New AT1 Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act Remedies (if any)	Not applicable	Notwithstanding the limitation on remedies specified herein under “Description of the New AT1 Securities—Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the New AT1 Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the New AT1 Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the New AT1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the New AT1 Securities, are subject to the subordination provisions set forth in the Indenture.

Book-Entry Issuance, Denominations, Settlement and Clearance

The Euro T1 Securities and the Sterling 6.0% Preference Shares are each represented by a single global share warrant to bearer deposited with The Bank of New York as common depositary for Euroclear and Clearstream, Luxembourg.

In the case of the Euro T1 Securities, each temporary global Preference Share was exchanged by the common

We will issue the New AT1 Securities in fully registered form. Book-entry interests in the New AT1 Securities will be issued as follows: (a) with respect to the Dollar AT1 Securities, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof; (b) with respect to the Euro AT1 Securities, in minimum denominations of €200,000 and integral multiples of €1,000 in excess thereof; and (c) with

	Preference Shares	New AT1 Securities

depositary for definitive Preference Shares, each in the form of a share warrant to bearer representing one Preference Share with a nominal value of €100 and a principal amount per Preference Share equal to the respective Liquidation Preference.

In the case of the Sterling 6.0% Preference Shares, the global Preference Share is exchangeable by the common depository for definitive Preference Shares, each in the form of a share warrant to bearer representing one Preference Share with a nominal value of £100 and a principal amount per Preference Share equal to its Liquidation Preference, if either or both of Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, within 60 days of such closure or announcement.

respect to the Sterling AT1 Securities, in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof. The denomination of each book-entry interest for any Series of New AT1 Securities is the “Tradable Amount” of such book-entry interest.

The Sterling AT1 Securities and the Euro AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the New AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books.

The U.S. Dollar 6.278% Preference Shares have a nominal value of $100 and a principal amount per Preference Share equal to the respective Liquidation Preference. The U.S. Dollar 6.278% Preference Shares are represented by a share warrant to bearer in the form of a single global share warrant to bearer deposited with The Bank of New York as ADR depositary (the “ADR Depositary”) under an ADR deposit agreement among Barclays Bank, the ADR Depositary and all holders from time to time of ADRs (the “ADR Deposit Agreement”). The ADR Depositary has delivered to investors American Depositary Receipts (“ADRs”) evidencing the corresponding number of American Depositary Shares (“ADSs”) (each ADS represents one U.S. Dollar 6.278% Preference Share).

The Dollar AT1 Securities will be represented by one or more global certificates registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

Listing and Trading	The Sterling 6.0% Preference Shares, the Euro T1 Securities and the ADSs are listed on the Luxembourg Stock Exchange.	Application will be made to the SIX Swiss Exchange for listing of the New AT1 Securities. Any Series of the New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange

	Preference Shares	New AT1 Securities

after the third dealing day prior to the date on which such Series of the New AT1 Securities are fully redeemed or after the Suspension Date, as applicable, in accordance with the terms of such Series of the New AT1 Securities.

Trustee	Not applicable.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee.

Principal Paying Agent	The Bank of New York, London Branch is appointed as the principal paying agent.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as initial principal paying agent for the New AT1 Securities.

Governing Law

The creation and issue of the Preference Shares and the rights attached to them are governed by, and shall be construed in accordance with, English Law.

The ADR Deposit Agreement relating to the U.S. Dollar 6.278% Preference Shares and the ADRs are governed by, and construed in accordance with, the laws of the State of New York.

The Indenture and the New AT1 Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions in Article V of the relevant Supplemental Indenture, which will be governed by English law.

COMPARISON OF THE MATERIAL TERMS OF THE TIER ONE NOTES AND THE NEW AT1 SECURITIES

The following is a summary comparison of the material terms of the TONs (as defined below) and the New AT1 Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New AT1 Securities” section above, all of the definitions and provisions of the Indenture, any supplement thereto and the New AT1 Securities. Copies of such documents may be obtained from the Exchange Agents, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	TONs	New AT1 Securities
Issuer	Barclays Bank	Barclays

Securities	£400,000,000 6% Callable Perpetual Core Tier One Notes (the “Sterling 6% TONs”); and	GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Sterling AT1 Securities”); and

	$1,000,000,000 6.86% Callable Perpetual Core Tier One Notes (the “U.S. Dollar 6.86% TONs”),	U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Dollar AT1 Securities”),

	(together, the “TONs”).	(together, the “New AT1 Securities”).

Maturity Date	The TONs are perpetual securities and have no fixed maturity or fixed redemption date.	The New AT1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Dividend or Interest Payments	Sterling 6% TONs: from (and including) the date of issuance to (but excluding) June 15, 2032, the interest rate is 6.0% per annum. From (and including) June 15, 2032, the Sterling 6% TONs will bear interest at a rate, reset semi-annually, of 0.89% per annum above the London interbank offered rate for six-month Sterling deposits.	Sterling AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Sterling AT1 Securities will be 7.00% per annum. From (and including) each Sterling Reset Date to (but excluding) the next following Sterling Reset Date, the applicable per annum interest rate in respect of the Sterling AT1 Securities will be equal to the sum of the applicable Sterling Mid-Market Swap Rate (as defined herein) on the relevant Sterling Reset Determination Date (as defined herein) and 5.084%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)” below.

	TONs	New AT1 Securities
	U.S. Dollar 6.86% TONs: from (and including) the date of issuance to (but excluding) June 15, 2032, the interest rate is 6.86% per annum. From (and including) June 15, 2032, the U.S. Dollar 6.86% TONs will bear interest at a rate, reset semi-annually, of 1.73% per annum above the London interbank offered rate for six-month U.S. dollar deposits.	Dollar AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Dollar AT1 Securities will be 6.625% per annum. From (and including) each U.S. Reset Date to (but excluding) the next following U.S. Reset Date, the applicable per annum interest rate in respect of the Dollar AT1 Securities will be equal to the sum of the applicable Dollar Mid-Market Swap Rate (as defined herein) on the relevant U.S. Reset Determination Date (as defined herein) and 5.022%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)” and “Restrictions on Dividend or Interest Payments” below.

Reset Dates for Interest Rate (if any)	June 15, 2032 and thereafter each interest payment date.	Sterling AT1 Securities: The “Sterling Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Dollar AT1 Securities: The “U.S. Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Interest/Dividend Payment Dates	June 15 and December 15 in each year.	Sterling AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

Dollar AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.
Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)	If Barclays Bank, at its sole discretion, determines, on the 20th business day prior to the date on which any interest payment would, in the absence of deferral, be due and payable, that it is, or payment of the relevant interest payment will result in Barclays Bank being, in non-compliance with applicable capital regulations, Barclays Bank may elect to defer such interest payment, subject to the restrictions described below. Such deferred interest payment shall be satisfied only on the date upon which the TONs are redeemed, but shall not be paid in any other circumstances. No interest will accrue on a deferred interest payment.	Interest on the New AT1 Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

TONs	New AT1 Securities
If Barclays Bank defers an interest payment then:	By acquiring the New AT1 Securities, holders of the New AT1 Securities acknowledge and agree that:

(i) neither Barclays Bank nor Barclays may (a) declare or pay a dividend (other than a final dividend declared by the shareholders of Barclays before such interest payment is so deferred, or a dividend paid by Barclays Bank to Barclays or a wholly-owned subsidiary) on any of their respective ordinary shares or preference shares, or satisfy any payments in respect of interest on any RCI (as defined under “Ranking/Subordination” below) or (b) redeem, purchase, reduce or otherwise acquire any of their respective (x) in the case of the Sterling 6% TONs, share capital or any securities of any of their respective subsidiary undertakings ranking, as to the right of repayment of principal, pari passu with or junior to such TONs (other than shares or other securities held by Barclays or a wholly-owned subsidiary), in either case until Barclays Bank next makes an interest payment; or (y) in the case of the U.S. Dollar 6.86% TONs, ordinary shares, preference shares or other securities, or any securities of any of their respective subsidiary undertakings benefiting from a guarantee from Barclays Bank or Barclays, ranking, as to the right of repayment of principal, or in the case of any such guarantee, as to the payment of sums under such guarantee, pari passu with or junior to such TONs (other than ordinary shares, preference shares or other securities held by Barclays or a wholly-owned subsidiary), and

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the New AT1 Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the New AT1 Securities. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

(ii) any such deferred interest payment shall be satisfied only in accordance with the alternative coupon satisfaction mechanism.

Investors will always receive payments made in respect of TONs in cash. However, if Barclays Bank either (i) defers an interest payment or (ii) Barclays Bank does not redeem the relevant TONs on the first reset date (as described in “Reset Dates for Interest Rate (if any)”

TONs	New AT1 Securities
above), then Barclays Bank must satisfy any obligation it may have to make any such deferred interest payment (in the case of (i)) or all interest payments falling due after the first reset date (as described in “Reset Dates for Interest Rate (if any)” above) (in the case of (ii)) to TON holders by (a) in the case of the Sterling 6% TONs, issuing its ordinary shares to the trustee or its agent, which the trustee or its agent will exchange for ordinary shares in Barclays which when sold will provide a cash amount which will be paid to the TON holders in respect of the relevant interest payment; or (b) in the case of the U.S. Dollar 6.86% TONs, raising subscription proceeds through the issue of its ordinary shares to a nominee appointed by Barclays and Barclays will issue ordinary shares (“B Ordinary Shares”) which (with the proceeds of such issue being converted into U.S. dollars) will provide a cash amount which will be paid to the TON holders in respect of the relevant interest payment.

The calculation agent will calculate in advance the number of B Ordinary Shares to be issued in order to enable the full amount of money due on the relevant payment date to TON holders to be raised. Barclays Bank has agreed to fund any shortfall as at the relevant payment date arising on the sale of such shares either by payment of an amount equal to such shortfall or, at its election, through issuing additional ordinary shares as part of the operation of a similar share issue, exchange and sale mechanism.

If, following any takeover offer or any reorganization, restructuring or scheme of arrangement, Barclays (or any successor ultimate holding company of Barclays Bank) ceases to be Barclays Bank’s ultimate holding company, then such changes to the documentation relating to the TONs as determined by an independent investment bank to be appropriate in order to preserve substantially the economic effect, for the

	TONs	New AT1 Securities
TON holders, of a holding of the TONs will be made by Barclays Bank and the trustee, and pending such changes, Barclays Bank will be unable to satisfy payments using the alternative coupon satisfaction mechanism. If the investment bank is unable to determine appropriate amendments, as notified to Barclays Bank and the trustee, each TON will (subject to the prior consent of the financial regulator) be redeemed at its suspension redemption price.

Restrictions on Dividend or Interest Payments	No interest shall be due and payable except to the extent that Barclays Bank could make such payment (or issue ordinary shares in accordance with the alternative coupon satisfaction mechanism) and still be solvent immediately thereafter. See “Ranking/Subordination” below.	Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined below) is not satisfied in respect of such interest payment.

The Issuer may, in its sole discretion, elect to make a partial interest payment on the New AT1 Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

	TONs	New AT1 Securities
Ranking/Subordination

Each of the TONs constitute direct, unsecured, subordinated securities of Barclays Bank and rank pari passu without any preference among themselves.

If an order is made, or an effective resolution is passed, for the winding-up of Barclays Bank (except in any such case for a solvent winding-up solely for the purpose of a reconstruction, amalgamation or the substitution in place of Barclays Bank of a successor in business of Barclays Bank, the terms of which reconstruction, amalgamation or substitution have previously been approved in writing by the trustee or by an extraordinary resolution), there shall be payable by Barclays Bank in respect of each relevant TON (in lieu of any other payment by Barclays Bank) such amount, if any, as would have been payable to a TON holder if, on the day prior to the commencement of the winding-up and thereafter, such TON holder were the holder of one of a class of preference shares in the capital of Barclays Bank having an equal right to a return of assets in the winding-up to and so ranking pari passu with the holders of the RCIs and with the holders of that class or classes of preference shares (if any) from time to time issued by Barclays Bank which have a preferential right to a return of assets in the winding-up over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of Barclays Bank, but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in the capital of Barclays Bank by reference to which the amount payable in respect of any Junior Subordinated Debt in a winding-up of Barclays Bank is determined and senior to all other classes of issued shares (save as aforesaid) for the time being in the capital of Barclays Bank, on the assumption that the amount that such TON holder was entitled to receive in respect of such preference share, on a return of assets in such winding-up, was an amount equal to:

(a) in the case of the Sterling 6% TONs, the principal amount of such TON (and, in

Each Series of New AT1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of each Series of New AT1 Securities in respect of or arising from such New AT1 Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend, then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in

TONs	New AT1 Securities

any such case, no amounts will be payable in respect of any interest, including for the avoidance of doubt, any deferred interest payments); or

(b) in the case of the U.S. Dollar 6.86% TONs, (i) other than in the case of a Solvent Winding-Up, the principal amount of such TON (and, in any such case, there shall be no rights to any, and accordingly no amounts will be payable in respect of any, interest, including for the avoidance of doubt, any deferred interest payments) or (ii) in the case of a Solvent Winding-Up, the principal amount of such TON together with amounts accrued or deferred and unpaid in respect of any interest.

The rights and claims of the TON holders are subordinated to the claims of Senior Creditors, in that payments in respect of the relevant TONs (including amounts funded through the issue of ordinary shares under the alternative coupon satisfaction mechanism) are conditional upon Barclays Bank being solvent at the time of payment (or issue of such ordinary shares) and in that no principal or interest shall be due and payable in respect of the TONs except to the extent that Barclays Bank could make such payment (or issue such ordinary shares) and still be solvent immediately thereafter.

Barclays Bank shall be considered to be solvent if (i) it is able to pay its debts to Senior Creditors as they fall due and (ii) if the auditors of Barclays Bank have reported to the trustee within the previous six months that the Solvency Condition has been satisfied.

such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the New AT1 Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the New AT1 Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the New AT1 Securities.

TONs	New AT1 Securities
Amounts representing any payments of principal or interest in respect of which the conditions referred to above as to solvency are not satisfied on the date upon which the same would otherwise be due and payable (“Solvency Claims”) will be payable by Barclays Bank in a winding-up of Barclays Bank (in the case of a Solvency Claim relating to principal only) or on any redemption. A Solvency Claim shall not bear interest.

For these purposes, “Assets” means the non-consolidated gross tangible assets of Barclays Bank, as shown by the latest published audited balance sheet of Barclays Bank, but adjusted, if the aggregate amount included in such balance sheet in respect of Barclays Bank’s investment in all subsidiaries and associated companies of Barclays Bank exceeds the aggregate of the net tangible assets of such subsidiaries and associated companies attributable to Barclays Bank (calculated on a consolidated basis where any of such subsidiaries and associated companies itself has subsidiaries) as shown by their latest relevant audited balance sheets, by deducting from the total amount of such assets an amount equal to such excess and adjusted also for contingencies and for subsequent events in such manner and to such extent as an authorized signatory, the auditors of Barclays Bank or, as the case may be, a liquidator of Barclays Bank may determine to be appropriate.

“Junior Subordinated Debt” means Barclays Bank’s outstanding Undated Floating Rate Primary Capital Notes Series 1, 2 and 3, 9.875% Undated Subordinated Notes, 9% Permanent Interest Bearing Capital Bonds, 7.875% Undated Subordinated Notes, 7.125% Undated Subordinated Notes, 6.875% Undated Subordinated Notes, 6.5% Undated Subordinated Notes, 6.375% Undated Subordinated Notes, 6.125% Undated Subordinated Notes and any other securities constituted by a trust deed dated July 2, 1985 made between Barclays Bank

TONs	New AT1 Securities
and Phoenix Assurance Public Limited Company, as trustee, and any trust deed supplemental thereto, any securities issued pursuant to the indenture dated as of April 15, 1993 made between Barclays Bank and The Bank of New York, as trustee, and any other obligations of Barclays Bank which are expressed to rank pari passu with the aforesaid obligations.

“Liabilities” means the non-consolidated gross liabilities of Barclays Bank, as shown by the latest published audited balance sheet of Barclays Bank, but adjusted for contingencies and for subsequent events in such manner and to such extent as an authorised signatory, the auditors of Barclays Bank or, as the case may be, a liquidator of Barclays Bank may determine to be appropriate.

“RCI” means each of Barclays Bank’s outstanding 7.50% Step-up Callable Perpetual Reserve Capital Instruments issued on May 3, 2000, 8.55% Step-up Callable Perpetual Reserve Capital Instruments issued on September 19, 2000 and 7.375% Step-up Callable Perpetual Reserve Capital Instruments issued on June 5, 2001 and any other obligations of Barclays Bank which rank or are expressed to rank pari passu with the aforesaid obligations (other than the TONs).

“Senior Creditors” means creditors of Barclays Bank (a) who are unsubordinated creditors of Barclays Bank, (b) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up of Barclays Bank or otherwise) to the claims of depositors and other unsubordinated creditors of Barclays Bank but not further or otherwise, (c) whose claims are in respect of Junior Subordinated Debt or (d) whose claims are, or are expressed to be, subordinated to the claims of other creditors, whether subordinated or unsubordinated, of Barclays Bank other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the relevant TON holders.

	TONs	New AT1 Securities
“Solvency Condition” shall be satisfied in relation to Barclays Bank if its Assets exceed its Liabilities.

“Solvent Winding-up” means a winding-up of Barclays Bank in circumstances when at the commencement of such winding-up it is determined that its Assets exceeds its Liabilities, assuming for such purpose that all outstanding payments as at the time of such determination constitute part of the Liabilities of Barclays Bank.

No Set-off	Subject to applicable law, no TON Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Barclays Bank arising under or in connection with the TONs and each TON holder shall, by virtue of his holding of any TON, be deemed to have waived all such rights of set-off, compensation or retention.	Subject to applicable law, no holder of New AT1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the New AT1 Securities and each holder of New AT1 Securities shall, by virtue of its holding of any New AT1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Not withstanding the above, if any amounts due and payable to any holder of the New AT1 Securities by the Issuer in respect of, or arising under, the New AT1 Securities are discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Optional Redemption	Subject as described under “Condition to Redemption” below, Barclays Bank may elect to redeem all, but not some only of the relevant TONs on any reset date (as described in “Reset Dates for Dividend or Interest Rate (if any)” above) at their principal amount together with any outstanding interest payments.	We may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New

	TONs	New AT1 Securities
AT1 Securities —Interest Cancellation— Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Exchange, Variation or Redemption	If Barclays Bank satisfies the trustee immediately prior to the giving of the relevant notice referred to below that the financial regulator has determined that the relevant TONs no longer qualify as tier 1 capital, then Barclays Bank may, subject to the prior consent of the financial regulator, having given not less than 30 nor more than 60 days’ notice to the trustee, the principal paying agent, the calculation agent and the TON holders, exchange the relevant TONs for, or vary the terms of the TONs so that they become, upper tier 2 securities on terms which preserve any existing rights to outstanding interest payments. If the consent of the financial regulator is not given or the TONs, as so exchanged for or varied into upper tier 2 securities, do not (or would not, if so exchanged or varied) qualify as upper tier 2 capital, Barclays Bank may, subject as described under “Condition to Redemption” below, redeem all, but not some only, of the relevant TONs at their principal amount (in the case of the Sterling 6% TONs) or early redemption price (in the case of the U.S. Dollar 6.86% TONs) together with outstanding interest payment on any interest payment date.	If there is a change in the regulatory classification of any Series of the New AT1 Securities that occurs on or after the issue date of the New AT1 Securities and that does, or would be likely to, result in (a) the whole of the outstanding aggregate principal amount of such Series of New AT1 Securities; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of such Series of New AT1 Securities, ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem such Series of New AT1 Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the New AT1 Securities pursuant to paragraph (b) in the terms of the New AT1 Securities is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as additional tier 1 capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the New AT1 Securities in accordance with paragraph (b) above and the terms of the New AT1 Securities shall be construed accordingly. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

	TONs	New AT1 Securities
Tax Event Exchange, Variation or Redemption

If Barclays Bank satisfies the trustee immediately prior to the giving of the relevant notice that, on the next due date for an interest payment:

(i) Barclays Bank would, for reasons outside its control, be unable to make such payment without being required to pay additional amounts (and such requirement cannot be avoided by Barclays Bank taking reasonable measures available to it); or

(ii) payments of amounts in respect of interest on the relevant TONs falling due on or prior to the first reset date (as described in “Reset Dates for Interest Rate (if any)” above), including, for the avoidance of doubt, the issue of ordinary shares pursuant to the alternative coupon satisfaction mechanism may be treated as “distributions” within the meaning of Section 832(1) of the Income and Corporation Taxes Act 1988 (or such other Section and/or Act as may from time to time supersede or replace Section 832(1) of the Income and Corporation Taxes Act 1988 for the purposes of such definition) and such requirement or circumstance cannot be avoided by Barclays Bank taking such measures as it (acting in good faith) deems appropriate; or

(iii) as a result of any change in, or prospective or actual amendment to, the laws of the United Kingdom or any political subdivision or authority thereof having power to tax, or any change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the relevant TONs, which change or amendment becomes effective or is to take effect, on or after July 2, 2002 (in the case of the Sterling 6% TONs) or September 20, 2002

We may, at our option, at any time, redeem any Series of the New AT1 Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the issue date of the New AT1 Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the New AT1 Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a) we will or would be required to pay holders Additional Amounts (as defined herein);

(b) we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c) we would not, as a result of the relevant Series of New AT1 Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the New AT1 Securities or any similar system or systems having like effect as may from time to time exist); or

(d) we would, in the future, have to bring into account a taxable credit if the principal amount of any Series of New AT1 Securities were written down or such Series of New AT1 Securities were converted into Conversion Shares each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together

TONs	New AT1 Securities
(in the case of the U.S. Dollar 6.86% TONs), there is more than an insubstantial risk that Barclays Bank will not obtain relief for the purposes of United Kingdom corporation tax for any payment of interest falling due on or prior to the first reset date (as described in “Reset Dates for Interest Rate (if any)” above), including, for the avoidance of doubt, the issue of ordinary shares in respect of the TONs pursuant to the alternative coupon satisfaction mechanism, or as a result of the TONs being in issue, Barclays Bank may be unable to claim or surrender losses as group relief and such requirement or circumstance cannot be avoided by Barclays Bank taking such measures as it (acting in good faith) deems appropriate, then (a) in any case where paragraph (i) above applies, Barclays Bank may, subject as described under “Conditions to Redemption” below, redeem, all, but not some only, of the TONs at their principal amount together with any outstanding interest payments on any interest payment date; or (b) in any case where either of paragraphs (ii) or (iii) above applies, Barclays Bank may, subject to the prior consent of the financial regulator, exchange the TONs for, or vary the terms of the TONs so that they become upper tier 2 securities on terms which preserve any existing rights to outstanding interest payment. If any of the conditions listed in paragraphs (ii) or (iii) above apply or continue to apply to upper tier 2 securities for or into which the TONs have been exchanged or varied, or if Barclays Bank shows to the satisfaction of the trustee that any of these conditions would apply if such exchange or variation were to take place, or if the consent of the financial regulator is not given, Barclays Bank may subject as described under “Condition to Redemption” below, redeem, all, but not some only, of the TONs or any such upper tier 2 securities for or into which they have been exchanged or varied at their principal amount (in the case of the Sterling 6% TONs) or their early redemption price (in	with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Any redemption upon the occurrence of a Tax Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

	TONs	New AT1 Securities

the case of the U.S. Dollar 6.86% TONs) together with any outstanding interest payments on any interest payment date.

Prior to the publication of any tax event exchange, variation or redemption notice, Barclays Bank shall deliver to the trustee a certificate signed by a director of Barclays Bank stating that the relevant requirement or circumstance referred to in paragraphs (i), (ii) or (iii) above is satisfied or (in the case of paragraphs (ii) and (iii) above only) would be satisfied were such exchange or variation to take place and the trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the TON Holders.

Condition to Redemption

Barclays Bank may redeem the TONs provided that the auditors have reported to the trustee within the previous six months that the Solvency Condition is met.

In addition, any redemption is subject to the prior consent of the financial regulator.

Notwithstanding any other provision, we may redeem a Series of the New AT1 Securities (and give notice thereof to the holders of relevant Series of New AT1 Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of such New AT1 Securities. For more information, see “Description of the New AT1 Securities—Redemption—Condition to Redemption”.

Condition to Repurchase	Barclays Bank or any other subsidiary may (subject to the prior consent of the financial regulator and provided the auditors have reported to the trustee within the previous six months that the Solvency Condition is met) at any time purchase TONs in any manner and at any price.	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding New AT1 Securities at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Capital Adequacy Trigger Event	Not applicable	A “Capital Adequacy Trigger Event” shall occur in respect of each Series of New AT1 Securities if the fully loaded CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

	TONs	New AT1 Securities
Conversion Price	Not applicable	The Sterling AT1 Conversion Price is fixed at £1.65 per Conversion Share.

The Dollar AT1 Conversion Price is fixed at $2.77 per Conversion Share.

The Conversion Price is subject to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” above.

Automatic Conversion Upon Capital Adequacy Trigger Event	Not applicable	If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

Following an Automatic Conversion, no holder of the New AT1 Securities will have any rights against us with respect to the repayment of the principal amount of the New AT1 Securities or the payment of interest or any other amount on or in respect of such New AT1 Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the New AT1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

	TONs	New AT1 Securities
Subject to the conditions described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” above, (a) the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the New AT1 Securities on the applicable Settlement Date, (b) the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities on or around the date on which the Conversion Shares Offer Period ends and (c) the New AT1 Securities shall be cancelled on the applicable Cancellation Date.

Conversion Shares Offer	Not applicable	In respect of each Series of New AT1 Securities, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price. See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” above.

Definitions		See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for definitions of certain terms used in “Automatic Conversion Upon Capital Adequacy Trigger Event” and “Conversion Shares Offer” in this table above.

Agreement with Respect to the Exercise of U.K. Bail-in Power	No contractual provision; however, the TONs could be subject to the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority. See “Risk Factors—Risks Relating to the New AT1 Securities—Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities.”	By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities

	TONs	New AT1 Securities
into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the New AT1 Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No contractual provision	No repayment of the principal amount of the New AT1 Securities or payment of interest on the New AT1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Winding-up	See “Ranking/Subordination” above.	If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions, the principal amount of the New AT1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the New AT1 Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the New AT1 Securities are required to declare such principal amount to be due and payable.

	TONs	New AT1 Securities
Non-payment

If Barclays Bank shall not make payment in respect of the TONs (in the case of payment of principal (including, in the case of the U.S. Dollar 6.86% TONs, any early redemption price)) for a period of 7 days or more after the due date for the same or (in the case of any interest payment) shall not make payment for a period of 14 days or more after the date on which such payment is due, Barclays Bank shall be deemed to be in default under the trust deed and the TONs and the trustee may institute proceedings for the winding-up of Barclays Bank.

The right to institute winding-up proceedings is limited to circumstances where a payment has become due.

If we fail to pay any amount that has become due and payable under the New AT1 Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “Description of the New AT1 Securities—Interest Cancellation” above. Accordingly, no default in payment under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Limited Remedies for Breach of Obligations (Other Than Non-Payment)	The trustee may at its discretion and without further notice institute such proceedings against Barclays Bank as it may think fit to enforce any term or condition binding on Barclays Bank under the trust deed or the TONs (other than for the payment of any principal or satisfaction of any interest payments in respect of the TONs) provided that Barclays Bank shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.	In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against the Issuer as the trustee may think fit to enforce any term, obligation or condition binding on the Issuer under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the Indenture, including, without limitation, payment of any principal or interest) (a “Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by

	TONs	New AT1 Securities

claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the New AT1 Securities—Holders of the New AT1 Securities will have limited remedies.”

Other Remedies	No remedy against Barclays Bank shall be available to the trustee or any TON holder (i) for the recovery of amounts owing in respect of the TONs, other than the institution of proceedings for the winding-up of Barclays Bank and/or proving in such winding-up and (ii) for the breach of any other term under the trust deed or the TONs, other than as described under “Non-payment” and “Limited Remedies for Breach of Obligations (Other Than Non-Payment)” above.	Other than the limited remedies specified herein under “Winding-Up,” “Non-Payment” and “Limited remedies for breach of obligations (other than non-payment)” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the New AT1 Securities) or the holders of the New AT1 Securities whether for the recovery of amounts owing in respect of such New AT1 Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such New AT1 Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay

	TONs	New AT1 Securities
the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act Remedies (if any)	Not applicable.	Notwithstanding the limitation on remedies specified herein under “Description of the New AT1 Securities—Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the New AT1 Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the New AT1 Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the New AT1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the New AT1 Securities, are subject to the subordination provisions set forth in the Indenture.

Book-Entry Issuance, Denominations, Settlement and Clearance

The Sterling 6% TONs are issued in denominations of £1,000, £10,000 and £100,000 and the U.S. Dollar 6.86% TONs are issued in denominations of $1,000 and integral multiples thereof.

The Sterling 6% TONs are issued in bearer form and were represented initially by a temporary global TON deposited outside the United States with a common depositary for Clearstream, Luxembourg and Euroclear. The temporary global TON was exchanged for interests in a permanent global TON to the extent of the certifications provided as to non-U.S. beneficial ownership as required by U.S. treasury regulations.

The U.S. Dollar 6.86% TONs are issued in registered form. The U.S. Dollar 6.86%

We will issue the New AT1 Securities in fully registered form. Book-entry interests in the New AT1 Securities will be issued as follows: (a) with respect to the Dollar AT1 Securities, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof; and (b) with respect to the Sterling AT1 Securities, in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof. The denomination of each book-entry interest for any Series of New AT1 Securities is the “Tradable Amount” of such book-entry interest.

The Sterling AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg

	TONs	New AT1 Securities
Listing and Trading

TONs offered and sold outside the United States in reliance on Regulation S are represented by the Regulation S global TON and the U.S. Dollar 6.86% TONs offered and sold in the United States in reliance on Rule 144A are represented by the Rule 144A global TON. The Regulation S global TON is deposited outside the United States with, and registered in the name of, a nominee for a common depositary for Clearstream, Luxembourg and Euroclear. The Rule 144A global TON is deposited with a custodian for, and registered in the name of a nominee of DTC. Interests of accountholders and participants in Euroclear, Clearstream, Luxembourg or DTC in the TONs are represented by book entries on the records of Euroclear, Clearstream, Luxembourg or DTC, as the case may be.

The TONs are admitted to listing on the official list maintained by the Financial Conduct Authority (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, as amended) and to trading on the Regulated Market of the London Stock Exchange PLC.

and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the New AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books.

The Dollar AT1 Securities will be represented by one or more global certificates registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

Application will be made to the SIX Swiss Exchange for listing of the New AT1 Securities. Any Series of the New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the third dealing day prior to the date on which such Series of the New AT1 Securities are fully redeemed or after the Suspension Date, as applicable, in accordance with the terms of such Series of the New AT1 Securities.

Trustee	The Bank of New York acts as the trustee for the TON holders.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee.

Principal Paying Agent	In the case of the Sterling 6% TONs, The Bank of New York is the principal paying agent.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the initial principal paying agent for the New AT1 Securities.

Governing Law	The trust deed and the TONs are governed by, and shall be construed in accordance with, the laws of England.	The Indenture and the New AT1 Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions in Article V of the relevant Supplemental Indenture, which will be governed by English law.

COMPARISON OF THE MATERIAL TERMS OF THE RESERVE CAPITAL INSTRUMENTS AND THE NEW AT1 SECURITIES

The following is a summary comparison of the material terms of the RCIs (as defined below) and the New AT1 Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New AT1 Securities” section above, all of the definitions and provisions of the Indenture, any supplement thereto and the New AT1 Securities. Copies of such documents may be obtained from the Exchange Agents, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	RCIs	New AT1 Securities
Issuer	Barclays Bank	Barclays

Securities

£500,000,000 6.3688% Step-up Callable Perpetual Reserve Capital Instruments (the “Sterling 6.3688% RCIs”);

£500,000,000 5.3304% Step-up Callable Perpetual Reserve Capital Instruments (the “Sterling 5.3304% RCIs”);

GBP-denominated 7.00% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Sterling AT1 Securities”); and

U.S.$1,350,000,000 5.926% Step-up Callable Perpetual Reserve Capital Instruments (the “U.S. Dollar 5.926% RCIs”); and

U.S.$1,250,000,000 7.434% Step-up Callable Perpetual Reserve Capital Instruments (the “U.S. Dollar 7.434% RCIs”);

U.S. dollar-denominated 6.625% Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities (Callable 2019 and Every Five Years Thereafter) (the “Dollar AT1 Securities”),

	(together, the “RCIs”)	(together, the “New AT1 Securities”).

Maturity Date	The RCIs are perpetual securities and have no fixed maturity or fixed redemption date.	The New AT1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.

Dividend or Interest Payments

Sterling 6.3688% RCIs: from (and including) the date of issuance to (but excluding) December 15, 2019, the interest rate is 6.3688% per annum. From (and including) December 15, 2019, the Sterling 6.3688% RCIs will bear interest at a rate, reset quarterly, of 1.70% above the London interbank offered rate for three-month Sterling deposits.

Sterling 5.3304% RCIs: from (and including) the date of issuance to (but excluding) December 15, 2036, the interest rate is 5.3304% per annum. From (and including) December 15, 2036, the Sterling 5.3304% RCIs will bear interest at

Sterling AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Sterling AT1 Securities will be 7.00% per annum. From (and including) each Sterling Reset Date to (but excluding) the next following Sterling Reset Date, the applicable per annum interest rate in respect of the Sterling AT1 Securities will be equal to the sum of the applicable Sterling Mid-Market Swap Rate (as defined herein) on the relevant Sterling Reset Determination Date (as defined herein) and 5.084%. Interest Payments are discretionary and may be cancelled as

	RCIs	New AT1 Securities

a rate, reset quarterly, of 1.985% above the London interbank offered rate for three-month Sterling deposits.

U.S. Dollar 5.926% RCIs: from (and including) the date of issuance to (but excluding) December 15, 2016, the interest rate is 5.926% per annum. From (and including) December 15, 2016, the U.S. Dollar 5.926% RCIs will bear interest at a rate, reset quarterly, of 1.75% above the London interbank offered rate for three-month U.S. dollar deposits.

U.S. Dollar 7.434% RCIs: from (and including) the date of issuance to (but excluding) December 15, 2017, the interest rate is 7.434% per annum. From (and including) December 15, 2017, the U.S. Dollar 7.434% RCIs will bear interest at a rate, reset quarterly, of 3.17% above the London interbank offered rate for three-month U.S. dollar deposits.

described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)” below.

Dollar AT1 Securities: from (and including) the date of issuance to (but excluding) September 15, 2019, the interest rate on the Dollar AT1 Securities will be 6.625% per annum. From (and including) each U.S. Reset Date to (but excluding) the next following U.S. Reset Date, the applicable per annum interest rate in respect of the Dollar AT1 Securities will be equal to the sum of the applicable Dollar Mid-Market Swap Rate (as defined herein) on the relevant U.S. Reset Determination Date (as defined herein) and 5.022%. Interest Payments are discretionary and may be cancelled as described under “Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)” and “Restrictions on Dividend or Interest Payments” below

Reset Dates for Interest Rate (if any)

Sterling 6.3688% RCIs: December 15, 2019 and thereafter each interest payment date.

Sterling 5.3304% RCIs: December 15, 2036 and thereafter each interest payment date.

U.S. Dollar 5.926% RCIs: December 15, 2016 and thereafter each interest payment date.

U.S. Dollar 7.434% RCIs: December 15, 2017 and thereafter each interest payment date.

Sterling AT1 Securities: The “Sterling Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Dollar AT1 Securities: The “U.S. Reset Dates” are September 15, 2019 and each fifth anniversary date thereafter, commencing September 15, 2024.

Dividend/Interest Payment Dates

Sterling 6.3688% RCIs: in respect of the period from the issue date to the first reset date, December 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.

Sterling 5.3304% RCIs: in respect of the period from the issue date to the first reset date, December 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.

Sterling AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

	RCIs	New AT1 Securities

U.S. Dollar 5.926% RCIs: in respect of the period from the issue date to the first reset date, June 15 and December 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.

U.S. Dollar 7.434% RCIs: in respect of the period from the issue date to the first reset date, June 15 and December 15 in each year and thereafter March 15, June 15, September 15 and December 15 in each year.

Dollar AT1 Securities: March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2014.

Issuer’s Discretion With Respect to Dividend or Interest Payments; Agreement to Interest Cancellation (if any)

Subject to the restrictions described below, Barclays Bank may elect to defer any interest payment on the RCIs for any period of time. No interest will accrue on any such deferred interest payment.

Any interest payment that is deferred may be satisfied at any time at Barclays Bank’s election, provided that Barclays Bank must satisfy such deferred payment on the earlier of (i) the date of redemption of the RCIs and (ii) the interest payment date falling on or nearest to the tenth anniversary of the date of deferral of such interest payment.

If Barclays Bank defers an interest payment for any reason as described above, then (i) neither Barclays Bank nor Barclays may (a) declare or pay a dividend (other than a final dividend declared by the shareholders of Barclays before such interest payment is so deferred, or a dividend paid by Barclays Bank to Barclays or a wholly-owned subsidiary) on any of their respective ordinary shares or preference shares, or satisfy any payments in respect of interest on any Existing RCI (as defined in “Ranking/Subordination” below) or (b) redeem, purchase, reduce or otherwise acquire any of the share capital or any securities of any of Barclays Bank, Barclays or any securities of any of their respective subsidiary undertakings benefiting from a guarantee from Barclays Bank or Barclays ranking, as to the right of repayment of principal, pari passu with

Interest on the New AT1 Securities will be due and payable only at the sole discretion of the Issuer, and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If the Issuer does not make an interest payment on the relevant interest payment date (or if the Issuer elects to make a payment of a portion, but not all, of such interest payment), such non-payment shall evidence the Issuer’s exercise of its discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) shall not be due and payable.

By acquiring the New AT1 Securities, holders of the New AT1 Securities acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed cancelled (in whole or in part) as a result of us having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in

RCIs	New AT1 Securities

or junior to the RCIs (other than shares or other securities of Barclays Bank held by Barclays or a wholly-owned subsidiary), in either case until Barclays Bank next makes an interest payment or until the date on which the relevant RCIs are redeemed in full and (ii) any such deferred interest payment shall be satisfied only in accordance with the alternative coupon satisfaction mechanism, subject to the prior consent of the financial regulator (if such consent is required).

Investors will always receive payments made in respect of RCIs in cash. However, if Barclays Bank defers an interest payment it must, or if and to the extent Barclays Bank so elects at any time it may, satisfy its obligation to make any interest payment to RCI holders by issuing its ordinary shares to the trustee or its agent. In such event, the trustee or its agent will exchange such ordinary shares for ordinary shares in Barclays (“B Ordinary Shares”) which, when sold, will provide a cash amount which the principal paying agent, on behalf of the trustee, will pay to the RCI holders in respect of such relevant payment. A calculation agent will be appointed at such time and used to calculate in advance the number of B Ordinary Shares to be issued in order to enable the trustee or its agent to raise the full amount of money due on the relevant payment date to RCI holders. Barclays Bank has agreed to fund any shortfall as at the relevant payment date arising on the sale of such shares through issuing additional ordinary shares as part of the operation of a similar share issue, exchange and sale mechanism to that summarised above or, if such shortfall still exists on the relevant due date and is not more than 2% of the relevant payment, by payment of an amount equal to such shortfall.

If, following any takeover offer or any reorganization, restructuring or scheme of arrangement, Barclays (or any successor ultimate holding company of Barclays Bank) ceases to be Barclays Bank’s payment or otherwise under the terms of the New AT1 Securities.

Interest will only be due and payable on an interest payment date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the New AT1 Securities. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the New AT1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

	RCIs	New AT1 Securities

ultimate holding company, then such changes to the documentation relating to the RCIs as determined by an independent investment bank (subject to certain conditions) to be appropriate in order to preserve substantially the economic effect, for the RCI holders, of a holding of the RCIs will be made by Barclays Bank and the trustee, and pending such changes, Barclays Bank will not satisfy payments using the alternative coupon satisfaction mechanism. If the investment bank is unable to determine appropriate amendments, as notified to Barclays Bank and the trustee, each RCI will (subject to the prior consent of the financial regulator) be redeemed at the suspension redemption price together with interest accrued to the date of redemption and any unsatisfied outstanding interest payments.

Restrictions on Dividend or Interest Payments	No interest shall be due and payable except to the extent that Barclays Bank could make such payment (or issue ordinary shares in accordance with the alternative coupon satisfaction mechanism) and still be solvent immediately thereafter. See “Ranking/Subordination” below.	Subject to the extent permitted in the following paragraph in respect of partial interest payments, the Issuer shall not make an interest payment on the New AT1 Securities on any interest payment date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such interest payment date) if:

(a) the Issuer has an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by the Issuer since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the New AT1 Securities and any Junior Securities and (ii) all distributions or interest payments payable by the Issuer (and not cancelled or deemed cancelled) on such interest payment date (x) on the New AT1 Securities and (y) on or in respect of any Parity Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b) the Solvency Condition (as defined below) is not satisfied in respect of such interest payment.

	RCIs	New AT1 Securities
The Issuer may, in its sole discretion, elect to make a partial interest payment on the New AT1 Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph.

Ranking/Subordination

Each of the RCIs constitute direct, unsecured, subordinated securities of Barclays Bank and rank pari passu without any preference among themselves.

If at any time an order is made, or an effective resolution is passed, for the winding-up of Barclays Bank (except in any such case for a solvent winding-up solely for the purpose of a reconstruction, amalgamation or the substitution in place of Barclays Bank of a successor in business of Barclays Bank, the terms of which reconstruction, amalgamation or substitution have previously been approved in writing by the trustee or by an extraordinary resolution, or if, following the appointment of an administrator of Barclays Bank, the administrator gives notice that he/she intends to declare and distribute a dividend, there shall be payable by Barclays Bank in respect of each relevant RCI (in lieu of any other payment by Barclays Bank), such amount, if any, as would have been payable to an RCI holder if, on the day prior to the commencement of the winding-up or such administration and thereafter, such RCI holder were the holder of one of a class of preference shares in the capital of Barclays Bank having an equal right to a return of assets in the winding-up or such administration and so ranking pari passu with the holders of Existing RCIs, Existing TONs and with the holders of that class or classes of preference shares (if any) from time to time issued by Barclays Bank which have a preferential right to a return of assets in the winding-up or such administration, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of Barclays Bank, but ranking junior to the claims of Senior Creditors and junior to

Each Series of New AT1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of each Series of New AT1 Securities in respect of or arising from such New AT1 Securities (including any damages (if payable)) will be subordinated to the claims of Senior Creditors.

If:

(a) an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation); or

(b) following the appointment of an administrator of the Issuer, the administrator gives notice that it intends to declare and distribute a dividend, then, (1) if such events specified in (a) or (b) above occur before the date on which a Capital Adequacy Trigger Event occurs, there shall be payable by the Issuer in respect of each New AT1 Security (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder of New AT1 Securities if, on the day prior to the commencement of the winding-up or such administration and thereafter, such holder of New AT1 Securities were the holder of the most senior class of preference shares in the capital of the Issuer, having an equal right to a return of assets in the winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by the Issuer that has a preferential right to a return of assets in the winding-up or such administration, and

RCIs	New AT1 Securities

any notional class of preference shares in the capital of Barclays Bank by reference to which the amount payable in respect of any Junior Subordinated Debt in a winding-up or such administration of Barclays Bank is determined and senior to all other classes of issued shares (save as aforesaid) for the time being in the capital of Barclays Bank, on the assumption that the amount that such RCI holder was entitled to receive in respect of such preference share, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant RCI and any other payments which are outstanding together with, to the extent not otherwise included within the foregoing, its pro-rata share of any Solvency Claims (as defined below).

The rights and claims of the RCI holders are subordinated to the claims of Senior Creditors, in that payments in respect of the relevant RCIs (including amounts funded through the issue of ordinary shares under the alternative coupon satisfaction mechanism) are conditional upon Barclays Bank being solvent at the time of payment by Barclays Bank (or at the time of issue of such ordinary shares by Barclays Bank) and in that no principal or interest shall be due and payable in respect of the relevant RCIs (including amounts to be funded through the issue of ordinary shares) except to the extent that Barclays Bank could make such payment (or issue such ordinary shares) and still be solvent immediately thereafter.

Barclays Bank shall be considered to be solvent if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the auditors have reported to the trustee within the previous six months that the Solvency Condition has been met.

Amounts representing any payments of principal or interest in respect of which the conditions referred to above are not satisfied on the date upon which the same would otherwise be due and payable (“Solvency Claims”) will be payable by so ranking ahead of the holders of all other classes of issued shares for the time being in the capital of the Issuer, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such holder of New AT1 Securities was entitled to receive in respect of such preference shares, on a return of assets in such winding-up or such administration, was an amount equal to the principal amount of the relevant New AT1 Security, together with any damages (if payable) and (2) if such events specified in (a) or (b) above occur on or after the date on which a Capital Adequacy Trigger Event occurs but before the Conversion Date, then for purposes of determining the claim of a holder of New AT1 Securities in such winding-up or such administration, the Conversion Date in respect of an Automatic Conversion shall be deemed to have occurred immediately before the occurrence of such events specified in (a) or (b) above.

Furthermore, other than in the event of a winding-up or administration of the Issuer referred to above, payments in respect of or arising from the New AT1 Securities are conditional upon the Issuer being solvent at the time of payment by the Issuer and in that no sum in respect of or arising from the New AT1 Securities may fall due and be paid except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition referred to herein as the “Solvency Condition”). The Issuer shall be considered to be solvent at a particular point in time if (i) it is able to pay its debts owed to Senior Creditors as they fall due and (ii) the Balance Sheet Condition has been met.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of the Issuer or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise;

RCIs	New AT1 Securities

Barclays Bank in a winding-up of Barclays Bank, or in an administration of Barclays Bank following notice by the administrator that he/she intends to declare and distribute a dividend, provided that in the event that, prior to any winding-up or administration of Barclays Bank, Barclays Bank shall again be solvent and would be solvent immediately after the making of such payment of Solvency Claims, then Barclays Bank shall promptly notify the trustee, the relevant RCI holders, the principal paying agent and the calculation agent (if any) of such fact and the Solvency Claims shall, subject to the paragraphs above, be due and payable on the 16th business day after Barclays Bank shall have given such notice. A Solvency Claim shall not bear interest unless Barclays Bank shall be solvent once again, in which case interest shall accrue on any such Solvency Claim from (and including) the date on which Barclays Bank is so solvent again to (but excluding) the date on which such Solvency Claim is paid. Any such interest shall accrue at a rate equal to the then applicable interest rate and shall be satisfied only through the issue of ordinary shares under the alternative coupon satisfaction mechanism on the date on which the related Solvency Claim is paid. In the event that Barclays Bank shall be so solvent once again, Barclays Bank may not declare or pay a dividend (other than a dividend paid by Barclays Bank to Barclays or to a wholly-owned subsidiary) from the date that Barclays Bank is so solvent again until the date on which the Solvency Claim and any relevant interest on the Solvency Claim is paid.

For these purposes:

“Assets” means the non-consolidated gross tangible assets of Barclays Bank, as shown by the latest published audited balance sheet of Barclays Bank, but adjusted, if the aggregate amount included in such balance sheet in respect of Barclays Bank’s investment in all or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of the Issuer, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the New AT1 Securities.

The “Balance Sheet Condition” shall be satisfied in relation to the Issuer if the value of its assets is at least equal to the value of its liabilities (taking into account its contingent and prospective liabilities), according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which the Issuer may be organized) in determining whether the Issuer is “unable to pay its debts” under section 123(2) of the U.K. Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which the Issuer may be organized).

RCIs	New AT1 Securities

subsidiaries and associated companies of Barclays Bank exceeds the aggregate of the net tangible assets of such subsidiaries and associated companies attributable to Barclays Bank (calculated on a consolidated basis where any of such subsidiaries and associated companies itself has subsidiaries) as shown by their latest relevant audited balance sheets, by deducting from the total amount of such assets an amount equal to such excess and adjusted also for contingencies and for subsequent events in such manner and to such extent as an authorised signatory, the auditors or, as the case may be, a liquidator or administrator of Barclays Bank may determine to be appropriate.

“Existing RCIs” means each of Barclays Bank’s reserve capital instruments outstanding at the time of issue of the relevant RCIs and any other existing or future obligations of Barclays Bank which rank or are expressed to rank pari passu with the aforesaid obligations (other than the Existing TONs).

“Existing TONs” means Barclays Bank’s outstanding £400,000,000 6% Callable Perpetual Core Tier One Notes issued on July 4, 2002 and U.S.$1,000,000,000 6.86% Callable Perpetual Core Tier One Notes issued on September 25, 2002 and any other existing or future obligations of Barclays Bank which rank or are expressed to rank pari passu with the aforesaid obligations (other than the Existing RCIs).

“Junior Subordinated Debt” means Barclays Bank’s outstanding Undated Floating Rate Primary Capital Notes Series 1, 2 and 3, 9.875% Undated Subordinated Notes, 9% Permanent Interest Bearing Capital Bonds, 7.125% Undated Subordinated Notes, 6.875% Undated Subordinated Notes, 6.5% Undated Subordinated Notes, 6.375% Undated Subordinated Notes, 6.125% Undated Subordinated Notes and any other securities constituted by a trust deed dated July 2, 1985 made between Barclays Bank

RCIs	New AT1 Securities

and Phoenix Assurance Public Limited Company, as trustee, and any trust deed supplemental thereto, 5.03% Reverse Dual Currency Undated Subordinated Loan, 5% Reverse Dual Currency Undated Subordinated Loan, 9.25% Perpetual Subordinated Bonds constituted by a trust deed dated November 27, 1996 made between Barclays Bank (as successor to Woolwich PLC) and Law Debenture Trust Corporation p.l.c. and any other obligations of Barclays Bank which are expressed to rank pari passu with the aforesaid obligations.

“Liabilities” means the non-consolidated gross liabilities of Barclays Bank, as shown by the latest published audited balance sheet of Barclays Bank, but adjusted for contingencies and for subsequent events in such manner and to such extent as an authorised signatory, the auditors or, as the case may be, a liquidator or administrator of Barclays Bank may determine to be appropriate.

“Senior Creditors” means creditors of Barclays Bank (a) who are unsubordinated creditors of Barclays Bank, (b) whose claims are, or are expressed to be, subordinated (whether only in the event of the winding-up or administration of Barclays Bank or otherwise) to the claims of depositors and other unsubordinated creditors of Barclays Bank but not further or otherwise, (c) whose claims are in respect of Junior Subordinated Debt or (d) whose claims are, or are expressed to be, subordinated to the claims of other creditors, whether subordinated or unsubordinated, of Barclays Bank other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the relevant RCI holders.

The “Solvency Condition” shall be met in relation to Barclays Bank if its Assets exceed its Liabilities.

	RCIs	New AT1 Securities
No Set-off	Subject to applicable law, no RCI holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Barclays Bank arising under or in connection with the RCIs and each RCI holder shall, by virtue of his holding of any RCI, be deemed to have waived all such rights of set-off, compensation or retention.	Subject to applicable law, no holder of New AT1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the New AT1 Securities and each holder of New AT1 Securities shall, by virtue of its holding of any New AT1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the above, if any amounts due and payable to any holder of the New AT1 Securities by the Issuer in respect of, or arising under, the New AT1 Securities are discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer (or, in the event of its winding-up or administration, the liquidator or administrator of the Issuer, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer (or the liquidator or administrator of the Issuer, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Optional Redemption	Subject as described under “Condition to Redemption,” Barclays Bank may elect to redeem all, but not some only of the relevant RCIs on any reset date (as described in “Reset Dates for Dividend or Interest Rate (if any)” above) at their principal amount together with any outstanding interest payments.	We may, at our option, redeem any or all Series of the New AT1 Securities, in whole but not in part, on any Reset Date at 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities —Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “—Condition to Redemption” below.

Regulatory Event Redemption	If the financial regulator has determined that the relevant RCIs no longer qualify as tier 1 capital then Barclays Bank may, subject as described under “Condition to Redemption,” redeem all, but not some	If there is a change in the regulatory classification of any Series of the New AT1 Securities that occurs on or after the issue date of the Securities and that does, or would be likely to, result in (a) the

	RCIs	New AT1 Securities

only, of the relevant RCIs at their principal amount together with outstanding interest payment on any interest payment date.

Prior to the publication of any regulatory event redemption notice, Barclays Bank shall deliver to the trustee a certificate signed by a director of Barclays Bank stating that the financial regulator has determined that the relevant RCIs no longer qualify as tier 1 capital.

whole of the outstanding aggregate principal amount of such Series of Securities; or (b) subject to the proviso below, any part of the outstanding aggregate principal amount of such Series of Securities, ceasing to be included in, or counting towards, the Group’s Tier 1 Capital (a “Regulatory Event”), we may, at our option, at any time, redeem such Series of New AT1 Securities, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above) to (but excluding) the date fixed for redemption; provided that, if the inclusion of the Issuer’s right to redeem the New AT1 Securities pursuant to paragraph (b) in the terms of the New AT1 Securities is at any time not in accordance with the Capital Regulations applicable to instruments intended to qualify as additional tier 1 capital, then the Issuer shall be deemed not to have, at that time, the right to exercise its right to redeem the New AT1 Securities in accordance with paragraph (b) above and the terms of the New AT1 Securities shall be construed accordingly. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

“Tier 1 Capital” means Tier 1 capital for the purposes of the Capital Regulations.

Tax Event Redemption

If Barclays Bank satisfies the trustee immediately prior to the giving of the notice referred to below that, on the next due date for an interest payment:

(i) Barclays Bank would, for reasons outside its control, be unable to make such payment without being required to pay additional amounts (and such requirement

We may, at our option, at any time, redeem any Series of the New AT1 Securities, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application

RCIs	New AT1 Securities

cannot be avoided by Barclays Bank taking reasonable measures available to it); or

(ii) payments of amounts in respect of interest on the relevant RCIs including, the issue of ordinary shares pursuant to the alternative coupon satisfaction mechanism may be treated as “distributions” within the meaning of Section 832(1) of the Income and Corporation Taxes Act 1988 (or such other section and/or act as may from time to time supersede or replace Section 8321(1) of the Income and Corporate Taxes Act 1988 for the purposes of such definition) and such requirement or circumstance cannot be avoided by Barclays Bank taking such measures as it (acting in good faith) deems appropriate; or

(iii) as a result of any change in, or prospective or actual amendment to, the laws of the United Kingdom or any political subdivision or authority thereof having power to tax, or any change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the relevant RCIs, which change or amendment becomes effective or is to take effect, on or after the issue date of the relevant RCIs (in the case of the Sterling 6.3688% RCIs, U.S. Dollar 5.926% RCIs and U.S. Dollar, 7.434% RCIs) or March 27, 2006 (in the case of the Sterling 5.3304% RCIs) there is more than an insubstantial risk that Barclays Bank will not obtain relief for the purposes of United Kingdom corporation tax for any payment of interest including, for the avoidance of doubt, the issue of ordinary shares in respect of the RCIs or, as a result of the RCIs being in issue, Barclays Bank may be unable to claim or surrender losses as group relief and such or interpretation of those laws or regulations on or after the issue date of the New AT1 Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the New AT1 Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a) we will or would be required to pay holders Additional Amounts (as defined herein);

(b) we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced;

(c) we would not, as a result of the relevant Series of New AT1 Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the New AT1 Securities or any similar system or systems having like effect as may from time to time exist); or

(d) we would, in the future, have to bring into account a taxable credit if the principal amount of any Series of New AT1 Securities were written down or such Series of New AT1 Securities were converted into Conversion Shares,

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest (which excludes any interest cancelled or deemed cancelled as described under “Description of the New AT1 Securities—Interest Cancellation—Interest Payments Discretionary” or “Description of the New AT1 Securities—Interest Cancellation—Restriction on Interest Payments” above)

	RCIs	New AT1 Securities

requirement or circumstance cannot be avoided by Barclays Bank taking such measures as it (acting in good faith) deems appropriate, then Barclays Bank may, subject as described under “Condition to Redemption,“redeem, all, but not some only, of the RCIs at their principal amount together with any outstanding interest payments on any interest payment date.

Prior to the publication of any tax event redemption notice Barclays Bank shall deliver to the trustee a certificate signed by a director of Barclays Bank stating that the relevant requirement or circumstance referred to in paragraphs (i), (ii) or (iii) above is satisfied and the trustee shall accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the RCI holders.

to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Any redemption upon the occurrence of a Tax Event will be subject to the provisions described under “Description of the New AT1 Securities—Redemption—Notice of Redemption” and “Condition to Redemption.”

Condition to Redemption

Barclays Bank may redeem the RCIs provided that the auditors have reported to the trustee within the previous six months that the Solvency Condition is met.

In addition, in respect of the U.S. Dollar 7.434% RCIs and the Sterling 6.3688% RCIs, Barclays Bank may redeem such RCIs provided that, (a) it has satisfied the trustee that, both at the time when the notice of redemption is given and immediately following such redemption, Barclays Bank is or will be (as the case may be) in compliance with its capital adequacy requirements (except to the extent that the financial regulator no longer so requires) and (b) it has provided at least one month’s prior notice to the financial regulator (except to the extent that the financial regulator no longer so requires).

In addition, in respect of the Sterling 5.3304% RCIs and the U.S. Dollar 5.926% RCIs, any redemption is subject to the prior consent of the financial regulator.

Notwithstanding any other provision, we may redeem a Series of the New AT1 Securities (and give notice thereof to the holders of relevant Series of New AT1 Securities) only if we have obtained the PRA’s prior consent (if such consent is required by the Capital Regulations) for the redemption of such New AT1 Securities. For more information, see “Description of the New AT1 Securities—Redemption—Condition to Redemption” above.

Condition to Repurchase	Barclays Bank or any other subsidiary may (subject to the prior consent of the financial regulator and provided that (i) the auditors have reported to the trustee within the previous six months that the	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding New AT1 Securities at any price in the open market or otherwise in accordance with the Capital Regulations

	RCIs	New AT1 Securities
	Solvency Condition is met and, in the case of the U.S. Dollar 7.434% RCIs and the Sterling 6.3688% RCIs only, (ii) Barclays Bank has satisfied the trustee that, both at the time when the notice of redemption is given and immediately following such redemption, Barclays Bank is or will be (as the case may be) in compliance with its capital adequacy requirements (if required)), at any time purchase RCIs in any manner and at any price.	applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA (if such consent is required by the Capital Regulations) and to applicable law and regulation.

Capital Adequacy Trigger Event	Not applicable	A “Capital Adequacy Trigger Event” shall occur in respect of each Series of New AT1 Securities if the fully loaded CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

Conversion Price	Not applicable

The Sterling AT1 Conversion Price is fixed at £1.65 per Conversion Share.

The Dollar AT1 Conversion Price is fixed at $2.77 per Conversion Share.

The Conversion Price is subject to certain anti-dilution adjustments, as described under “Description of the New AT1 Securities—Anti-Dilution” above.

Automatic Conversion Upon Capital Adequacy Trigger Event	Not applicable	If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then an Automatic Conversion will occur on the Conversion Date, at which point all of the Issuer’s obligations under the New AT1 Securities (other than the CSO Obligations, if any) shall be irrevocably and automatically released in consideration of the Issuer’s issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the New AT1 Securities) on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Automatic Conversion shall occur without delay upon the occurrence of a Capital Adequacy Trigger Event.

	RCIs	New AT1 Securities
Following an Automatic Conversion, no holder of the New AT1 Securities will have any rights against us with respect to the repayment of the principal amount of the New AT1 Securities or the payment of interest or any other amount on or in respect of such New AT1 Securities, which liabilities of the Issuer shall be automatically released and, accordingly, the principal amount of the New AT1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Capital Adequacy Trigger Event and shall not be due and payable.

Subject to the conditions described under “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Settlement Procedure” above, (a) the Conversion Shares or Conversion Share component, if any, of any Conversion Shares Offer Consideration, as applicable, will be delivered to holders of the New AT1 Securities on the applicable Settlement Date, (b) the cash component, if any, of any Conversion Shares Offer Consideration will be delivered to holders of the New AT1 Securities on or around the date on which the Conversion Shares Offer Period ends and (c) the New AT1 Securities shall be cancelled on the applicable Cancellation Date.

Conversion Shares Offer	Not applicable	In respect of each Series of New AT1 Securities, the Issuer may, in its sole and absolute discretion, elect that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of the Issuer’s ordinary shareholders at such time at a cash price per Conversion Share equal to the Conversion Shares Offer Price. See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer” above.

	RCIs	New AT1 Securities
Definitions		See “Description of the New AT1 Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” for definitions of certain terms used in “Automatic Conversion Upon Capital Adequacy Trigger Event” and “Conversion Shares Offer” in this table above.

Agreement with Respect to the Exercise of U.K. Bail-in Power	No contractual provision; however, the RCIs could be subject to the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority. See “Risk Factors—Risks Relating to the New AT1 Securities—Regulatory action in the event of a bank failure could materially adversely affect the value of the New AT1 Securities.”	By its acquisition of the New AT1 Securities, each holder of the New AT1 Securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the New AT1 Securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the New AT1 Securities, in each case, to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the New AT1 Securities further acknowledges and agrees that the rights of the holders of the New AT1 Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, the potential conversion of the New AT1 Securities into shares, other securities or other obligations in connection with the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No contractual provision	No repayment of the principal amount of the New AT1 Securities or payment of interest on the New AT1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

	RCIs	New AT1 Securities
Winding-up	See “Ranking/Subordination” above.	If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, subject to the subordination provisions, the principal amount of the New AT1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the New AT1 Securities will become immediately due and payable upon a Winding-up Event that occurs before the occurrence of a Capital Adequacy Trigger Event, neither the trustee nor the holders of the New AT1 Securities are required to declare such principal amount to be due and payable.

Non-payment

If Barclays Bank shall not make payment in respect of the RCIs (in the case of payment of principal) for a period of 7 days or more after the date that such payment has become due and payable in accordance with the terms of the relevant RCIs or (in the case of any interest payment) shall not make payment for a period of 14 days or more after the date that such payment has become due and payable in accordance with the terms of the relevant RCIs, Barclays Bank shall be deemed to be in default under the trust deed and the RCIs and the trustee may institute proceedings for the winding up of Barclays Bank.

The right to institute winding-up proceedings is limited to circumstances where a payment has become due and payable.

If we fail to pay any amount that has become due and payable under the New AT1 Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed cancelled (in each case, in whole or in part) as described under “Description of the New AT1 Securities—Interest Cancellation” above. Accordingly, no default in payment under the New AT1 Securities will have occurred or be deemed to have occurred in such circumstances.

Limited Remedies for Breach of Obligations (Other Than Non-Payment)	The trustee may at its discretion and without further notice institute such proceedings against Barclays Bank as it may think fit to enforce any term or condition binding on Barclays Bank under the trust deed or the RCIs (other than for the payment of any principal or satisfaction of any interest payments in respect of the RCIs) provided that Barclays Bank shall not by virtue of the	In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against the Issuer as the trustee may think fit to enforce any term, obligation or condition binding on the Issuer under the New AT1 Securities or the Indenture (other than any payment obligation of the Issuer under or arising from the New AT1 Securities or the

	RCIs	New AT1 Securities

institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it.

Indenture, including, without limitation, payment of any principal or interest) (a “Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Issuer any judgment or other award given in such proceedings that requires the payment of money by the Issuer, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the New AT1 Securities) and the holders of the New AT1 Securities may seek to enforce or otherwise claim a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation shall be by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. By its acquisition of the New AT1 Securities, each holder of the Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the New AT1 Securities) to enforce or otherwise claim, a Monetary Judgment against the Issuer in connection with the Issuer’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Issuer and/or by claiming such Monetary Judgment in an administration of the Issuer. See “Risk Factors—Risks Relating to the New AT1 Securities—Holders of the New AT1 Securities will have limited remedies.”

Other Remedies	No remedy against Barclays Bank shall be available to the trustee or any RCI holder (i) for the recovery of amounts owing in	Other than the limited remedies specified herein under “Winding-Up,” “Non-Payment” and “Limited remedies for

	RCIs	New AT1 Securities

	respect of the RCIs, other than the institution of proceedings for the winding-up of Barclays Bank and/or proving in such winding-up or the administration of Barclays Bank and (ii) for the breach of any other term under the trust deed or the RCIs, other than as described under “Non-payment” and “Limited Remedies for Breach of Obligations (Other Than Non-Payment)” above.	breach of obligations (other than non-payment)” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the New AT1 Securities) or the holders of the New AT1 Securities whether for the recovery of amounts owing in respect of such New AT1 Securities or under the Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such New AT1 Securities or under the Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Trust Indenture Act Remedies (if any)	Not applicable	Notwithstanding the limitation on remedies specified herein under “Description of the New AT1 Securities—Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the New AT1 Securities under the provisions of the Indenture and (2) nothing shall impair the right of a holder of the New AT1 Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the New AT1 Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the New AT1 Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the New AT1 Securities, are subject to the subordination provisions set forth in the Indenture.

	RCIs	New AT1 Securities
Book-Entry Issuance, Denominations, Settlement and Clearance

The Sterling 5.3304% RCIs and the Sterling 6.3688% RCIs are issued in minimum denominations/tradable amounts of £50,000 and integral multiples of £1,000 in excess thereof.

The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs are issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The Sterling 5.3304% RCIs and the Sterling 6.3688% RCIs are issued in bearer form. The Sterling 5.3304% RCIs and the Sterling 6.3688% RCIs were each represented initially by a temporary global RCI in bearer form without coupons or talons deposited outside the United States with The Bank of New York, London branch as common depositary for Euroclear and Clearstream, Luxembourg. Each temporary global RCI was exchanged (free of charge to the holder) for interests in a permanent global RCI in bearer form without coupons or talons to the extent of the certifications provided as to non-U.S. beneficial ownership as required by U.S. treasury regulations.

The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs are issued in registered form. The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs were offered and sold outside the United States in reliance on Regulation S and are each represented by interests in an unrestricted global RCI certificate, registered in the name of a common depository for Euroclear and Clearstream, Luxembourg. The U.S. Dollar 5.926% RCIs and the U.S. Dollar 7.434% RCIs were offered and sold in the United States in reliance on Rule 144A and are each represented by interests in a restricted global RCI certificate and, together with the unrestricted global RCI certificate deposited with a custodian for and registered in the name of a nominee of DTC.

We will issue the New AT1 Securities in fully registered form. Book-entry interests in the New AT1 Securities will be issued as follows: (a) with respect to the Dollar

AT1 Securities, in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof; and (b) with respect to the Sterling AT1 Securities, in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof. The denomination of each book-entry interest for any Series of New AT1 Securities is the “Tradable Amount” of such book-entry interest.

The Sterling AT1 Securities will be represented by one or more global certificates deposited with a common depositary for Clearstream, Luxembourg and/or Euroclear and registered in the name of such common depositary or its nominee. You will hold beneficial interests in the New AT1 Securities through Clearstream, Luxembourg and/or Euroclear and their respective direct and indirect participants, and such direct and indirect participants will record your beneficial interest on their books.

The Dollar AT1 Securities will be represented by one or more global certificates registered in the name of a nominee of DTC. You will hold beneficial interests in the Dollar AT1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

	RCIs	New AT1 Securities
Listing and Trading	The RCIs are admitted to listing on the official list maintained by the Financial Conduct Authority (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, as amended) and to trading on the Regulated Market of the London Stock Exchange PLC.	Application will be made to the SIX Swiss Exchange for listing of the New AT1 Securities. Any Series of the New AT1 Securities will cease to be admitted to trading on the SIX Swiss Exchange after the third dealing day prior to the date on which such Series of the New AT1 Securities are fully redeemed or after the Suspension Date, as applicable, in accordance with the terms of such Series of the New AT1 Securities.

Trustee	The Bank of New York acts as the trustee for the RCI holders.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee.

Principal Paying Agent	The Bank of New York is the principal paying agent.	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the initial principal paying agent for the New AT1 Securities.

Governing Law	The trust deed and the RCIs are governed by, and shall be construed in accordance with, the laws of England.	The Indenture and the New AT1 Securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and waiver of set-off provisions in Article V of the relevant Supplemental Indenture, which will be governed by English law.

TAX CONSIDERATIONS

Certain United States Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences to holders of their participation in the Exchange Offers and of ownership of New AT1 Securities. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s particular circumstances or to certain types of holders subject to special treatment under U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding Existing T1 Securities or New AT1 Securities as part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Existing T1 Securities in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar and persons who have ceased to be U.S. citizens or to be taxed as resident aliens). In addition, this discussion does not consider the effect of the U.S. federal alternative minimum tax or any foreign, U.S. state, U.S. local or other tax laws, or any other U.S. federal tax considerations (e.g., estate or gift tax) apart from the U.S. federal income tax considerations, that may be applicable to particular holders. This discussion is based on the Code and applicable U.S. Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. This discussion assumes that a holder holds their Existing T1 Securities and New AT1 Securities as capital assets within the meaning of the Code.

Each holder is urged to consult its tax advisers regarding the potential U.S. tax consequences of participating in the Exchange Offers and ownership of New AT1 Securities, in light of such holder’s individual circumstances, as well as the consequences of the tax laws of any foreign, state or local taxing jurisdiction.

As used herein, a “U.S. Holder” means a beneficial owner of Existing T1 Securities and New AT1 Securities that is, for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) that is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons as described in Section 7701(a)(30) of the Code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. As used herein, a “Non-U.S. Holder” means a beneficial owner of Existing T1 Securities and New AT1 Securities that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. Holder.

If a partnership holds Existing T1 Securities or New AT1 Securities, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships holding Existing T1 Securities or New AT1 Securities (and partners in such partnerships) are urged to consult their own U.S. tax advisers as to the consequences of the partnership participating in the Exchange Offers.

Certain U.S. Federal Income Tax Considerations Related to Participation in the Exchange Offers

Characterization of Existing T1 Securities and New AT1 Securities

The Issuer intends to take the position that the Existing T1 Securities and New AT1 Securities are equity for U.S. federal income tax purposes and the remainder of this summary assumes that the Existing T1 Securities and New AT1 Securities are characterized as equity. Holders should note that no rulings have been or will be sought from the IRS with respect to the classification of the Existing T1 Securities and New AT1 Securities, and no assurance can be given that the IRS or courts will not treat certain Existing T1 Securities or New AT1 Securities as debt. Prospective purchasers should consult their tax advisers regarding the classification of the Existing T1 Securities and New AT1 Securities for these purposes.

Tax Consequences for U.S. Holders

If you are a Non-U.S. Holder, this discussion does not apply to you. Please see “—Tax Consequences for Non-U.S. Holders” below.

Exchange of the Existing T1 Securities

The exchange of Existing T1 Securities for New AT1 Securities by a U.S. Holder will be treated for U.S. federal income tax purposes as a fully taxable sale of the Existing T1 Securities in exchange for the New AT1 Securities. A U.S. Holder will generally recognize taxable gain or loss on the exchange of an Existing T1 Security for New AT1 Securities in an amount equal to the difference between (1) the sum of (a) the fair market value of the New AT1 Securities received in exchange for such Existing T1 Security, measured in U.S. dollars on the Announcement Date, and (b) the Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities received by such holder in respect of the Existing T1 Security and (2) such U.S. Holder’s adjusted tax basis in the Existing T1 Security. For Euro AT1 Securities and Sterling AT1 Securities, the U.S. dollar value of the New AT1 Securities will be determined by reference to the spot euro/U.S. dollar and pound sterling/U.S. dollar rates, respectively, on the Announcement Date, while the U.S. dollar value of any applicable Cash Payment Amount and cash amounts in lieu of any fractional New AT1 Securities not paid in U.S. dollars will be determined by reference to the spot euro/U.S. dollar or pound sterling/U.S. dollar rate, as relevant, on either (1) the Settlement Date, if the relevant Existing T1 Securities are traded on an established securities market, as defined in the applicable Treasury regulations, and the U.S. Holder is a cash basis taxpayer or an accrual basis taxpayer that so elects, or (2) the Announcement Date, if the relevant Existing T1 Securities are not traded on an established securities market, as defined in the applicable Treasury regulations, or the U.S. Holder is an accrual basis taxpayer that does not elect to translate foreign currency in such cases based on the Settlement Date.

A U.S. Holder’s adjusted tax basis in an Existing T1 Security will generally equal the price that such U.S. Holder paid for the Existing T1 Security. Subject to the discussion below, any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, the Existing T1 Security has been held for more than one year. However, if (1) any interest payment or distribution received by a non-corporate U.S. Holder with respect to an Existing T1 Security exceeds certain thresholds in relation to such U.S. Holder’s tax basis in the Existing T1 Security and accordingly is characterized as an “extraordinary dividend” under the Code, and (2) such extraordinary dividend constitutes qualified dividend income pursuant to the rules discussed under “—Distributions on the New AT1 Securities and Conversion Shares” below, then such holder will generally be required to treat any losses on the exchange of an Existing T1 Security as long-term capital loss to the extent of such extraordinary dividends. The deductibility of capital losses is subject to limitations.

Generally, any gain or loss recognized by a U.S. Holder on an exchange of Existing T1 Securities for New AT1 Securities will be treated as income from, or loss allocable to, sources within the United States for U.S. foreign tax credit limitation purposes.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed “net investment income,” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of Existing T1 Securities, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, trusts or estates are urged to consult their tax advisers regarding the applicability of the Medicare Tax to their income and gains recognized in respect of the Exchange Offers.

Tax Consequences for Non-U.S. Holders

If you are not a Non-U.S. Holder, this discussion does not apply to you.

Any gain realized by a Non-U.S. Holder on the exchange of Existing T1 Securities for New AT1 Securities pursuant to the Exchange Offers generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with the conduct by such holder of a trade or business within the United States (and, if a treaty applies, the gain is attributable to a United States permanent establishment maintained by such Non-U.S. Holder) or (2) in the case of gain realized by a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Information Reporting and Backup Withholding

Information reporting requirements may apply with respect to a holder that participates in the Exchange Offers. A holder may also be subject to backup withholding at a current rate of 28% with respect to the proceeds of participating in the Exchange Offers unless the holder (1) comes within certain exempt categories and demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder may be asked to provide its correct taxpayer identification number and certify that it is not subject to backup withholding.

Backup withholding is not an additional tax. A holder subject to backup withholding may be allowed a credit in the amount withheld against such holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is furnished to the Internal Revenue Service on a timely basis. Holders should consult their own tax advisers regarding the application of the information reporting and backup withholding rules.

Certain U.S. Federal Income Tax Considerations Related to Ownership of the New AT1 Securities

Tax Consequences for U.S. Holders

If you are a Non-U.S. Holder, this discussion does not apply to you. Additionally, this discussion does not apply to you if you do not acquire New AT1 Securities in the initial issuance of the New AT1 Securities pursuant to the Exchange Offers.

Basis and Holding Period in the New AT1 Securities

A U.S. Holder who exchanges Existing T1 Securities for New AT1 Securities will generally have a tax basis in the New AT1 Securities equal to the value of the New AT1 Securities on the Announcement Date, measured in

U.S. dollars. For Euro AT1 Securities and Sterling AT1 Securities, such value will be determined by reference to the spot euro/U.S. dollar and pound sterling/U.S. dollar rates, respectively, on such date. A U.S. Holder’s holding period in the New AT1 Securities will commence on the date following the Announcement Date.

Distributions on the New AT1 Securities and Conversion Shares

In general, interest payments and distributions with respect to the New AT1 Securities and distributions with respect to Conversion Shares will be treated as dividends to the extent paid out of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “—PFIC Considerations” below, any portion of such a payment in excess of the Issuer’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce the U.S. Holder’s tax basis in the New AT1 Securities, and would thereafter be treated as capital gain, the tax treatment of which is discussed below under “—Sale or Redemption of the New AT1 Securities and Conversion Shares.” Because the Issuer does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments and distributions on the New AT1 Securities and distributions on the Conversion Shares will generally be reported as dividends.

Subject to the discussion under “—PFIC Considerations” below, interest payments and distributions the Issuer makes with respect to the New AT1 Securities and distributions with respect to the Conversion Shares that are treated as dividends for U.S. federal income tax purposes generally will be qualified dividend income taxable to U.S. Holders at the preferential rates applicable to long-term capital gains provided that such holders hold the New AT1 Securities and/or Conversion Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, which in the case of the New AT1 Securities is generally the relevant record date in respect of the applicable interest payment date (or, if the interest or distribution on the New AT1 Securities is attributable to a period or periods aggregating over 366 days, provided that the holders hold the New AT1 Securities for more than 90 days during the 181-day period beginning 90 days before such date) and meet other holding period requirements. Amounts paid by the Issuer with respect to the New AT1 Securities and with respect to the Conversion Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment or distribution will include amounts, if any, withheld in respect of U.K. taxes. For more information on U.K. withholding taxes, please see the discussion under “—United Kingdom Taxation Considerations” in this prospectus. Amounts paid by the Issuer with respect to the New AT1 Securities and Conversion Shares will be considered foreign-source income to U.S. Holders. Subject to applicable limitations, some of which vary depending upon each U.S. Holder’s particular circumstances, U.K. income taxes withheld from interest payments and distributions to a U.S. Holder not eligible for an exemption from U.K. withholding tax (under the U.S.-U.K. income tax treaty or otherwise) will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

The amount of any interest payment or distribution on the Euro AT1 Securities and Sterling AT1 Securities and distribution on the Conversion Shares that a U.S. Holder must include in income will be the U.S. dollar value of the euro payments or pound sterling payments, respectively, determined at the spot euro/U.S. dollar and pound sterling/U.S. dollar rates on the date of the interest payment or distribution. Such amount is includable in the U.S. Holder’s income regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the interest payment or distribution in income to the date the U.S. Holder converts the interest payment or distribution into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Automatic Conversion of the New AT1 Securities into Conversion Shares

A U.S. Holder generally will not recognize any gain or loss in respect of the receipt of the Conversion Shares following an Automatic Conversion. The U.S. Holder’s tax basis in the Conversion Shares received will equal the tax basis of the New AT1 Securities converted, as determined in the manner described in “—Basis and Holding Period in the New AT1 Securities,” above, and the holding period of such Conversion Shares will generally include the period during which the New AT1 Securities were held prior to such Automatic Conversion. The tax basis of any Conversion Shares received as a taxable adjustment of the Conversion Price, as described below, should be equal to the amount included in income as a constructive distribution, as a result of such adjustment, and the holding period of such stock will commence on the date following such constructive distribution.

Sale or Redemption of the New AT1 Securities and Conversion Shares

Subject to the discussion under “—PFIC Considerations” below, a U.S. Holder will generally recognize capital gain or loss upon the sale or redemption of the holder’s New AT1 Securities (other than a conversion of the New AT1 Securities into Conversion Shares, as discussed above) in an amount equal to the difference between the U.S. dollar value of the amount the U.S. Holder receives at such time and such holder’s tax basis in the New AT1 Securities, as determined in the manner described in “—Basis and Holding Period in the New AT1 Securities,” above, assuming in the case of a redemption that, after the redemption, the U.S. Holder does not own (and is not deemed to own, under applicable constructive stock ownership rules) shares of the Issuer’s stock that would prevent the redemption from qualifying as an exchange under Section 302(a) of the Code. A U.S. Holder should generally recognize capital gain or loss upon the sale of Conversion Shares in an amount equal to the difference between the U.S. dollar value of the amount such holder receives in respect of the Conversion Shares sold and such holder’s tax basis in such Conversion Shares. Subject to the discussion in the following paragraph, such capital gain or loss will be long-term capital gain or loss if the U.S. Holder held the New AT1 Securities and Conversion Shares for more than one year. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. While the Issuer expects the treatment described above with respect to a sale of Conversion Shares to apply to sales pursuant to a Conversion Shares Offer, there is a risk that, under some circumstances, the U.S. Internal Revenue Service could assert that cash received as part of the Conversion Shares Offer Consideration should be treated as a distribution from the Issuer, as described in “—Distributions on the New AT1 Securities and Conversion Shares” above. U.S. Holders should consult their own tax adviser regarding the treatment of sales pursuant to a Conversion Shares Offer.

If a New AT1 Security were treated as having been issued at a premium (meaning the “issue price” as determined for U.S. federal income tax purposes was greater than the principal amount of the security), then interest payments and distributions with respect to such security would be characterized as “extraordinary dividends” under the Code. While the law is not clear, there is a risk that, if interest payments and distributions with respect to a New AT1 Security were characterized as extraordinary dividends pursuant to this rule, then any loss recognized by a non-corporate U.S. Holder in respect of the New AT1 Security would be treated as long-term capital loss to the extent of dividends paid in respect of that security that were treated as qualified dividend income as described above. There are no specific rules relating to how “issue price” is to be determined for these purposes, but it might be determined based on the initial trading price of the relevant Series of New AT1 Securities upon issuance. U.S. Holders should consult their own tax advisers regarding this risk.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed “net investment income,” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of New AT1 Securities, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, trusts or estates are urged to consult their tax advisers regarding the applicability of the Medicare Tax to their income and gains in respect of their investment in the New AT1 Securities.

Adjustment of the Conversion Price and the Conversion Shares Offer Price

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment under certain circumstances. U.S. Treasury Regulations promulgated under Section 305 of the Code may treat a U.S. Holder of New AT1 Securities as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. Holder’s proportionate interest in the Issuer’s assets or earnings. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify fail to be made), U.S. Holders of New AT1 Securities will be treated as having received a distribution even though they have not received any cash or property. For example, increases in the Conversion Price and the Conversion Shares Offer Price to reflect an Extraordinary Dividend to holders of ordinary shares will generally give rise to a constructive taxable distribution to the U.S. Holders of New AT1 Securities. Any constructive distribution will be includable in such U.S. Holder’s income at its then fair market value in a manner described above under “—Distributions on the New AT1 Securities and Conversion Shares.” Adjustments to the Conversion Price and the Conversion Shares Offer Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. Holder of New AT1 Securities, however, will generally not be considered to result in a constructive distribution to the U.S. Holder.

Tax Consequences for Non-U.S. Holders

If you are not a Non-U.S. Holder, this discussion does not apply to you.

Subject to the discussion of backup withholding below, interest payments and distributions with respect to the New AT1 Securities and the Conversion Shares (including any deemed distributions under Section 305 of the Code as discussed under “—Adjustment of the Conversion Price and the Conversion Shares Offer Price,” above) are currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a Non-U.S. Holder unless (i) the Non-U.S. Holder is an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code, or (ii) the Non-U.S. Holder is an individual or corporation that has an office or other fixed place of business in the United States to which the interest is attributable, the interest is derived in the active conduct of a banking, financing, or similar business within the United States or is received by a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

In addition, subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of a New AT1 Security or Conversion Share, provided that such gain is not effectively connected with the conduct by the holder of a U.S. trade or business and, in the case of a Non-U.S. Holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

PFIC Considerations

The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the New AT1 Securities and Conversion Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder holds the New AT1 Securities or Conversion Shares, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Issuer were to be treated as a PFIC, U.S. Holders of New AT1 Securities or Conversion Shares would be required (i) to pay a special addition to tax on certain distributions and gains on sale and (ii) to pay tax on any gain from the sale or other disposition of New AT1 Securities or Conversion Shares at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, in certain circumstances the receipt of the Conversion Shares following an Automatic Conversion could be treated as a taxable disposition of the New AT1 Securities. Holders should consult their tax advisers regarding the potential application of the PFIC regime.

FATCA Withholding after December 31, 2016

A 30% withholding tax may be imposed on all or some of the payments on the New AT1 Securities and Conversion Shares after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current regulations, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the New AT1 Securities and Conversion Shares may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the New AT1 Securities and Conversion Shares, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, New AT1 Securities and Conversion Shares held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

If withholding is required in respect of this withholding tax, the Issuer will not be required to pay any additional amounts with respect to any amounts withheld. A beneficial owner of New AT1 Securities and Conversion Shares that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in respect of this withholding tax, but this may entail significant administrative burdens. Holders are urged to consult their tax advisers and any banks or brokers through which they will hold the New AT1 Securities and Conversion Shares as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions (which would include stock of a foreign financial institution that is not regularly traded on an established securities market, such as the New AT1 Securities), as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisers regarding the application of this reporting requirement to their ownership of the New AT1 Securities and Conversion Shares.

Information Reporting and Backup Withholding

Information reporting requirements on IRS Form 1099 generally will apply to dividend payments or other taxable distributions made to noncorporate U.S. Holders within the United States, and the payment of proceeds to such holders from the sale of New AT1 Securities effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if the U.S. Holder fails to comply with applicable certification requirements or is notified by the IRS that the U.S. Holder has failed to report all interest and dividends required to be shown on such holder’s federal income tax returns.

Non-U.S. Holders are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to such holders outside the United States by the Issuer or another non-United States payor. Non-U.S. Holders are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of New AT1 Securities effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person and the Non-U.S. Holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

Payment of the proceeds from the sale of New AT1 Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and income tax situations. Holders should consult their tax advisers as to the particular tax consequences to them of participating in the Exchange Offers and owning New AT1 Securities and Conversion Shares, including the effect of any federal, state, local, foreign or other tax laws.

United Kingdom Taxation Considerations

The following paragraphs summarize certain United Kingdom tax considerations with respect to (a) a holder of Existing T1 Securities disposing of Existing T1 Securities pursuant to the Exchange Offers, and (b) the acquisition, ownership and disposition of the New AT1 Securities described in this prospectus, in each case by persons who are the absolute beneficial owners of their New AT1 Securities and who neither are resident in the United Kingdom for United Kingdom tax purposes nor hold securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC), both of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their securities are used, held or acquired. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities.

You should consult your own tax advisers concerning the consequences of acquiring, owning and disposing of securities in your particular circumstances.

Treatment of Exchange Offer

A holder of Existing T1 Securities who is not resident in the United Kingdom will not generally be liable to United Kingdom taxation of chargeable gains on the disposal or deemed disposal of Existing T1 Securities in connection with their acceptance of the Exchange Offers unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a corporate holder, a permanent establishment in connection with which the Existing T1 Securities are used, held or acquired.

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise for a holder of Existing T1 Securities on the disposal of Existing T1 Securities in connection with their acceptance of the Exchange Offers.

Acquisition, Ownership and Disposal of the New AT1 Securities

The Taxation of Regulatory Capital Securities Regulations 2013 (the “2013 Regulations”)

Section 221 of the Finance Act 2012 allows HM Treasury to make regulations to make provision about the tax consequences in relation to securities issued in relation to regulatory requirements imposed by EU legislation. Pursuant to this, on December 18, 2013, the 2013 Regulations were made to provide certainty of tax treatment for “regulatory capital securities.”

The New AT1 Securities will constitute a “regulatory capital security” for the purposes of the Regulations provided the New AT1 Securities qualify, or have qualified, as an Additional Tier 1 instrument under Article 52 of the Commission Regulation (EU) No. 575/2013 and form, or formed, a component of Additional Tier 1 capital for the purposes of Commission Regulation (EU) No 575/2013.

Payments of Interest

Interest on the New AT1 Securities may be paid without withholding or deduction for or on account of United Kingdom income tax provided that the New AT1 Securities constitute “regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the 2013 Regulations in respect of the New AT1 Securities.

If the exemption referred to above does not apply, interest on the New AT1 Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%) subject to such relief as may be available following receipt by the Issuer of a direction from HMRC pursuant to the provisions of any applicable double taxation treaty, or to any other exemption which may apply.

If interest were paid under deduction of United Kingdom income tax, holders of New AT1 Securities who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

Provision of information

HMRC have powers to obtain information in certain circumstances, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the New AT1 Securities (or the persons for whom the New AT1 Securities are held), details of the persons to whom payments derived from the New AT1 Securities are or may be paid and information in connection with transactions relating to the New AT1 Securities. Information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption or Automatic Conversion), Accruals and Changes in Value

A holder of New AT1 Securities who is not resident in the United Kingdom will not generally be liable to United Kingdom taxation of chargeable gains on the disposal or deemed disposal (including redemption or Automatic Conversion) of New AT1 Securities, any gain accrued in respect of a security or any change in the value of a security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or, in the case of a corporate holder, through a permanent establishment in the United Kingdom in connection with which the New AT1 Securities are used, held or acquired.

Stamp duty and Stamp duty reserve tax

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise on the issue or transfer of New AT1 Securities provided that, in the case of transfers of New AT1 Securities, the New AT1 Securities are “regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the 2013 Regulations in respect of the New AT1 Securities.

No liability to United Kingdom stamp duty or stamp duty reserve tax will generally arise on the redemption of New AT1 Securities.

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise for a holder of New AT1 Securities on the write down of New AT1 Securities on Automatic Conversion.

No liability to United Kingdom stamp duty or stamp duty reserve tax will arise for a holder of New AT1 Securities on the issuance of ordinary shares in Barclays by Barclays to the holders of New AT1 Securities.

For a summary of certain United Kingdom tax consequences of holding ordinary Shares see pages 394-395 of the Annual Report of Barclays and Barclays Bank on Form 20-F for the year ended December 31, 2012, which is incorporated by reference herein.

Other Taxation Considerations

EU Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system as from January 1, 2015 and will instead exchange information with other Member States as from this date.

A number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The Council of the European Union formally adopted a Council Directive amending the Directive on March 24, 2014 (the “Amending Directive”). The Amending Directive broadens the scope of the requirements described above in the first paragraph of this section. Member States have until January 1, 2016 to adopt the national legislation necessary to comply with the Amending Directive and are required to apply these new requirements from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Directive to payments made to, or collected for, certain other entities and legal arrangements. They also broaden the definition of “interest payment” to cover income that is equivalent to interest.

Investors who are in any doubt as to their position should consult their professional advisers.

The Proposed FTT

On February 14, 2013, the European Commission published a proposal for a Directive for a common FTT in the participating Member States.

The proposed FTT has very broad scope. If introduced in the form proposed on February 14, 2013, it could apply to certain dealings in the New AT1 Securities (including secondary market transactions) in certain circumstances.

Under the February 14, 2013 proposal, the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the New AT1 Securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States. Additional EU Member States may decide to participate, although certain other Member States have expressed strong objections to the proposal. The FTT proposal may therefore be altered prior to any implementation, the timing of which remains unclear. Holders of Existing T1 Securities and prospective holders of the New AT1 Securities are advised to seek their own professional advice in relation to the FTT.

TRADING IN ORDINARY SHARES AND ADSs BY THE ISSUER AND ITS AFFILIATES

We have applied to the SEC, and the SEC has granted our request, for exemptive relief from the provisions of Rule 101 and Rule 102 of Regulation M. Rule 101 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities, it is unlawful for a distribution participant or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Rule 102 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities effected by an issuer or selling security holder, it is unlawful for such person, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. We believe that the issuance of the New AT1 Securities may constitute a distribution, that Barclays Bank and Barclays Capital Inc. may be deemed “distribution participants” and that Barclays affiliates may be deemed “affiliated purchasers,” and that if the offering of the New AT1 Securities constitutes a distribution, the restricted period would commence on the date that the registration statement of which this prospectus forms part is initially filed with the SEC, which is the day materials relating to the Exchange Offers are first disseminated to holders of the Existing T1 Securities and end upon the completion of the Exchange Offers. The relief that we have received allows us to bid for, purchase and induce others, in certain circumstances, to purchase our ordinary shares and ADSs in connection with specified activities.

Our affiliates will continue to engage, including during the issuance of the New AT1 Securities, in one or more market activities involving our ordinary shares and ADSs, including derivatives market-making and hedging, trading by asset managers, trading by trustees and personal representative, unsolicited brokerage, stock borrowing and lending and taking collateral, banking-related activities and trading pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not in contemplation of the issuance of the New AT1 Securities.

In addition, our affiliates may, under certain circumstances, participate in the issuance of the New AT1 Securities.

Our affiliates engage in and may continue to engage in, including during the period from the date of commencement to the date of completion of the Exchange Offers, market-making activities in the Existing T1 Securities (other than Preference Shares) in the ordinary course of business. As a result of such activities, our affiliates may purchase or hold Existing T1 Securities (other than Preference Shares) which they may exchange for New AT1 Securities pursuant to the Exchange Offers. Following completion of the Exchange Offers and the issuance of the New AT1 Securities to any of our affiliates, such affiliates may sell any such New AT1 Securities on the secondary market.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the New AT1 Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code. Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The Issuer, the Calculation Agent, the registrar and paying agent and/or any of their respective affiliates may be considered a party in interest or disqualified person with respect to many Plans or entities whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”). The acquisition and holding of the New AT1 Securities by a Plan or a Plan Asset Entity with respect to which the Issuer, the Calculation Agent, the registrar and paying agent or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the New AT1 Securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the New AT1 Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the New AT1 Securities, provided that neither the Issuer nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the New AT1 Securities or any interest therein will be deemed to have represented by its purchase and holding of the New AT1 Securities or any interest therein that it either (1) is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing the New AT1 Securities on behalf of, or with the assets of, any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the New AT1 Securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the New AT1 Securities on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the New AT1 Securities have exclusive responsibility for ensuring that their purchase and holding of the New AT1 Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any New AT1 Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

VALIDITY OF THE NEW AT1 SECURITIES

Sullivan & Cromwell LLP, our U.S. counsel, will pass upon the validity of the New AT1 Securities as to certain matters of New York law. Clifford Chance LLP, our English solicitors, will pass upon the validity of the New AT1 Securities as to certain matters of English law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Barclays incorporated in this Prospectus by reference to the combined Annual Report of Barclays and Barclays Bank on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Barclays Bank incorporated in this Prospectus by reference to the combined Annual Report of Barclays and Barclays Bank on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Any questions or requests for assistance may be directed to the Dealer Managers or the Exchange Agents at their respective telephone numbers as set forth below. Any requests for additional copies of this document, an Exchange Instruction or related documents may be directed to the Exchange Agents. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

The Dollar Exchange Agent is:

Global Bondholder Services Corporation

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): 65 Broadway – Suite 404 New York, New York 10006 United States of America Attn: Corporate Actions	By Facsimile Transmission (for Eligible Institutions only): (212) 430-3775/3779 Email: info@gbsc-usa.com Confirm by Telephone: (212) 430-3774, (866)-470-4500

The Sterling and Euro Exchange Agent is:

Lucid Issuer Services Limited
By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended): Leroy House 436 Essex Road London N1 3QP United Kingdom Attn: Thomas Choquet / Yves Theis	By Facsimile Transmission (for Eligible Institutions only): +44 20 7067 9098 Email: barclays@lucid-is.com Confirm by Telephone: +44 20 7704 0880

The Sole Global Coordinator and Lead Dealer Manager for the Exchange Offers is:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

In the United States:

U.S. Toll-Free: +1 (800) 438-3242

Collect: +1 (212) 528-7581

Fax: +1 (646) 834-0584

Email: us.lm@barclays.com

Attention: Liability Management Group

In Europe:

Tel: +44(0) 20 3134 8515

Fax: +44(0) 20 7516 7379

Email: eu.lm@barclays.com

Attention: Liability Management Group

The Joint Dealer Managers for the Dollar Exchange Offer are:

Banco Bilbao Vizcaya Argentaria, S.A.

One Canada Square

44th Floor

Canary Wharf

London E14 5AA

United Kingdom

In Europe:

Tel: + 44(0)207 397 60 29

Attention: Gianmarco Deiana

Email: gianmarco.deiana@bbva.com

Merrill Lynch, Pierce Fenner & Smith Incorporated

214 North Tryon Street, 21st Floor

Charlotte, NC 28255

United States

In the United States:

U.S. Toll-Free: +1 (888) 292-0070

Collect: +1 (980) 683-3215

Attention: Debt Advisory

In Europe:

Tel: +44 (0)20 7995 3715 / +44 (0)20 7996 0867

Email: john.m.cavanagh@baml.com / karl.bystedtwikblom@baml.com

Attention: John Cavanagh / Karl Bystedt Wikblom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

In Europe:

Attention: Liability Management Group

Tel: +44 20 79868969

Email: liabilitymanagement.europe@citi.com

ING Financial Markets LLC

1325 Avenue of the Americas

New York, NY 10019

United States

In the United States:

U.S. Toll-Free: +1 (877) 446-4930

Collect: +1 (646) 424-6000

Fax: +1 (646) 424-6064

Attention: Debt Capital Markets

SMBC Nikko Capital Markets Limited One New Change London EC4M 9AF United Kingdom In Europe: Email: lntm@smbcnikko-cm.com

The Joint Dealer Managers for the Sterling Exchange Offer and the Euro Exchange Offer are:

Crédit Agricole Corporate and Investment Bank Broadwalk House 5 Appold Street London EC2A 2DA United Kingdom In Europe: Tel: +44(0)20 7214 7140 Email: liability.management@ca-cib.com	Credit Suisse Securities (Europe) Limited One Cabot Square Canary Wharf London E14 4QJ United Kingdom In Europe: Tel: +44 (0)20 7883 8763 Email: liability.management@credit-suisse.com

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, NY 10036

United States

In Europe:

Tel: +44 (0)20 7158 2720

Email: Liability.Management@lloydsbanking.com

Attention: Liability Management Group

Natixis 30, avenue Pierre Mendès-France 75013 Paris France In Europe: Tel: +33 1 58 55 27 89 email: legal.bonds@natixis.com Attention: Legal Bonds

Swedbank AB (publ) Large Corporates & Institutions SE-105 34 Stockholm Sweden Attention: Legal In Europe: Email: dcm.legal@swedbank.se	UBS Limited 1 Finsbury Avenue London EC2M 2PP United Kingdom Attention: Liability Management Group In Europe: Tel: +44(0)20 7567 0525 Email: mark-t.watkins@ubs.com / mahmoud.abdelaal@ubs.com